Filed Pursuant to Rule 424(b)(5)
Registration No. 333-223411

PROSPECTUS SUPPLEMENT

(To Prospectus dated March 30, 2018)

Triumph Bancorp, Inc.

4.875% Fixed-to-Floating Rate Subordinated Notes due November 27, 2029

We are offering $39,500,000 aggregate principal amount of our 4.875% Fixed-to-Floating Rate Subordinated Notes due November 27, 2029 (which we refer to as the “Notes”). The Notes will mature on November 27, 2029. From and including November 27, 2019 to, but excluding, November 27, 2024, we will pay interest on the Notes semi-annually in arrears on each May 27 and November 27, with the first such fixed rate interest payment date being May 27, 2020 and the last such fixed rate interest payment date being November 27, 2024, at a fixed annual interest rate equal to 4.875%. Thereafter, the interest rate will reset quarterly to an annual interest rate equal to the then-current Benchmark (as defined in “Description of the Notes” in this prospectus supplement), which will initially be three-month LIBOR determined on the determination date of the applicable floating interest period (as defined in “Description of the Notes” in this prospectus supplement), plus 333 basis points, payable quarterly in arrears on each February 27, May 27, August 27 and November 27, with the first such floating rate interest payment date being February 27, 2025. Notwithstanding the foregoing, in the event that the Benchmark is less than zero, the Benchmark shall be deemed to be zero. For more information, see “Description of the Notes—Interest” and “Description of the Notes—Effect of Benchmark Transition Event” in this prospectus supplement.

We may, beginning with the interest payment date of November 27, 2024 and on any interest payment date thereafter, redeem the Notes, in whole or in part, at a redemption price equal to 100% of the principal amount of the Notes to be redeemed plus accrued and unpaid interest to, but excluding, the date of redemption. The Notes will not otherwise be redeemable by us prior to maturity, unless certain events occur, as described under “Description of the Notes—Redemption” in this prospectus supplement. Any redemption of the Notes prior to maturity will be subject to the receipt of the approval of the Board of Governors of the Federal Reserve System, to the extent required under applicable laws or regulations. The Notes will not be convertible or exchangeable.

The Notes will be unsecured subordinated obligations of Triumph Bancorp, Inc. There is no sinking fund for the Notes. The Notes will be subordinated in right of payment to the payment of our existing and future senior indebtedness, including all of our general creditors, and they will be structurally subordinated to all of our subsidiaries’ existing and future indebtedness and other obligations. The Notes are obligations of Triumph Bancorp, Inc. only and are not obligations of, and are not guaranteed by, any of our subsidiaries.

Currently, there is no public trading market for the Notes. We do not intend to list the Notes on any securities exchange or to have the Notes quoted on a quotation system.

Investing in the Notes involves risks, including that the interest on the Notes during the floating rate period may be determined based on a rate other than three-month LIBOR. You should consider the information set forth in “Risk Factors” beginning on page S-16 of this prospectus supplement and page 8 of the accompanying prospectus, as well as the information included in our Annual Report on Form 10-K for the year ended December 31, 2018, which is incorporated by reference herein.

The Notes will not be savings accounts, deposits or other obligations of our bank subsidiary and are not insured or guaranteed by the Federal Deposit Insurance Corporation (“FDIC”) or any other governmental agency.

Neither the Securities and Exchange Commission, referred to herein as the SEC, the FDIC, the Board of Governors of the Federal Reserve System, the Texas Department of Savings and Mortgage Lending nor any other regulatory body nor any state securities commission has approved or disapproved of the Notes or determined if this prospectus supplement or the accompanying prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

	Price to Public(1)	Underwriting Discounts(2)	Proceeds to Us, before expenses
Per Note	100.00%	1.50%	98.50%
Total	$39,500,000	$592,500	$38,907,500

(1)	Plus accrued interest, if any, from the original issue date.

(2)	The underwriters will be reimbursed for certain expenses incurred in this offering. See “Underwriting” for details.

The underwriters expect to deliver the Notes to purchasers in book-entry form through the facilities of The Depository Trust Company (which, along with its successors we refer to as “DTC”), and its direct participants, against payment therefor in immediately available funds, on or about November 27, 2019, which is the fourth business day following the date of pricing of the Notes (such settlement being referred to as “T+4”). See “Underwriting” beginning on page S-50 of this prospectus supplement for details.

Sole Book-Running Manager

KEEFE, BRUYETTE & WOODS

                                                           A Stifel Company

Prospectus Supplement dated November 21, 2019

Prospectus Supplement

Prospectus

S-i

ABOUT THIS PROSPECTUS SUPPLEMENT

Unless otherwise indicated or unless the context requires otherwise, all references in this prospectus supplement and the accompanying prospectus to “Triumph,” “the Company,” “we,” “our,” “ours,” and “us” or similar references mean Triumph Bancorp, Inc. References to “TBK Bank” or the “Bank” mean TBK Bank, SSB, which is our wholly-owned bank subsidiary.

This document consists of two parts. The first part is this prospectus supplement, which describes the specific terms of this offering and certain other matters relating to us and our financial conditions, and it adds to and updates information contained in the accompanying prospectus and the documents incorporated by reference into this prospectus supplement and the accompanying prospectus. The second part is the accompanying prospectus, which provides more general information about the securities that we may offer from time to time, some of which may not apply to this offering. You should read carefully both this prospectus supplement and the accompanying prospectus in their entirety, together with additional information described under the heading “Where You Can Find More Information” before investing in the Notes. Generally, when we refer to the “prospectus,” we are referring to both parts of this document combined.

If the information set forth in this prospectus supplement differs in any way from the information set forth in the accompanying prospectus, you should rely on the information set forth in this prospectus supplement. If the information conflicts with any statement in a document that we have incorporated by reference, then you should consider only the statement in the more recent document. The information contained or incorporated by reference into this prospectus supplement, the accompanying prospectus or in any free writing prospectus is accurate only as of the date of the applicable document. Our business, financial condition, results of operations and prospects may have changed since that date.

We have not authorized anyone to provide any information other than that contained or incorporated by reference into this prospectus supplement or in any free writing prospectus prepared by or on behalf of us or to which we have referred you. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. This prospectus supplement may be used only for the purpose for which it has been prepared.

Neither this prospectus supplement nor the accompanying prospectus constitutes an offer, or an invitation on our behalf or on behalf of the underwriters, to subscribe for and purchase any of our securities and may not be used for or in connection with an offer or solicitation by anyone in any jurisdiction in which such an offer or solicitation is not authorized or to any person to whom it is unlawful to make such an offer or solicitation.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the Securities and Exchange Commission (the “SEC”) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). You may obtain any of these documents from the SEC at the SEC’s website at http://www.sec.gov.

The SEC allows us to “incorporate by reference” information. This means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be a part of this prospectus supplement, except for any information that is superseded by information that is included directly in this prospectus supplement or in a more recent incorporated document.

This prospectus supplement incorporates by reference the documents listed below that we have previously filed with the SEC (excluding any portion of these documents that has been furnished to and deemed not to be filed with the SEC).

Report(s)	Period(s) of Report(s) or Date(s) Filed
• Annual Report on Form 10-K (including information specifically incorporated by reference therein from our definitive proxy statement filed on April 3, 2019)	For the year ended December 31, 2018
• Quarterly Reports on Form 10-Q	For the quarters ended March 31, 2019, June 30, 2019 and September 30, 2019
• Current Reports on Form 8-K	Filed on May 1, 2019, May 16, 2019 and November 19, 2019

In addition, we incorporate by reference all future documents that we file with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act until the completion of the offering of the Notes or until we terminate this offering. These documents include periodic reports, such as annual reports on Form 10-K, quarterly reports on Form 10-Q and current reports on Form 8-K (other than current reports furnished under Items 2.02 or 7.01 of Form 8-K), as well as proxy statements.

The information incorporated by reference contains information about us and our business, financial condition and results of operations and is an important part of this prospectus.

Documents incorporated by reference are available from us without charge, excluding any exhibits to those documents, unless the exhibit is specifically incorporated by reference in those documents. You can obtain documents incorporated by reference in this prospectus by visiting our website at triumphbancorp.com requesting them in writing or by telephone from us at the following address:

Triumph Bancorp, Inc.

Attention: Investor Relations

12700 Park Central Drive, Suite 1700

Dallas, Texas 75251

(214) 365-6900

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus supplement, the accompanying prospectus and the other documents incorporated by reference herein or therein contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, Section 21E of the Exchange Act, and the U.S. Private Securities Litigation Reform Act of 1995. These forward-looking statements reflect our current views with respect to, among other things, future events and our financial performance. These statements are often, but not always, made through the use of words or phrases such as “may,” “should,” “could,” “predict,” “potential,” “believe,” “will likely result,” “expect,” “continue,” “will,” “anticipate,” “seek,” “estimate,” “intend,” “plan,” “projection,” “would” and “outlook,” or the negative version of those words or other comparable of a future or forward-looking nature. These forward-looking statements are not historical facts and are based on current expectations, estimates and projections about our industry, management’s beliefs and certain assumptions made by management, many of which, by their nature, are inherently uncertain and beyond our control. Accordingly, we caution you that any such forward-looking statements are not guarantees of future performance and are subject to risks, assumptions and uncertainties that are difficult to predict. Although we believe that the expectations reflected in these forward-looking statements are reasonable as of the date made, actual results may prove to be materially different from the results expressed or implied by the forward-looking statements.

There are or will be important factors that could cause our actual results to differ materially from those indicated in these forward-looking statements, including, but are not limited to, the following:

•	business and economic conditions generally and in the bank and non-bank financial services industries, nationally and within our local market areas;
•	our ability to mitigate our risk exposures;
•	our ability to maintain our historical earnings trends;
•

risks related to the integration of acquired businesses (including our acquisitions of First Bancorp of Durango, Inc., Southern Colorado Corp., the operating assets of Interstate Capital Corporation and certain of its affiliates, Valley Bancorp, Inc., and nine branches from Independent Bank in Colorado) and any future acquisitions;

•

our ability to successfully identify and address the risks associated with our recent, pending and possible future acquisitions, and the risks that our prior and planned future acquisitions make it more difficult for investors to evaluate our business, financial condition and results of operations, and impairs our ability to accurately forecast our future performance;

•	changes in management personnel;
•	interest rate risk;
•	concentration of our factoring services in the transportation industry;
•	credit risk associated with our loan portfolio;
•	lack of seasoning in our loan portfolio;
•	deteriorating asset quality and higher loan charge-offs;
•	time and effort necessary to resolve nonperforming assets;
•	inaccuracy of the assumptions and estimates we make in establishing reserves for probable loan losses and other estimates;
•	lack of liquidity;
•	fluctuations in the fair value and liquidity of the securities we hold for sale;
•	impairment of investment securities, goodwill, other intangible assets or deferred tax assets;
•	our risk management strategies;
•	environmental liability associated with our lending activities;
•	increased competition in the bank and non-bank financial services industries, nationally, regionally or locally, which may adversely affect pricing and terms;
•	the accuracy of our financial statements and related disclosures;
•	material weaknesses in our internal control over financial reporting;
•	system failures or failures to prevent breaches of our network security;

•	the institution and outcome of litigation and other legal proceedings against us or to which we become subject;
•	changes in carry-forwards of net operating losses;
•	changes in federal tax law or policy;
•

the impact of recent and future legislative and regulatory changes, including changes in banking, securities and tax laws and regulations, such as the Dodd-Frank Act and their application by our regulators;

•	governmental monetary and fiscal policies;
•	changes in the scope and cost of FDIC, insurance and other coverages;
•	failure to receive regulatory approval for future acquisitions; and
•	increases in our capital requirements.

The foregoing factors should not be construed as exhaustive. If one or more events related to these or other risks or uncertainties materialize, or if our underlying assumptions prove to be incorrect, actual results may differ materially from what we anticipate. Accordingly, you should not place undue reliance on any such forward-looking statements. Any forward-looking statement speaks only as of the date on which it is made and we do not undertake any obligation to publicly update or review any forward-looking statement, whether as a result of new information, future developments or otherwise. New factors emerge from time to time and it is not possible for us to predict which will arise. In addition, we cannot assess the impact of each factor on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements.

Any investor in our securities should consider all risks and uncertainties disclosed in our SEC filings described above under the heading “Where You Can Find More Information,” all of which are accessible on the SEC’s website at http://www.sec.gov.

PROSPECTUS SUPPLEMENT SUMMARY

This summary highlights selected information contained elsewhere in, or incorporated by reference into, this prospectus supplement or the accompanying prospectus. Because this is a summary, it may not contain all of the information that is important to you in making your investment decision. You should carefully read this entire prospectus supplement and the accompanying prospectus, as well as the information to which we refer you and the information incorporated by reference herein, before deciding whether to invest in the Notes. You should pay special attention to the information contained under the caption entitled “Risk Factors” in this prospectus supplement and “Item 1A., Risk Factors,” in our Annual Report on Form 10-K for the fiscal year ended December 31, 2018 to determine whether an investment in the Notes is appropriate for you.

Triumph Bancorp, Inc.

We are a financial holding company headquartered in Dallas, Texas and registered under the Bank Holding Company Act of 1956, as amended. Through our wholly owned bank subsidiary, TBK Bank, SSB (“TBK Bank” or the “Bank”), we offer traditional banking services, commercial finance products to businesses that require specialized financial solutions as well as national lending products that further diversify our lending operations. Our community banking operations include a full suite of lending and deposit products and services focused on our local market areas. These activities generate a stable source of core deposits and a diverse asset base to support our overall operations. Our commercial finance products include factoring, asset-based lending, and equipment lending products offered on a nationwide basis. Our national lending products provide further asset base diversification and include mortgage warehouse and liquid credit offered on a nationwide basis. Mortgage warehouse lending provides portfolio diversification by allowing unaffiliated mortgage originators to close one-to-four family real estate loans in their own name and manage cash flow needs until the loans are sold to investors. Our liquid credit portfolio, which consists of broadly syndicated shared national credits, provides an accordion feature allowing us to opportunistically scale our loan portfolio. Premium finance provides a lending product that complements our commercial finance products.

These product offerings supplement the asset generation capacity in our community banking markets and enhance the overall yield of our loan portfolio, enabling us to earn attractive risk-adjusted net interest margins. We believe our integrated business model distinguishes us from other banks and non-bank financial services companies in the markets in which we operate.

As of September 30, 2019, we had consolidated total assets of $5.040 billion, total loans held for investment of $4.209 billion, total deposits of $3.698 billion and total stockholders’ equity of $633.7 million.

Our voting common stock is listed on the NASDAQ Global Select Market under the symbol “TBK.” Our principal executive offices are located at 12700 Park Central Drive, Suite 1700, Dallas, Texas 75251. Our telephone number is (214) 365-6900. Additional information about us and our subsidiaries is included in the documents incorporated by reference in this prospectus supplement. See “Where You Can Find More Information” on page S-2 of this prospectus supplement.

THE OFFERING

The following summary contains basic information and the terms of the Notes and is not complete. It does not contain all the information that may be important to you. For a more complete understanding of the Notes, you should read the section of this prospectus supplement entitled “Description of the Notes.”

Issuer:	Triumph Bancorp, Inc., a Texas corporation.

Securities Offered:	4.875% Fixed-to-Floating Rate Subordinated Notes due November 27, 2029

Aggregate Principal Amount:	$39,500,000

Maturity:	November 27, 2029 (the “Maturity Date”).

Issue Price:	100.00%

Interest Rate:	From and including the issue date to, but excluding, November 27, 2024, a fixed per annum rate of 4.875%.

From and including November 27, 2024 to, but excluding, the Maturity Date or the date of earlier redemption, a floating per annum rate equal to the then-current Benchmark (as defined in “Description of the Notes” in this prospectus supplement), which will initially be three-month LIBOR, determined on the determination date of the applicable floating interest period (as defined below), plus 333 basis points; provided, however, in the event that the Benchmark is less than zero, the Benchmark shall be deemed to be zero. For any determination date, “LIBOR” means the rate as published by Reuters (or any successor or substitute page of such service, or any successor to such service selected by the Company) at approximately 11:00 a.m., London time, on the second London Banking Day (as defined in “Description of the Notes” in this prospectus supplement) immediately preceding the first day of each applicable floating interest period, as the London interbank rate for U.S. dollars. For more information, see “Description of the Notes—Interest” and “Description of the Notes—Effect of Benchmark Transition Event” in this prospectus supplement. If the Benchmark Agent (as defined in “Description of the Notes” in this prospectus supplement and which may be the Company or a designee appointed by the Company) determines that a Benchmark Transition Event and its related Benchmark Replacement Date (each as defined in “Description of the Notes” in this prospectus supplement) have occurred with respect to LIBOR (or the then-current Benchmark), then the provisions set forth below under “—Effect of

Benchmark Transition Event” will thereafter apply to all determinations of the rate of interest payable on the Notes during the applicable floating interest period. In accordance with the provisions set forth under “Description of the Notes—Effect of Benchmark Transition Event,” after a Benchmark Transition Event and its related Benchmark Replacement Date have occurred, the interest rate payable on the Notes will transition to an alternative Benchmark as provided therein.

Interest Payment Dates:	Commencing on May 27, 2020 to, and including, November 27, 2024, we will pay interest on the Notes on May 27 and November 27 of each year. From and including November 27, 2024 and on the Maturity Date or date of earlier redemption (such period, the “floating rate period”), we will pay interest on the Notes on February 27, May 27, August 27 and November 27 of each year, commencing on February 27, 2025.

Record Dates:	The 15th day of the month immediately preceding the month of the applicable interest payment date.

Day Count Convention:	Interest will be computed on the basis of a 360-day year consisting of twelve 30-day months to, but excluding, November 27, 2024 and thereafter on the basis of a 360-day year and on the basis of the actual number of days elapsed.

No Guarantees:	The Notes are not guaranteed by any of our subsidiaries. As a result, the Notes will be structurally subordinated to the liabilities of our subsidiaries as discussed below under “Subordination/Ranking.”

Subordination / Ranking:	The Notes will be unsecured, subordinated to certain obligations and:

•  will rank equal in right of payment and upon our liquidation with any of our existing and all of our future indebtedness the terms of which provide that such indebtedness ranks equally with the Notes;

•  will rank senior in right of payment and upon our liquidation to (i) our existing junior subordinated indebtedness underlying our outstanding trust preferred securities; and (ii) any of our indebtedness the terms of which provide that such indebtedness ranks junior in right of payment to note indebtedness such as the Notes;

•  will rank junior in right of payment and upon our liquidation to any of our existing and all future Senior Debt (as defined in the Indenture) as described under “Description of the Notes” in this prospectus supplement; and

•  will be effectively subordinated to our future secured indebtedness to the extent of the value of the collateral securing such indebtedness, and structurally subordinated to the existing and future indebtedness of our subsidiaries, including without limitation the Bank’s depositors, liabilities to general creditors and liabilities arising in the ordinary course of business or otherwise.

For more information, see “Description of the Notes—Ranking” in this prospectus supplement.

As of September 30, 2019, Triumph had approximately $4.4 billion of indebtedness, including $3.7 billion of deposits, $530 million of Federal Home Loan Bank advances, $49 million of subordinated notes and $39.4 million of junior subordinated debentures.

The Indenture governing the Notes does not limit the amount of additional indebtedness we or our subsidiaries may incur.

Optional Redemption:	We may, at our option, beginning with the interest payment date on November 27, 2024, but not prior thereto, and on any interest payment date thereafter, redeem the Notes, in whole or in part, at a redemption price equal to 100% of the principal amount of the Notes to be redeemed plus accrued and unpaid interest to, but excluding, the date of redemption fixed by us. For more information, see “Description of the Notes—Redemption” in this prospectus supplement.

Special Redemption:	We may also redeem the Notes at any time prior to maturity, at our option, in whole, but not in part, if (i) a subsequent event occurs that could preclude the Notes from being recognized as Tier 2 Capital for regulatory capital purposes, (ii) a change or prospective change in law occurs that could prevent us from deducting interest payable on the Notes for U.S. federal income tax purposes, or (iii) we are required to register as an investment company under the Investment Company Act of 1940, as amended, in each case, at a redemption price equal to 100% of the principal amount of the

Notes to be redeemed plus any accrued and unpaid interest to, but excluding, the redemption date. For more information, see “Description of the Notes—Redemption” in this prospectus supplement.

Further Issuances:	The Notes will be limited initially to $39,500,000 in aggregate principal amount. We may, however, issue an unlimited principal amount of additional Notes in the future without the consent of the Note holders.

Use of Proceeds:	We estimate that the net proceeds from this offering will be approximately $38,357,500, after deducting estimated expenses and underwriting discounts and commissions. We intend to use the net proceeds from this offering for general corporate purposes, which may include repurchasing our securities (including our common stock), extending credit to, or funding investments in, our subsidiaries and repaying, reducing or refinancing indebtedness. See “Use of Proceeds” in this prospectus supplement.

Form:	Fully-registered global notes in book-entry form.

Denominations:	$1,000 and integral multiples of $1,000 in excess thereof.

Defaults; Events of Default; Remedies:	The Notes will contain the payment and covenant defaults and insolvency events of default set forth in the Indenture. There is no right of acceleration in the case of a default in the payment of principal or of interest on the Notes or in our non-performance of any other obligation under the Notes or the Indenture. However, if an insolvency-related event of default occurs, the principal of, and accrued and unpaid interest on, the Notes will become immediately due and payable without any action of the Trustee or the holders of the Notes. In the event of such acceleration of the maturity of the Notes, all of our obligations to holders of our senior indebtedness will be entitled to be paid in full before any payment or distribution, whether in cash, securities or other property, can be made on account of the principal of, or interest on, the Notes. See “Description of the Notes—Defaults; Events of Default; Limitation on Suits” and “Description of the Notes—Ranking” in this prospectus supplement.

Trustee:	Wells Fargo Bank, National Association

Risk Factors:	Investing in the Notes involves risks. Please refer to “Risk Factors” and other information included or incorporated by reference in this prospectus supplement or the accompanying prospectus for a discussion of factors you should carefully consider before investing in the Notes.

Governing Law:	The Notes and the Indenture will be governed by New York law.

Listing and Trading Markets:	We do not intend to list the Notes on any securities exchange or have the Notes quoted on a quotation system. Currently there is no public market for the Notes and there can be no assurances that any public market for the Notes will develop.

SUMMARY OF SELECTED HISTORICAL CONSOLIDATED FINANCIAL DATA

The following tables set forth consolidated financial and other data as of and for each of the periods ended and as of the dates indicated. The selected consolidated financial data presented below as of and for the years ended December 31, 2018, 2017, 2016, 2015 and 2014 is derived from our audited consolidated financial statements, which are incorporated by reference into this prospectus supplement and accompanying prospectus. The selected consolidated financial data presented below as of and for the nine months ended September 30, 2019 and 2018 is derived from our unaudited interim consolidated financial statements, which are incorporated by reference into this prospectus supplement and accompanying prospectus. Results from past periods are not necessarily indicative of results that may be expected for any future period. You should read these tables together with the historical consolidated financial information contained in our consolidated financial statements and related notes, as well as “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” included in our Annual Report on Form 10-K for the year ended December 31, 2018, and our Quarterly Report on Form 10-Q for the quarter ended September 30, 2019, which have been filed with the SEC and are incorporated herein by reference.

	For the Nine Months Ended September 30,		For the Years Ended December 31,
(Dollars in thousands, except per share amounts)	2019	2018	2018	2017	2016	2015	2014
Income Statement Data:
Interest income	$229,982	$187,126	$262,976	$177,224	$124,492	$98,760	$87,230
Interest expense	40,487	24,957	35,926	21,540	12,134	8,109	6,770

Net interest income	189,495	162,169	227,050	155,684	112,358	90,651	80,460
Provision for loan losses	7,560	14,257	16,167	11,628	6,693	4,529	5,858

Net interest income after provision	181,935	147,912	210,883	144,056	105,665	86,122	74,602
Gain on sale of subsidiary or division	—	1,071	1,071	20,860	—	—	—
Gain on branch sale	—	—	—	—	—	—	12,619
Bargain purchase gain	—	—	—	—	—	15,117	—
Other noninterest income	22,903	15,105	21,899	19,796	20,956	18,180	12,148

Noninterest income	22,903	16,176	22,970	40,656	20,956	33,297	24,767
Noninterest expense	151,423	120,391	167,353	123,614	93,112	81,865	69,202

Net income before income taxes	53,415	43,697	66,500	61,098	33,509	37,554	30,167
Income tax expense	11,580	10,074	14,792	24,878	12,809	8,421	10,378

Net income	41,835	33,623	51,708	36,220	20,700	29,133	19,789
Income attributable to noncontrolling interests	—	—	—	—	—	—	(2,060)
Dividends on preferred stock	—	(578)	(578)	(774)	(887)	(780)	(780)

Net income available to common stockholders	$41,835	$33,045	$51,130	$35,446	$19,813	$28,353	$16,949

	As of September 30,		As of December 31,
(Dollars in thousands, except per share amounts)	2019	2018	2018	2017	2016	2015	2014
Balance Sheet Data:
Total assets	$5,039,697	$4,537,102	$4,559,779	$3,499,033	$2,641,067	$1,691,313	$1,447,898
Cash and cash equivalents	115,043	282,409	234,939	134,129	114,514	105,277	160,888
Investment securities	316,977	369,365	349,954	264,166	304,381	163,169	162,769
Loans held for sale	7,499	683	2,106	—	—	1,341	3,288
Loans held for investment, net	4,177,522	3,484,887	3,581,073	2,792,108	2,012,219	1,279,318	997,035
Total liabilities	4,406,004	3,920,461	3,923,172	3,107,335	2,351,722	1,423,275	1,210,389
Noninterest bearing deposits	754,233	697,903	724,527	564,225	363,351	168,264	179,848
Interest bearing deposits	2,943,600	2,741,146	2,725,822	2,057,123	1,652,434	1,080,686	985,381
FHLB advances	530,000	330,000	330,000	365,000	230,000	130,000	3,000
Subordinated notes	49,010	48,903	48,929	48,828	48,734	—	—
Junior subordinated debentures	39,443	38,966	39,083	38,623	32,740	24,687	24,423
Total stockholders’ equity	633,693	616,641	636,607	391,698	289,345	268,038	237,509

	For the Nine Months Ended September 30,		For the Years Ended December 31,
(Dollars in thousands, except per share amounts)	2019	2018	2018	2017	2016	2015	2014
Per Share Data:
Basic earnings per common share	$1.60	$1.37	$2.06	$1.85	$1.11	$1.60	$1.55
Diluted earnings per common share	$1.59	$1.35	$2.03	$1.81	$1.10	$1.57	$1.52
Weighted average shares outstanding—basic	26,228,499	24,159,543	24,791,448	19,133,745	17,856,828	17,720,479	10,940,083
Weighted average shares outstanding—diluted	26,331,740	24,974,308	25,480,513	20,000,288	18,053,531	18,524,889	11,672,780
Adjusted Per Share Data(1):
Adjusted diluted earnings per common share	$1.59	$1.53	$2.21	$1.37	$1.17	$0.80	$0.82
Adjusted weighted average shares outstanding—diluted	26,331,740	24,974,308	25,480,513	20,000,288	18,729,882	17,848,538	11,672,780

	For the Nine Months Ended September 30,		For the Years Ended December 31,
(Dollars in thousands, except per share amounts)	2019	2018	2018	2017	2016	2015	2014
Performance ratios:
Return on average assets	1.20%	1.21%	1.33%	1.27%	1.00%	1.89%	1.46%
Return on average total equity	8.63%	8.40%	9.24%	10.66%	7.33%	11.31%	10.87%
Return on average common equity	8.63%	8.41%	9.27%	10.73%	7.29%	11.44%	11.61%
Return on average tangible common equity(1)	12.38%	10.27%	11.90%	12.50%	8.37%	12.98%	14.51%
Yield on loans(2)	7.85%	8.05%	8.07%	7.55%	7.71%	8.62%	8.90%
Cost of interest bearing deposits	1.39%	0.96%	1.02%	0.78%	0.70%	0.67%	0.54%
Cost of total deposits	1.11%	0.76%	0.80%	0.62%	0.59%	0.58%	0.46%
Cost of total funds	1.36%	1.06%	1.09%	0.86%	0.68%	0.64%	0.58%
Net interest margin(2)	5.99%	6.35%	6.35%	5.92%	5.91%	6.49%	6.67%
Efficiency ratio	71.29%	67.50%	66.94%	62.96%	69.84%	66.05%	65.77%
Adjusted efficiency ratio(1)	71.29%	63.98%	64.43%	66.55%	68.63%	73.59%	74.73%
Net noninterest expense to average assets	3.67%	3.76%	3.70%	2.92%	3.47%	3.16%	3.28%
Adjusted net noninterest expense to average assets(1)	3.67%	3.55%	3.55%	3.41%	3.39%	4.03%	4.22%

	As of September 30,		As of December 31,
	2019	2018	2018	2017	2016	2015	2014
Asset Quality ratios(3):
Past due to total loans	2.47%	2.23%	2.41%	2.33%	3.61%	2.41%	2.57%
Nonperforming loans to total loans	1.00%	1.13%	1.00%	1.38%	2.23%	1.03%	1.66%
Nonperforming assets to total assets	0.91%	0.93%	0.84%	1.39%	1.98%	1.10%	1.73%
ALLL to nonperforming loans	75.58%	68.82%	76.47%	48.41%	34.00%	94.10%	53.02%
ALLL to total loans	0.76%	0.78%	0.76%	0.67%	0.76%	0.97%	0.88%
Net charge-offs to average loans(4)	0.09%	0.19%	0.23%	0.28%	0.25%	0.07%	0.07%
Capital ratios:
Tier 1 capital to average assets	10.37%	11.75%	11.08%	11.80%	10.85%	16.56%	15.92%
Tier 1 capital to risk-weighted assets	10.08%	11.16%	11.49%	11.15%	11.85%	18.23%	19.56%
Common equity Tier 1 capital to risk-weighted assets	9.26%	9.96%	10.55%	9.70%	10.18%	16.23%	N/A
Total capital to risk-weighted assets	11.79%	13.05%	13.35%	13.21%	14.60%	19.11%	20.35%
Total stockholders’ equity to total assets	12.57%	13.59%	13.96%	11.19%	10.96%	15.85%	16.40%
Tangible common stockholders’ equity ratio (1)	9.10%	9.35%	10.03%	9.26%	8.98%	13.85%	14.00%

(1)

The Company uses certain non-GAAP financial measures to provide meaningful supplemental information regarding the Company’s operational performance and to enhance investors’ overall understanding of such financial performance. The non-GAAP measures used by the Company include the following:

•

“Adjusted diluted earnings per common share” is defined as adjusted net income available to common stockholders divided by adjusted weighted average diluted common shares outstanding. Excluded from net income available to common stockholders are material gains and expenses related to merger and acquisition-related activities, including divestitures, net of tax. In our judgment, the adjustments made to net income available to common stockholders allow management and investors to better assess our performance in relation to our core net income by removing the volatility associated with certain acquisition-related items and other discrete items that are unrelated to our core business. Weighted average diluted common shares outstanding are adjusted as a result of changes in their dilutive properties given the gain and expense adjustments described herein.

•	“Tangible common stockholders’ equity” is defined as common stockholders’ equity less goodwill and other intangible assets.

•	“Total tangible assets” is defined as total assets less goodwill and other intangible assets.
•

“Tangible common stockholders’ equity ratio” is defined as the ratio of tangible common stockholders’ equity divided by total tangible assets. We believe that this measure is important to many investors in the marketplace who are interested in relative changes from period-to period in common equity and total assets, each exclusive of changes in intangible assets.

•	“Return on average tangible common equity” is defined as net income available to common stockholders divided by average tangible common stockholders’ equity.
•

“Adjusted efficiency ratio” is defined as noninterest expenses divided by our operating revenue, which is equal to net interest income plus noninterest income. Also excluded are material gains and expenses related to merger and acquisition-related activities, including divestitures. In our judgment, the adjustments made to operating revenue allow management and investors to better assess our performance in relation to our core operating revenue by removing the volatility associated with certain acquisition-related items and other discrete items that are unrelated to our core business.

•

“Adjusted net noninterest expense to average total assets” is defined as noninterest expenses net of noninterest income divided by total average assets. Excluded are material gains and expenses related to merger and acquisition-related activities, including divestitures. This metric is used by our management to better assess our operating efficiency.

(2)	Performance ratios include discount accretion on purchased loans for the periods presented as follows:

	Nine Months Ended September 30,
(Dollars in thousands, except per share amounts)	2019	2018
Loan discount accretion	$4,013	$6,884

	For the Years Ended December 31,
(Dollars in thousands, except per share amounts)	2018	2017	2016	2015	2014
Loan discount accretion	$8,296	$7,071	$7,363	$4,651	$8,895

(3)	Asset quality ratios exclude loans held for sale.

(4)	Net charge-offs to average loans ratios are for the nine months ended September 30, 2019 and 2018.

GAAP Reconciliation of Non-GAAP Financial Measures

	As of September 30,		As of December 31,
(Dollars in thousands, except per share amounts)	2019	2018	2018	2017	2016	2015	2014
GAAP Reconciliation of Non-GAAP Financial Measures:
Total stockholders’ equity	$633,693	$616,641	$636,607	391,698	$289,345	$268,038	$237,509
Preferred stock liquidation preference	—	(9,658)	—	(9,658)	(9,746)	(9,746)	(9,746)

Total common stockholders’ equity	$633,693	606,983	636,607	382,040	279,599	258,292	227,763
Goodwill and other intangibles	(192,440)	(201,842)	(199,417)	(63,778)	(46,531)	(27,854)	(29,057)

Tangible common stockholders’ equity	$441,253	$405,141	$437,190	$318,262	$233,068	$230,438	$198,706

Total assets at end of period	$5,039,697	$4,537,102	$4,559,779	$3,499,033	$2,641,067	$1,691,313	$1,447,898
Goodwill and other intangibles	(192,440)	(201,842)	(199,417)	(63,778)	(46,531)	(27,854)	(29,057)

Adjusted total assets at period end	$4,847,257	$4,335,260	4,360,362	3,435,255	2,594,536	1,663,459	1,418,841

Tangible common stockholders’ equity ratio	9.10%	9.35%	10.03%	9.26%	8.98%	13.85%	14.00%

	For the Nine Months Ended September 30,		For the Years Ended December 31,
(Dollars in thousands, except per share amounts)	2019	2018	2018	2017	2016	2015	2014
GAAP Reconciliation of Non-GAAP Financial Measures:
Net income available to common stockholders	$41,835	$33,045	$51,130	$35,446	$19,813	$28,353	$16,949
Gain on sale of subsidiary or division	—	(1,071)	(1,071)	(20,860)	—	—	—
Gain on branch sale	—	—	—	—	—	—	(12,619)
Bargain purchase gain	—	—	—	—	—	(15,117)	—
Transaction related costs	—	6,965	6,965	2,013	1,618	243	—
Incremental bonus related to transaction	—	—	—	4,814	—	1,750	—
Escrow recovery from DHF	—	—	—	—	—	(300)	—
Tax effect of adjustments	—	(1,401)	(1,401)	5,153	(251)	(592)	4,727

Adjusted net income available to common stockholders	$41,835	$37,538	$55,623	$26,566	$21,180	$14,337	$9,057
Dilutive effect of convertible preferred stock	—	578	578	774	783	—	—

Adjusted net income available to common stockholders—diluted	$41,835	$38,116	$56,201	$27,340	$21,963	$14,337	$9,057
Weighted average shares outstanding—diluted	26,331,740	24,974,308	25,480,513	20,000,288	18,053,531	18,524,889	11,672,780
Adjusted effects of assumed Preferred Stock conversion	—	—	—	—	676,351	(676,351)	(676,351)

Adjusted weighted average shares outstanding—diluted	26,331,740	24,974,308	25,480,513	20,000,288	18,729,882	17,848,538	10,996,429

Adjusted diluted earnings per common share	$1.59	$1.53	$2.21	$1.37	$1.17	$0.80	$0.82

Net income available to common stockholders	$41,835	$33,045	$51,130	$35,446	$19,813	$28,353	$16,949
Average tangible common equity	451,752	430,080	429,745	283,561	236,660	218,392	116,817

Return on average tangible common equity	12.38%	10.27%	11.90%	12.50%	8.37%	12.98%	14.51%

	For the Nine Months Ended September 30,		For the Years Ended December 31,
(Dollars in thousands, except per share amounts)	2019	2018	2018	2017	2016	2015	2014
GAAP Reconciliation of Non-GAAP Financial Measures:
Adjusted efficiency ratio:
Net interest income	$189,495	$162,169	$227,050	$155,684	$112,358	$90,651	$80,460
Noninterest income	22,903	16,176	22,970	40,656	20,956	33,297	24,767

Operating revenue	212,398	178,345	250,020	196,340	133,314	123,948	105,227
Gain on sale of subsidiary or division	—	(1,071)	(1,071)	(20,860)	—	—	—
Gain on branch sale	—	—	—	—	—	—	(12,619)
Bargain purchase gain	—	—	—	—	—	(15,117)	—
Escrow recovery from DHF	—	—	—	—	—	(300)	—

Adjusted operating revenue	$212,398	$177,274	$248,949	$175,480	$133,314	$108,531	$92,608

Noninterest expenses	$151,423	$120,391	$167,353	$123,614	$93,112	$81,865	$69,202
Transaction related costs	—	(6,965)	(6,965)	(2,013)	(1,618)	(243)	—
Incremental bonus related to transaction	—	—	—	(4,814)	—	(1,750)	—

Adjusted noninterest expenses	$151,423	$113,426	$160,388	$116,787	$91,494	$79,872	$69,202

Adjusted efficiency ratio	71.29%	63.98%	64.43%	66.55%	68.63%	73.59%	74.73%

Adjusted net noninterest expense to average assets ratio:
Noninterest expenses	$151,423	$120,391	$167,353	$123,614	$93,112	$81,865	$69,202
Transaction related costs	—	(6,965)	(6,965)	(2,013)	(1,618)	(243)	—
Incremental bonus related to transaction	—	—	—	(4,814)	—	(1,750)	—

Adjusted noninterest expense	$151,423	$113,426	160,388	116,787	91,494	79,872	69,202

Noninterest income	$22,903	$16,176	$22,970	$40,656	$20,956	$33,297	$24,767
Gain on sale of subsidiary or division	—	(1,071)	(1,071)	(20,860)	—	—	—
Gain on branch sale	—	—	—	—	—	—	(12,619)
Bargain purchase gain	—	—	—	—	—	(15,117)	—
Escrow recovery from DHF	—	—	—	—	—	(300)	—

Adjusted noninterest income	$22,903	$15,105	21,899	19,796	20,956	17,880	12,148

Adjusted net noninterest expenses	$128,520	$98,321	$138,489	$96,991	$70,538	$61,992	$57,054
Average total assets	4,680,234	3,702,513	$3,900,728	$2,844,916	$2,079,756	$1,537,856	$1,353,421

Adjusted net noninterest expense to average assets ratio	3.67%	3.55%	3.55%	3.41%	3.39%	4.03%	4.22%

We believe the non-GAAP financial measures included above provide useful information to management and investors that is supplementary to our financial condition, results of operations and cash flows computed in accordance with GAAP. However, non-GAAP financial measures are not necessarily comparable to GAAP measures and should not be considered in isolation or viewed as a substitute for the most directly comparable or other financial measures calculated in accordance with GAAP. Moreover, the manner in which we calculate non-GAAP financial measures may differ from that of other companies reporting non-GAAP measures with similar names. You should understand how such other companies calculate their financial measures that may be similar or have names that are similar to the non-GAAP financial measures discussed herein when comparing such non-GAAP financial measures.

RISK FACTORS

An investment in the Notes is subject to certain risks. This prospectus supplement does not describe all of those risks. Before you decide whether an investment in the Notes is suitable for you, you should carefully consider the risks described below relating to the offering as well as the risk factors concerning our business included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2018, in addition to the other information in this prospectus supplement and the accompanying prospectus, including our other filings which are incorporated by reference into this prospectus supplement or the accompanying prospectus. See “Where You Can Find More Information” in this prospectus supplement and the accompanying prospectus for discussions of these other filings. The prospectus is qualified in its entirety by those risk factors.

Our obligations under the Notes will be unsecured and subordinated to any Senior Debt.

The Notes will be unsecured subordinated obligations of Triumph. Accordingly, they will be junior in right of payment to any of our existing and future Senior Debt. The Notes will rank equally with all of our other unsecured subordinated indebtedness issued in the future under the Indenture. In addition, the Notes will be structurally subordinated to all existing and future indebtedness, liabilities and other obligations, including deposits, of our current and future subsidiaries, including the Bank. As of September 30, 2019, Triumph had approximately $4.4 billion of indebtedness, including $3.7 billion of deposits, $530 million of Federal Home Loan Bank advances, $49 million of subordinated notes and $39.4 million of junior subordinated debentures.

In addition, the Notes will not be secured by any of our assets. The Indenture does not limit the amount of Senior Debt and other financial obligations or secured obligations that we or our subsidiaries may incur.

As a result of the subordination provisions described above and in the following paragraph, holders of Notes may not be fully repaid in the event of our bankruptcy, liquidation or reorganization.

The Notes will be structurally subordinated to the debt of our subsidiaries, which will not guarantee the Notes.

The Notes will be obligations of Triumph only and will not be guaranteed by any of our subsidiaries, including the Bank. The Notes will be structurally subordinated to all existing and future indebtedness and other liabilities of our subsidiaries, which means that creditors of our subsidiaries (including, in the case of the Bank, its depositors) generally will be paid from those subsidiaries’ assets before holders of the Notes would have any claims to those assets. Furthermore, none of our subsidiaries is under any obligation to make payments to us, and any payments to us would depend on the earnings or financial condition of our subsidiaries and various business considerations. Statutory, contractual or other restrictions also limit our subsidiaries’ ability to pay dividends or make distributions, loans or advances to us. For these reasons, we may not have access to any assets or cash flows of our subsidiaries to make interest and principal payments on the Notes.

Because we are a holding company, our rights and the rights of our creditors, including the holders of the Notes, to participate in the assets of any subsidiary during its liquidation or reorganization will be subject to the prior claims of the subsidiary’s creditors unless we are ourselves a creditor with recognized claims against the subsidiary. Claims from creditors (other than us) against the subsidiaries may include long-term and medium-term debt and substantial obligations related to deposit liabilities, federal funds purchased, securities sold under repurchase agreements, and other short-term borrowings. The Notes are not obligations of, nor guaranteed by, our subsidiaries and our subsidiaries have no obligation to pay any amounts due on the Notes. The indenture governing the Notes does not contain any limitation on the amount of debt or other obligations that our subsidiaries may incur hereafter.

We are a holding company and depend on dividends and distributions from our subsidiaries for payments of principal and interest.

The Notes are obligations of Triumph exclusively and are not guaranteed by any of our subsidiaries. We are a separate and distinct legal entity from the Bank and our other subsidiaries. Our principal source of funds to make payments on the Notes and our other securities is dividends from the Bank. Triumph’s ability to receive dividends and other distributions from the Bank as a source of funds is contingent on a number of factors including the Bank’s ability to meet applicable regulatory capital requirements and the Bank’s profitability and earnings and strength of its balance sheet. Consequently, our ability to pay and discharge our obligations, including the principal of, and premium, if any, and interest on, our debt securities depends on the dividends paid and distributions and other payments made to us by our subsidiaries, and funds we obtain from our corporate borrowings or by selling our securities. Accordingly, our right to receive any payments from or assets of our subsidiaries upon their liquidation or reorganization, and the consequent right of the holders of the Notes to participate in the proceeds of those payments or assets, will be effectively subordinated to the claims of our subsidiaries’ respective creditors and preferred equity holders, if any.

We may not be able to generate sufficient cash to service all of our debt, including the Notes.

Our ability to make scheduled payments of principal and interest, or to satisfy our obligations in respect of our debt or to refinance our debt, will depend on our future performance of our operating subsidiaries. Prevailing economic conditions (including interest rates), regulatory constraints, including, among other things, limiting distributions to us from the Bank and required capital levels with respect to the Bank and certain of our nonbank subsidiaries, and financial, business and other factors, many of which are beyond our control, will also affect our ability to meet these needs. Our subsidiaries may not be able to generate sufficient cash flows from operations, or we may be unable to obtain future borrowings in an amount sufficient to enable us to pay our debt, or to fund our other liquidity needs. We may need to refinance all or a portion of our debt on or before maturity. We may not be able to refinance any of our debt when needed on commercially reasonable terms or at all.

Regulatory guidelines may restrict our ability to pay the principal of, and accrued and unpaid interest on, the Notes, regardless of whether we are the subject of an insolvency proceeding.

As a bank holding company, our ability to pay the principal of, and interest on, the Notes is subject to the rules and guidelines regarding capital adequacy of the Board of Governors of the Federal Reserve (the “Federal Reserve”). We intend to treat the Notes as “Tier 2 capital” under these rules and guidelines. The Federal Reserve guidelines generally require us to review the effects of the cash payment of Tier 2 capital instruments, such as the Notes, on our overall financial condition. The guidelines also require that we review our net income for the current and past four quarters, and the amounts we have paid on Tier 2 capital instruments for those periods, as well as our projected rate of earnings retention. Moreover, pursuant to federal law and Federal Reserve regulations, a bank holding company is required to act as a source of financial and managerial strength to the Bank and commit resources to its support, including the guarantee of capital plans of an undercapitalized bank subsidiary. Such support may be required at times when we may not otherwise be inclined to provide it. As a result of the foregoing, we may be unable to pay accrued interest on the Notes on one or more of the scheduled interest payment dates or at any other time or the principal of the Notes at the maturity of the Notes.

If we were to be the subject of a bankruptcy proceeding under Chapter 11 of the U.S. Bankruptcy Code, the bankruptcy trustee would be deemed to have assumed and would be required to cure immediately any deficit under any commitment we have to any of the federal banking agencies to maintain the capital of the Bank and any other insured depository institution for which we have such a responsibility, and any claim for breach of such obligation would generally have priority over most other unsecured claims.

Holders of the Notes will have limited rights, including limited rights of acceleration, if there is an event of default.

Payment of principal on the Notes may be accelerated only in the case of certain events of bankruptcy or insolvency involving us or the Bank. There is no automatic acceleration or right of acceleration in the case of default in the payment of principal of or interest on the Notes or in the performance of any of our other obligations under the Notes or the Indenture. Our regulators can, in the event we become subject to an enforcement action, require our subsidiary bank to not pay dividends to us, and to prevent payment of interest or principal on the Notes and any dividends on our capital stock, but such limits will not permit acceleration of the Notes.

We may incur a substantial level of debt that could materially adversely affect our ability to generate sufficient cash to fulfill our obligations under the Notes.

Neither we, nor any of our subsidiaries, are subject to any limitations under the terms of the Indenture from issuing, accepting or incurring any amount of additional debt, deposits or other liabilities, including Senior Debt or other obligations ranking senior to or equally with the Notes. We and our subsidiaries are expected to incur additional debt and other liabilities from time to time, and our level of debt and the risks related thereto could increase.

A substantial level of debt could have important consequences to holders of the Notes, including the following:

•	making it more difficult for us to satisfy our obligations with respect to our debt, including the Notes;
•	requiring us to dedicate a substantial portion of our cash flow from operations to payments on our debt, thereby reducing funds available for other purposes;
•	increasing our vulnerability to adverse economic and industry conditions, which could place us at a disadvantage compared to our competitors that have relatively less debt;
•	limiting our flexibility in planning for, or reacting to, changes in our business and the industries in which we operate; and
•	limiting our ability to borrow additional funds, or to dispose of assets to raise funds, if needed, for working capital, capital expenditures, acquisitions and other corporate purposes.

The Indenture has limited covenants and does not contain any limitations on our ability to grant or incur a lien on our assets, sell or otherwise dispose of assets, pay dividends or repurchase our capital stock, which may not protect your investment.

In addition to the absence of any restrictions on us or our subsidiaries on incurring any additional debt or other liabilities, we are not restricted under the Indenture from granting security interests over our assets, or from paying dividends or issuing or repurchasing our securities. Also, there are no covenants in the Indenture requiring us to achieve or maintain any minimum financial results relating to our financial position or results of operations. You are not protected under the Indenture in the event of a highly leveraged transaction, reorganization, a default under our existing indebtedness, restructuring, merger or similar transaction that may adversely affect our ability to make payments on the Notes when due.

The Notes do not restrict our ability to incur additional debt, repurchase our securities or take other actions that could have a negative impact on the holders of the Notes.

We are not restricted under the terms of the Notes and the indenture from incurring additional debt, including debt that ranks senior or equal to the Notes, or repurchasing our common stock or other securities. In addition, the terms of the Notes do not require us to achieve or maintain any minimum financial results or ratios relating to our financial position or results of operations. Our ability to recapitalize, incur additional debt and take a number of other actions that are not limited by the terms of the Notes could diminish our ability to make payments on the Notes when due and may subordinate the Notes to any senior indebtedness that we may incur.

Our credit ratings may not reflect all risks of an investment in the Notes.

Our credit ratings are an assessment of our ability to pay our obligations as they become due. Consequently, real or anticipated changes in our credit ratings will generally affect the trading value of the Notes. Our credit ratings, however, may not reflect the potential risks related to the market or other factors on the value of the

Notes. Furthermore, because your return on the Notes depends upon factors in addition to our ability to pay our obligations, an improvement in our credit ratings will not reduce the other investment risks related to the Notes. A credit rating is not a recommendation to buy, sell or hold securities and may be revised or withdrawn by the rating agency at any time.

The Notes are not insured or guaranteed by the FDIC.

The Notes will not be savings accounts, deposits or other obligations of the Bank and will not be insured or guaranteed by the FDIC or any other governmental agency or instrumentality. The Notes are ineligible and may not be used as collateral for a loan by us or our bank subsidiary.

We cannot assure you that an active trading market will develop for the Notes.

The Notes are a new issue of securities for which there is no established trading market, and we do not intend to apply for listing of the Notes on any securities exchange or for quotation of the Notes on a quotation system. The underwriter has advised us that they intend to make a market in the Notes, as permitted by applicable laws and regulations; however, the underwriter is not obligated to make a market in the Notes and may discontinue its market-making activities at any time without notice. In addition, the liquidity of the trading market for the Notes, if any, will depend upon, among other things, the number of holders of the Notes, our performance and prospects, the market for similar securities, the interest of securities dealers in making a market in the Notes and other factors. As a result, we cannot provide you with any assurance regarding whether a trading market for the Notes will develop or the ability of holders of the Notes to sell their Notes.

The market value of the Notes may be less than the principal amount of the Notes.

If a market develops for the Notes, the prices at which holders may be able to sell their Notes may be affected, potentially adversely, by a number of factors. These factors include: the method of calculating the principal, premium, if any, interest or other amounts payable, if any, on the Notes; the time remaining to maturity of the Notes; the aggregate amount outstanding of the Notes; any redemption or repayment features of the Notes; the level, direction, and volatility of market interest rates generally; general economic conditions of the capital markets in the United States; geopolitical conditions and other financial, political, regulatory, and judicial events that affect the capital markets generally; the extent of any market-making activities with respect to the Notes; and the operating performance of the Bank. Often, the only way to liquidate your investment in the Notes prior to maturity will be to sell the Notes. At that time, there may be a very illiquid market for the Notes or no market at all.

After November 27, 2024, the Notes may be redeemed at our option, which limits the ability to earn interest over the full term of the Notes.

Subject to the prior approval of the Federal Reserve, to the extent that such approval is then required, we may redeem all or a portion of the Notes on or after November 27, 2024 and prior to their Maturity Date. In the event that we redeem the Notes, holders of the Notes will receive only the principal amount of the investment in the Notes and any accrued and unpaid interest to, but excluding, the date of redemption.

The amount of interest payable on the Notes will vary on and after November 27, 2024.

As the interest rate of the Notes will be calculated based on LIBOR from November 27, 2024 to, but excluding, the Maturity Date and LIBOR is a floating rate, the interest rate on the Notes will vary after November 27, 2024. From and including the issue date to, but excluding, November 27, 2024, the Notes will bear interest at a fixed rate per annum of 4.875%. From and including November 27, 2024 to, but excluding, the Maturity Date or earlier redemption date, the Notes will bear a floating interest rate set each quarterly interest period at a per annum rate equal to the then-current three-month LIBOR plus 333 basis points; provided, that in the event that three-month

LIBOR is less than zero, three-month LIBOR shall be deemed to be zero, and under certain circumstances the three-month LIBOR rate may be replaced with a different reference rate, as described under “Description of the Notes—Effect of Benchmark Transition Event.” The per annum interest rate that is determined on the relevant determination date will apply to the entire quarterly interest period following such determination date even if LIBOR increases during that period.

Floating rate notes bear additional significant risks not associated with fixed rate debt securities. These risks include fluctuation of the interest rates and the possibility that you will receive an amount of interest that is lower than expected. We have no control over a number of matters, including economic, financial and political events, that are important in determining the existence, magnitude, and longevity of market volatility and other risks and their impact on the value of, or payments made on, the floating rate Notes.

The level of LIBOR (or of a replacement benchmark rate) may affect our decision to redeem the Notes.

It is more likely we will redeem the Notes after November 27, 2024 if the interest rate on them is higher than that which would be payable on one or more other forms of borrowing. If we redeem the Notes prior to their Maturity Date, holders may not be able to invest in other securities with a similar level of risk that yield as much interest as the Notes.

Holders of the Notes will have no rights against the publishers of LIBOR, SOFR or any other reference rate.

Holders of the Notes will have no rights against the publishers of LIBOR or any other reference rate, even though the amount they receive on each interest payment date on or after February 27, 2025 will depend upon the level of LIBOR, SOFR or a different reference rate. The publishers of LIBOR, SOFR, or any other reference rate are not in any way involved in this offering and have no obligations relating to the Notes or the holders of the Notes.

Uncertainty relating to the calculation of three-month LIBOR and other reference rates and their potential discontinuance may materially adversely affect the value of the Notes.

Three-month LIBOR and other interest rate, equity, commodity, foreign exchange rate and other types of indices which are deemed to be “benchmarks” are the subject of ongoing national, international and other regulatory guidance and proposals for reform. These reforms may cause such “benchmarks” to perform differently than in the past or to disappear entirely, or may have other consequences which cannot be predicted. Any such consequence could have an adverse effect on any notes linked to such a “benchmark,” including the Notes.

In particular, on July 27, 2017, the Chief Executive of the U.K. Financial Conduct Authority (the “FCA”), which regulates three-month LIBOR, announced that the FCA will no longer persuade or compel banks to submit rates for the calculation of three-month LIBOR after 2021. Such announcement indicates that the continuation of three-month LIBOR on the current basis cannot be guaranteed after 2021.

Any changes to three-month LIBOR as a result of national, international or other regulatory guidance and proposals for reform or other initiatives, or any further uncertainty surrounding the implementation of such changes, could have an adverse effect on the value of and return on the Notes.

If the Benchmark Agent (as defined in “Description of the Notes” in this prospectus supplement) determines that a Benchmark Transition Event and its related Benchmark Replacement Date (each as defined in “Description of the Notes” in this prospectus supplement) have occurred with respect to LIBOR (or the then-current Benchmark), then the provisions set forth below under “—Effect of Benchmark Transition Event” will thereafter apply to all determinations of the rate of interest payable on the Notes during the applicable floating interest period (as defined in “Description of the Notes” in this prospectus supplement). In accordance with the provisions set forth under “Description of the Notes—Effect of Benchmark Transition Event,” after a Benchmark Transition Event and its related Benchmark Replacement Date have occurred, the interest rate payable on the Notes will transition to an alternative Benchmark as provided therein. Any of the alternative methods may result in interest payments that are lower than or that do not otherwise correlate over time with the interest payments that would have been made on the Notes if the three-month LIBOR rate was available in its current form.

Interest on the Notes will be calculated using a Benchmark Replacement selected by the Benchmark Agent (which may be us or a designee of ours) if a Benchmark Transition Event occurs.

As described in detail in the provisions set forth under “Description of the Notes—Effect of Benchmark Transition Event,” if during the term of the Notes, the Benchmark Agent (which may be us or a designee of ours) determines that a Benchmark Transition Event and its related Benchmark Replacement Date have occurred with respect to LIBOR, the Benchmark Agent in its sole discretion will select a Benchmark Replacement as the base rate in accordance with the provisions set forth under “Description of the Notes—Effect of Benchmark Transition Event.” The Benchmark Replacement may include a spread adjustment and other technical, administrative or operational changes described in the provisions set forth under “Description of the Notes—Effect of Benchmark Transition Event” may be made to the interest rate determination if the Benchmark Agent determines in its sole discretion they are required. The selection of a Benchmark Replacement, and any decisions made by the Benchmark Agent in connection with implementing a Benchmark Replacement with respect to the Notes, could result in adverse consequences to the applicable interest rate on the Notes, which could adversely affect the return on, value of and market for such securities. Further, there is no assurance that the characteristics of any Benchmark Replacement will be similar to LIBOR or that any Benchmark Replacement will produce the economic equivalent of LIBOR.

The Benchmark Agent’s interests in making the determinations described above may be adverse to your interests as a holder of the Notes. Furthermore, we or our appointed designee (which may include an affiliate of ours) may assume the duties of the Benchmark Agent. Any exercise of discretion by us under the terms of the Notes, including any discretion exercised by us or by an affiliate acting as Benchmark Agent, could present a conflict of interest. In making the required determinations, decisions and elections, we or an affiliate of ours acting as Benchmark Agent may have economic interests that are adverse to the interest of the holders of the Notes, and those determinations, decisions or elections could have a material adverse effect on the yield on, value of and market for the Notes. All determinations, decisions or elections by us, or by us or an affiliate acting as Benchmark Agent, under the terms of the Notes will be conclusive and binding absent manifest error.

The Secured Overnight Financing Rate (“SOFR”) is a relatively new market index and as the related market continues to develop, there may be an adverse effect on the return on or value of the Notes.

If a Benchmark Transition Event and its related Benchmark Replacement Date occur, then the rate of interest on the Notes may be determined using SOFR. In the following discussion of SOFR, when we refer to SOFR-linked notes or debt securities, we mean the Notes at any time when the rate of interest on those notes or debt securities is or will be determined based on SOFR.

The Benchmark Replacements specified in the provisions set forth under “Description of the Notes—Effect of Benchmark Transition Event” include Term SOFR, a forward-looking term rate which will be based on SOFR. Term SOFR is currently being developed under the sponsorship of the Federal Reserve Bank of New York (the “NY Reserve Bank”), and there is no assurance that the development of Term SOFR will be completed. If a Benchmark Transition Event and its related Benchmark Replacement Date occur with respect to LIBOR and, at that time, a form of Term SOFR has not been selected or recommended by the Federal Reserve, the NY Reserve Bank, a committee thereof or successor thereto, then the next-available Benchmark Replacement under the provisions set forth under “Description of the Notes—Effect of Benchmark Transition Event” will be used to determine the amount of interest payable on the floating rate notes for the next applicable floating interest period and all subsequent floating interest periods (unless a Benchmark Transition Event and its related Benchmark Replacement Date occur with respect to that next-available Benchmark Replacement).

These next-available Benchmark Replacements may be selected or formulated by (i) the Relevant Governmental Body (as defined in the provisions set forth under “Description of the Notes—Effect of Benchmark Transition Event”) (such as the Alternative Reference Rates Committee of the NY Reserve Bank), (ii) the International Swaps and Derivatives Association, Inc. or (iii) in certain circumstances, the Benchmark Agent. In addition, the provisions set forth under “Description of the Notes—Effect of Benchmark Transition Event” expressly authorize the Benchmark Agent to make Benchmark Replacement Conforming Changes with respect to any technical, administrative or operational changes that the Benchmark Agent decides may be appropriate to reflect the adoption of such Benchmark Replacement in a manner substantially consistent with market practice or that is reasonably necessary. The application of a Benchmark Replacement and Benchmark Replacement Adjustment, and any implementation of Benchmark Replacement Conforming Changes, could result in adverse consequences to the amount of interest payable on the Notes, which could adversely affect the return on, value of and market for the Notes. Further, there is no assurance that the characteristics of any Benchmark Replacement will be similar to the then-current Benchmark that it is replacing, or that any Benchmark Replacement will produce the economic equivalent of the then-current Benchmark that it is replacing.

Since the initial publication of SOFR, daily changes in the rate have, on occasion, been more volatile than daily changes in comparable benchmark or market rates. As a result, the return on and value of SOFR-linked debt securities may fluctuate more than floating rate debt securities that are linked to less volatile rates.

Also, since SOFR is a relatively new market index, SOFR-linked debt securities likely will have no established trading market when issued, and an established trading market may never develop or may not be very liquid. Market terms for debt securities indexed to SOFR, such as the spread over the index reflected in interest rate provisions, may evolve over time, and trading prices of the Notes may be lower than those of later-issued SOFR-linked debt securities as a result. Similarly, if SOFR does not prove to be widely used in securities like the Notes, the trading price of those securities may be lower than those of debt securities linked to rates that are more widely used. Debt securities indexed to SOFR may not be able to be sold or may not be able to be sold at prices that will provide a yield comparable to similar investments that have a developed secondary market, and may consequently suffer from increased pricing volatility and market risk.

The NY Reserve Bank notes on its publication page for SOFR that use of SOFR is subject to important limitations, indemnification obligations and disclaimers, including that the NY Reserve Bank may alter the methods of calculation, publication schedule, rate revision practices or availability of SOFR at any time without notice. There can be no guarantee that SOFR will not be discontinued or fundamentally altered in a manner that is materially adverse to you as a holder of Notes. If the manner in which SOFR is calculated is changed or if SOFR is discontinued, that change or discontinuance may result in a reduction or elimination of the amount of interest payable on the Notes and a reduction in their trading prices.

CAPITALIZATION

The following table sets forth, on a consolidated basis, our capitalization, including capital ratios, as of September 30, 2019:

•	on an actual historical basis, and
•

on an “as adjusted” basis after giving pro forma effect to the sale of the Notes offered hereby for total net proceeds of approximately $38.358 million after deducting the estimated expenses and underwriting discounts and commissions, as if the offering had been completed as of September 30, 2019.

This information should be read together with the financial and other data in this prospectus supplement as well as the unaudited consolidated financial statements and related notes and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in our Annual Report on Form 10-K for the year ended December 31, 2018 and our Quarterly Report on Form 10-Q for the quarter ended September 30, 2019, and the “Use of Proceeds” section of this prospectus supplement, together with the other information included or incorporated in this prospectus supplement and the accompanying prospectus.

	As of September 30, 2019
	Actual	As Adjusted for the Issuance of the Notes
(Dollars in thousands, except per share amounts) (unaudited)
Liabilities
Total deposits	$3,697,833	$3,697,833
Customer repurchase agreement	14,124	14,124
FHLB advances	530,000	530,000
Subordinated notes	49,010	87,368
Junior subordinated debentures	39,443	39,443
Other liabilities	75,594	75,594

Total Liabilities	$4,406,004	$4,444,362

Stockholders’ equity
Common stock (25,357,985 shares outstanding)	272	272
Additional paid in capital	472,368	472,368
Treasury stock, at cost	(52,632)	(52,632)
Retained earnings	212,321	212,321
Accumulated other comprehensive income	1,364	1,364

Total stockholders’ equity	$633,693	$633,693

Capital Ratios
Common equity tier 1 capital	9.26%	9.26%
Total risk-based capital	11.79%	12.59%
Tier 1 risk-based capital	10.08%	10.08%
Tier 1 leverage	10.37%	10.29%
Shareholders’ equity to total assets	12.57%	12.48%
Tangible common stockholders’ equity ratio	9.10%	9.03%

USE OF PROCEEDS

We expect to receive net proceeds from this offering of approximately $38,357,500, after deducting estimated expenses and underwriting discounts and commissions. We intend to use the net proceeds from this offering for general corporate purposes, which may include repurchasing our securities (including our common stock), extending credit to, or funding investments in, our subsidiaries and repaying, reducing or refinancing indebtedness.

Our management will have broad discretion in the application of the net proceeds from this offering, and investors will be relying on the judgment of our management with regard to the use of these net proceeds. Pending the use of the net proceeds from this offering as described above, we may invest the net proceeds in short-term, investment-grade, interest-bearing instruments.

DESCRIPTION OF THE NOTES

We will issue the Notes under a subordinated indenture dated as of September 30, 2016 (the “Base Indenture”), between Triumph, as the issuer, and Wells Fargo Bank, National Association, as trustee (in such capacity, the “Trustee”), as amended and supplemented by a second supplemental indenture dated as of November 27, 2019 (the “Second Supplemental Indenture”), between Triumph and the Trustee. We refer to the Base Indenture, as amended and supplemented by the Second Supplemental Indenture, as the “Indenture.” You may request a copy of the Indenture from us as described under “Where You Can Find More Information.” We have summarized the material terms of the Indenture and the Notes below, but the summary does not purport to be complete and is subject to and qualified in its entirety by reference to all of the provisions of the Indenture and the Notes, including the definitions of certain terms used in the Indenture. The following description of the particular terms of the Indenture and the Notes supplements, and to the extent inconsistent therewith replaces, the description of the general terms and provisions of subordinated debt in the accompanying prospectus, to which description we refer you. For purposes of the following summary, references to “we,” “our,” “ours,” “us,” “the Company” and “Triumph” or similar references refer to Triumph Bancorp, Inc. only, and not its subsidiaries.

You should read the Indenture and the Notes because they, and not this description, define your rights as holders of the Notes.

General

There will be $39.5 million aggregate principal amount of Notes issued on the initial issue date. Under the Indenture, the aggregate principal amount of Notes which may be sold and delivered in other offerings is unlimited.

The Notes will mature November 27, 2029 (the “maturity date”). Payment of principal on the Notes may be accelerated only in the case of certain events of bankruptcy or insolvency. See “—Events of Default; Acceleration of Payment; Limitation on Suits.”

Beginning with the interest payment date on November 27, 2024, and on any interest payment date thereafter, we may, at our option, subject to obtaining the prior approval of the Federal Reserve to the extent such approval is then required under the rules of the Federal Reserve System (the “Federal Reserve,” and such approval, the “Federal Reserve Approval”), redeem the Notes, in whole or in part, at a price equal to 100% of the principal amount of the Notes to be redeemed plus any accrued and unpaid interest to, but excluding, the redemption date. The Notes may not otherwise be redeemed by us prior to the maturity date, except that we may, at our option, subject to Federal Reserve Approval, redeem the Notes in whole, but not in part, upon the occurrence of a Tier 2 Capital Event (as defined below) or a Tax Event (as defined below), or if we are required to register as an investment company pursuant to the Investment Company Act of 1940, as amended, in each case, at a price equal to 100% of the principal amount of the Notes to be redeemed plus any accrued and unpaid interest to, but excluding, the redemption date. Any partial redemption will be made in accordance with the applicable procedures of DTC (as herein below). See “—Redemption.”

The Notes are not convertible into, or exchangeable for, equity securities, other securities or assets of Triumph or TBK Bank. There is no sinking fund for the Notes. Except as described below under “—Clearance and Settlement,” the Notes will be represented by one or more global certificates deposited with or on behalf of The Depository Trust Company (with its successors, “DTC”) and registered in the name of Cede & Co. or other nominee of DTC. The Notes will be issued and may be transferred only in minimum denominations of $1,000 and integral multiples of $1,000 in excess thereof in book-entry form only. See “—Clearance and Settlement.”

As a bank holding company, our ability to make payments on the Notes will depend primarily on the receipt of dividends and other distributions from TBK Bank. There are various regulatory restrictions on the ability of TBK Bank to pay dividends or make other distributions to us. See “Risk Factors—We are a holding company and depend on dividends and distributions from our subsidiaries for payments of principal and interest” and “Regulatory guidelines may restrict our ability to pay the principal of, and accrued and unpaid interest on, the Notes, regardless of whether we are the subject of an insolvency proceeding” in this prospectus supplement and the information in Item 1., Business, under the heading “Supervision and Regulation—Bank Regulation,” Item 1A., Risk Factors, under the heading “We do not intend to pay dividends in the foreseeable future and our future ability to pay dividends is subject to restrictions” and Item 5., Market for Registrant’s Common Equity, Related Shareholder Matters and Issuer Purchases of Equity Securities, under the heading “Dividends,” in our Annual Report on Form 10-K for the fiscal year ended December 31, 2018.

Delivery of reports, information and documents (including, without limitation, reports contemplated in this section) to the Trustee is for information purposes only, and the Trustee’s receipt thereof shall not constitute actual or constructive notice of any information contained therein or determinable from information contained therein, including our compliance with covenants under the Indenture, Notes, and guarantees (if any), as to which the Trustee is entitled to rely exclusively on officers’ certificates.

The Notes are not savings accounts, deposits or other obligations of TBK Bank or any of our non-bank subsidiaries and are not insured or guaranteed by the FDIC or any other governmental agency or public or private insurer. The Notes are solely obligations of Triumph Bancorp, Inc. and are neither obligations of, nor guaranteed by, any of our subsidiaries.

Interest

The Notes will bear interest (a) at a fixed rate of 4.875% per annum, payable semi-annually in arrears on May 27 and November 27 of each year (each, a “fixed rate interest payment date”), with the first such fixed rate interest payment date being May 27, 2020 and the last such fixed rate interest payment date being November 27, 2024 and (b) thereafter (such period, the “floating rate period”), at a floating per annum rate equal to the then-current Benchmark (as defined below), reset quarterly, plus 333 basis points, payable quarterly in arrears on February 27, May 27, August 27 and November 27 of each year (each such date, a “floating rate interest payment date,” and together with a fixed rate interest payment date, an “interest payment date”), with the first such floating rate interest payment date being February 27, 2025. Notwithstanding the foregoing, if the Benchmark is less than zero, the Benchmark shall be deemed to be zero. Interest on the Notes shall accrue from and including the date of issuance, to, but excluding, the maturity date or the date of earlier redemption.

“Three-month LIBOR” means, for any floating interest period (as defined below), the offered rate for deposits in U.S. dollars having a maturity of three months that appears on the Designated LIBOR Page as of 11:00 a.m., London time, on the Reset Rate Determination Date related to such floating interest period. If such rate does not appear on such page at such time, and if a Benchmark Transition Event (as defined below) has not occurred, then the Calculation Agent (as defined below) will request the principal London office of each of four major reference banks in the London interbank market, selected by Triumph for this purpose and whose names and contact information will be provided by Triumph to the Calculation Agent, to provide such bank’s offered quotation to prime banks in the London interbank market for deposits in U.S. dollars with a term of three months as of 11:00 a.m., London time, on such Reset Rate Determination Date and in a principal amount equal to an amount for a single transaction in U.S. dollars in the relevant market at the relevant time as determined by Triumph and provided to the Calculation Agent (a “Representative Amount”). If at least two such quotations are so provided, three-month LIBOR for the floating interest period related to such Reset Rate Determination Date will be the arithmetic mean of such quotations. If fewer than two such quotations are provided, the Calculation Agent will request each of three major banks in the City of New York selected by Triumph for this purpose and whose names and contact information will be provided by Triumph to the Calculation Agent, to provide such bank’s rate for loans in U.S. dollars to leading European banks with a term of three months as of approximately 11:00 a.m., New York City time, on such Reset Rate Determination Date and in a Representative Amount. If at least two such rates are so provided, three-month LIBOR for the floating interest period related to such Reset Rate Determination Date will be the arithmetic mean of such quotations. If fewer than two such rates are so provided, but a Benchmark Transition Event has not occurred, then three-month LIBOR for the floating interest period related to such Reset Rate Determination Date will be set to equal the three-month LIBOR for the immediately preceding floating interest period or, in the case of the floating interest period commencing on the first floating rate interest payment date, the coupon shall be the most recent three-month LIBOR that can be determined by reference to the Designated LIBOR Page.

Notwithstanding the paragraph immediately above, if the Benchmark Agent (which may be us or a designee of ours) determines on or prior to the relevant Reset Rate Determination Date that a Benchmark Transition Event and its related Benchmark Replacement Date (as defined below) have occurred with respect to LIBOR (or the then-current Benchmark, as applicable), then the provisions set forth below under “—Effect of Benchmark Transition Event” will thereafter apply to all determinations of the rate of interest payable on the Notes during applicable floating interest period. All percentages used in or resulting from any calculation of three-month LIBOR will be rounded, if necessary, to the nearest one hundred-thousandth of a percentage point, with 0.000005% rounded up to 0.00001%. Notwithstanding the foregoing, in the event that three-month LIBOR as determined in accordance with this definition is less than zero, three-month LIBOR for such floating interest period shall be deemed to be zero.

“Calculation Agent” means the Company or the agent appointed by the Company, in its sole discretion, prior to the commencement of the floating rate period (which may include the Company or any of its affiliates) to act in accordance with the Indenture, and which appointment may be restricted to just determining three-month LIBOR prior to a Benchmark Transition Event, or be restricted to just determining a particular Benchmark Replacement after a Benchmark Transition Event.

“Designated LIBOR Page” means the display on Reuters Page LIBOR01 (or any successor or substitute page of such service, or any successor to such service selected by the Company), for the purpose of displaying the London interbank rates of U.S. dollars.

“London Banking Day” means any day on which commercial banks are open for business (including dealings in U.S. dollars) in London, England.

“Reset Rate Determination Date” means the second London Banking Day immediately preceding the first day of each applicable floating interest period commencing on the first floating rate interest payment date.

“Additional Amounts” means any additional amounts that are required by the Indenture or the Notes, under circumstances specified by the Indenture or the Notes, to be paid by Triumph in respect of certain taxes, duties, levies, imposts, assessments or other governmental charges imposed on holders of the Notes specified by the Indenture or the Notes.

The determination of three-month LIBOR or, after a Benchmark Replacement Date, of the then-applicable Benchmark, for each applicable floating interest period by the Calculation Agent will (in the absence of manifest error) be final and binding. The Calculation Agent’s calculation of the amount of any interest payable after the first Reset Rate Determination Date will be maintained on file at the Calculation Agent’s principal offices.

Interest shall be calculated on the basis of a 360-day year consisting of twelve 30-day months to, but excluding, November 27, 2024 and thereafter on the basis of a 360-day year and on the basis of the actual number of days elapsed. Dollar amounts resulting from interest calculations will be rounded to the nearest cent, with one-half cent being rounded upward.

The term “floating interest period” when used in reference to a point in time occurring during the floating rate period, shall be defined to mean the period commencing on the applicable floating rate interest payment date (or, in the case of the initial floating interest period, commencing on November 27, 2024) to, but excluding, the next succeeding floating rate interest payment date (and in the case of the last such floating interest period, from, and including, the floating rate interest payment date immediately preceding the maturity date or the date of earlier redemption to, but excluding, such maturity date or date of earlier redemption). The initial floating interest period applicable to the floating rate notes is from, and including November 27, 2024 to, but excluding, February 27, 2025.

If a fixed rate interest payment date or the maturity date for the Notes falls on a day that is not a business day, the interest payment or the payment of principal and interest at maturity will be paid on the next succeeding business day, but the payments made on such dates will be treated as being made on the date that the payment was first due and the holders of the Notes will not be entitled to any further interest or other payments. In the event that a floating rate interest payment date falls on a day that is not a business day, then such floating rate interest payment date will be postponed to the next succeeding business day unless such day falls in the next succeeding calendar month, in which case such floating rate interest payment date will be accelerated to the immediately preceding business day, and, in each such case, the amounts payable on such business day will include interest accrued to, but excluding, such business day.

Interest on each Note will be payable to the person in whose name such Note is registered on the 15th day of the month immediately preceding the applicable interest payment date, whether or not such day is a business day. Any interest which is payable, but is not punctually paid or duly provided for, on any interest payment date shall cease to be payable to the holder on the relevant record date by virtue of having been a holder on such date, and such defaulted interest may be paid by us to the person in whose name the Notes are registered at the close of business on a special record date for the payment of defaulted interest. However, interest that is paid on the maturity date will be paid to the person to whom the principal will be payable. So long as the Notes are represented by Global Notes (as defined below), all payments of principal and interest on the Notes will be payable by wire transfer in immediately available funds in U.S. dollars at the office of the principal paying agent or its nominee, in accordance with its applicable procedures. If the Notes are not represented by Global Notes, we may, at our option, make payments of principal and interest on the Notes by check mailed to the address of the person specified for payment in the preceding sentences.

No recourse will be available for the payment of principal of, or interest or any additional amounts on, any Note, for any claim based thereon, or otherwise in respect thereof, against any of the Trustee, any shareholder, employee, officer or director, as such, past, present or future, of Triumph or of any successor entity; it being expressly understood that all such liability is hereby expressly waived and released as a condition of, and as a consideration for, the execution of the Second Supplemental Indenture and the issue of the Notes. Neither the Indenture nor the Notes contain any covenants or restrictions restricting the incurrence of debt, deposits or other liability by us or by our subsidiaries. The Indenture and the Notes contain no financial covenants and do not restrict us from paying dividends or issuing or repurchasing other securities, and do not contain any provision that would provide protection to the holders of the Notes against a sudden and dramatic decline in credit quality resulting from a merger, takeover, recapitalization or similar restructuring or any other event involving us or our subsidiaries that may adversely affect our credit quality.

When we use the term “business day,” we mean any day, other than a Saturday or Sunday, that is neither a legal holiday nor a day on which banking institutions in the City of New York or any place of payment are authorized or obligated by law, regulation or executive order to close.

Effect of Benchmark Transition Event

Benchmark Replacement. If the Benchmark Agent determines that a Benchmark Transition Event and its related Benchmark Replacement Date have occurred on or prior to the Reference Time in respect of any determination of the Benchmark on any date, then the Benchmark Replacement will replace the then-current Benchmark for all purposes relating to the Notes during the applicable floating interest period in respect of such determination on such date and all determinations on all subsequent dates. The Benchmark Agent shall notify the Trustee and any Calculation Agent in writing (i) following its determination of the occurrence of the Benchmark Transition Event or the Benchmark Replacement Date, and (ii) of any Benchmark Replacements or Benchmark Replacement Conforming Changes.

The roles of Benchmark Agent, and Calculation Agent for the purpose of determining a particular Benchmark after a Benchmark Transition Event, are separate and distinct from any other roles hereunder, including without limitation the roles of Trustee and of the Calculation Agent for determining three-month LIBOR prior to a Benchmark Transition. Wells Fargo has not been appointed as the Benchmark Agent and will only be the Benchmark Agent or Calculation Agent for the purpose of determining a particular Benchmark after a Benchmark Transition Event, if in its sole discretion it agrees in writing to such appointment.

Benchmark Replacement Conforming Changes. In connection with the implementation of a Benchmark Replacement, we will have the right to make Benchmark Replacement Conforming Changes from time to time.

Certain Defined Terms. As used herein:

“Benchmark” means, initially, three-month LIBOR; provided that if a Benchmark Transition Event and its related Benchmark Replacement Date have occurred with respect to three-month LIBOR or the then-current Benchmark, then “Benchmark” means the applicable Benchmark Replacement.

“Benchmark Agent” means the Company or the Company’s designee appointed by the Company in its sole discretion, prior to the commencement of the floating rate period (which may include the Company’s affiliates) to perform any particular obligation to be performed in connection with the transition to a Benchmark Replacement in its sole discretion.

“Benchmark Replacement” means the Interpolated Benchmark with respect to the then-current Benchmark, plus the Benchmark Replacement Adjustment for such Benchmark; provided that if the Benchmark Agent cannot determine the Interpolated Benchmark as of the Benchmark Replacement Date, then “Benchmark Replacement” means the first alternative set forth in the order below that can be determined by the Benchmark Agent as of the Benchmark Replacement Date:

(1)	the sum of (a) Term SOFR and (b) the Benchmark Replacement Adjustment;

(2)	the sum of (a) Compounded SOFR and (b) the Benchmark Replacement Adjustment;

(3)

the sum of: (a) the alternate rate of interest that has been selected or recommended by the Relevant Governmental Body as the replacement for the then-current Benchmark for the applicable Corresponding Tenor and (b) the Benchmark Replacement Adjustment;

(4)	the sum of: (a) the ISDA Fallback Rate and (b) the Benchmark Replacement Adjustment; or

(5)

the sum of: (a) the alternate rate of interest that has been selected by the Benchmark Agent as the replacement for the then-current Benchmark for the applicable Corresponding Tenor giving due consideration to any industry-accepted rate of interest as a replacement for the then-current Benchmark for U.S. dollar-denominated floating rate notes at such time and (b) the Benchmark Replacement Adjustment.

“Benchmark Replacement Adjustment” means the first alternative set forth in the order below that can be determined by the Benchmark Agent as of the Benchmark Replacement Date:

(1)

the spread adjustment, or method for calculating or determining such spread adjustment (which may be a positive or negative value or zero), that has been selected or recommended by the Relevant Governmental Body for the applicable Unadjusted Benchmark Replacement;

(2)	if the applicable Unadjusted Benchmark Replacement is equivalent to the ISDA Fallback Rate, then the ISDA Fallback Adjustment; or

(3)

the spread adjustment (which may be a positive or negative value or zero) that has been selected by the Benchmark Agent giving due consideration to any industry-accepted spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of the then-current Benchmark with the applicable Unadjusted Benchmark Replacement for U.S. dollar-denominated floating rate notes at such time.

“Benchmark Replacement Conforming Changes” means, with respect to any Benchmark Replacement, any technical, administrative or operational changes (including changes to the definition of “floating interest period,” timing and frequency of determining rates with respect to each floating interest period and making payments of interest, rounding of amounts or tenors, and other administrative matters) that the Benchmark Agent decides may be appropriate to reflect the adoption of such Benchmark Replacement in a manner substantially consistent with market practice (or, if the Benchmark Agent decides that adoption of any portion of such market practice is not administratively feasible or if the Benchmark Agent determines that no market practice for use of the Benchmark Replacement exists, in such other manner as the Benchmark Agent determines is reasonably necessary).

“Benchmark Replacement Date” means the earliest to occur of the following events with respect to the then-current Benchmark:

(1)

in the case of clause (1) or (2) of the definition of “Benchmark Transition Event,” the later of (a) the date of the public statement or publication of information referenced therein and (b) the date on which the administrator of the Benchmark permanently or indefinitely ceases to provide the Benchmark; or

(2)	in the case of clause (3) of the definition of “Benchmark Transition Event,” the date of the public statement or publication of information referenced therein.

For the avoidance of doubt, if the event giving rise to the Benchmark Replacement Date occurs on the same day as, but earlier than, the Reference Time in respect of any determination, the Benchmark Replacement Date will be deemed to have occurred prior to the Reference Time for such determination.

“Benchmark Transition Event” means the occurrence of one or more of the following events with respect to the then-current Benchmark:

(1)

a public statement or publication of information by or on behalf of the administrator of the Benchmark announcing that such administrator has ceased or will cease to provide the Benchmark, permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide the Benchmark;

(2)

a public statement or publication of information by the regulatory supervisor for the administrator of the Benchmark, the central bank for the currency of the Benchmark, an insolvency official with jurisdiction over the administrator for the Benchmark, a resolution authority with jurisdiction over the administrator for the Benchmark or a court or an entity with similar insolvency or resolution authority over the administrator for the Benchmark, which states that the administrator of the Benchmark has ceased or will cease to provide the Benchmark permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide the Benchmark; or

(3)	a public statement or publication of information by the regulatory supervisor for the administrator of the Benchmark announcing that the Benchmark is no longer representative.

“Compounded SOFR” means the compounded average of SOFRs for the applicable Corresponding Tenor, with the rate, or methodology for this rate (which will be compounded in arrears with a lookback and/or suspension period as a mechanism to determine the interest amount payable prior to the end of each applicable floating interest period), and conventions for this rate being established by the Benchmark Agent in accordance with:

(1)	the rate, or methodology for this rate, and conventions for this rate selected or recommended by the Relevant Governmental Body for determining compounded SOFR; provided that:

(2)

if, and to the extent that, the Benchmark Agent determines that Compounded SOFR cannot be determined in accordance with clause (1) above, then the rate, or methodology for this rate, and conventions for this rate that have been selected by the Benchmark Agent giving due consideration to any industry-accepted market practice for U.S. dollar-denominated floating rate notes at such time.

For the avoidance of doubt, the calculation of Compounded SOFR shall exclude the Benchmark Replacement Adjustment and the spread of 333 basis points per annum.

“Corresponding Tenor” with respect to a Benchmark Replacement means a tenor (including overnight) having approximately the same length (disregarding business day adjustment) as the applicable tenor for the then-current Benchmark.

“Federal Reserve Bank of New York’s Website” means the website of the Federal Reserve Bank of New York at http://www.newyorkfed.org, or any successor source. The foregoing Internet website is an inactive textual reference only, meaning that the information contained on the website is not part of this prospectus supplement and is not incorporated in this prospectus supplement by reference.

“Interpolated Benchmark” with respect to the Benchmark means the rate determined for the Corresponding Tenor by interpolating on a linear basis between: (1) the Benchmark for the longest period (for which the Benchmark is available) that is shorter than the Corresponding Tenor and (2) the Benchmark for the shortest period (for which the Benchmark is available) that is longer than the Corresponding Tenor.

“ISDA Definitions” means the 2006 ISDA Definitions published by the International Swaps and Derivatives Association, Inc. or any successor thereto, as amended or supplemented from time to time, or any successor definitional booklet for interest rate derivatives published from time to time.

“ISDA Fallback Adjustment” means the spread adjustment (which may be a positive or negative value or zero) that would apply for derivatives transactions referencing the ISDA Definitions to be determined upon the occurrence of an index cessation event with respect to the Benchmark for the applicable tenor.

“ISDA Fallback Rate” means the rate that would apply for derivatives transactions referencing the ISDA Definitions to be effective upon the occurrence of an index cessation date with respect to the Benchmark for the applicable tenor excluding the applicable ISDA Fallback Adjustment.

“Reference Time” with respect to any determination of the Benchmark means (1) if the Benchmark is three-month LIBOR, 11:00 a.m. (London time) on the relevant Reset Rate Determination Date, and (2) if the Benchmark is not three-month LIBOR, the time determined by the Benchmark Agent in accordance with the Benchmark Replacement Conforming Changes.

“Relevant Governmental Body” means the Federal Reserve Board and/or the Federal Reserve Bank of New York, or a committee officially endorsed or convened by the Federal Reserve Board and/or the Federal Reserve Bank of New York or any successor thereto.

“SOFR” with respect to any day means the secured overnight financing rate published for such day by the Federal Reserve Bank of New York, as the administrator of the benchmark, (or a successor administrator) on the Federal Reserve Bank of New York’s Website.

“Term SOFR” means the forward-looking term rate for the applicable Corresponding Tenor based on SOFR that has been selected or recommended by the Relevant Governmental Body.

“Unadjusted Benchmark Replacement” means the Benchmark Replacement excluding the Benchmark Replacement Adjustment.

Determinations and Decisions

Pursuant to the preceding section titled “—Effect of Benchmark Transition Event,” we and the Benchmark Agent are expressly authorized to make certain determinations, decisions and elections under the terms of the Indenture and the Notes, including with respect to the use of any Benchmark Replacement during the floating rate period. Any determination, decision or election that may be made by us, or the Benchmark Agent under such terms of the Indenture and the Notes, including any determination with respect to a tenor, rate or adjustment or of the occurrence or non-occurrence of an event, circumstance or date and any decision to take or refrain from taking any action or any selection:

•	will be conclusive and binding on the holders of the Notes, the Calculation Agent and the Trustee absent manifest error;
•	if made by us, will be made in our sole discretion;
•

if made by the Benchmark Agent (to the extent the Benchmark Agent is a person other than us), will be made after consultation with us, and the Benchmark Agent will not make any such determination, decision or election to which we reasonably object; and

•	notwithstanding anything to the contrary in the Indenture or the Notes, shall become effective without consent from the holders of the Notes or the Trustee.

If the Benchmark Agent fails to make any determination, decision or election that it is required to make under the terms of the Indenture and the Notes, then we will make that determination, decision or election on the same basis as described above.

Ranking

The Notes will be unsecured, subordinated obligations of Triumph Bancorp, Inc. The Notes will rank equal in right of payment and upon our liquidation with any of our existing and all of our future indebtedness the terms of which provide that such indebtedness ranks equally with the Notes and will rank senior in right of payment and upon our liquidation to our existing junior subordinated indebtedness underlying our outstanding trust preferred securities and any of our indebtedness the terms of which provide that such indebtedness ranks junior in right of payment to note indebtedness such as the Notes. Our obligation to make any payment on account of Notes will be subordinated and junior in right of payment to our Senior Debt (as defined below). The Notes will not be guaranteed by any of our subsidiaries, including TBK Bank, which is our principal subsidiary. The Notes will be effectively subordinated to our future secured indebtedness to the extent of the value of the collateral securing such indebtedness and structurally subordinated to the existing and future indebtedness of our subsidiaries, including without limitation TBK Bank’s depositors, liabilities to general creditors and liabilities arising in the ordinary course of business or otherwise, which means that such creditors generally will be paid from those subsidiaries’ assets before holders of the Notes would have any claims to those assets.

The Indenture and the Notes do not limit the amount of Senior Debt, secured indebtedness, or other liabilities having priority over, or ranking equally with, the Notes that we or our subsidiaries may hereafter incur. As adjusted to give effect to the offering of the Notes, as if the offering had been completed as of September 30, 2019, we had no Senior Debt, $49.0 million of Fixed-to-Floating Rate Subordinated Notes due 2026 ranking on a parity with the Notes and approximately $39.4 million of indebtedness ranking junior to the Notes. As of September 30, 2019, our subsidiaries, including TBK Bank, had outstanding indebtedness, total deposits and other liabilities of approximately $4.4 billion, excluding intercompany liabilities, all of which ranks structurally senior to the Notes.

“Senior Debt” means the principal, premium, if any, unpaid interest (including interest accruing on or after the filing of any petition in bankruptcy or for reorganization relating to Triumph Bancorp, Inc. whether or not a claim for post-filing interest is allowed in such proceeding), fees, charges, expenses, reimbursement and indemnification obligations, and all other amounts payable under or in respect of the following indebtedness of Triumph Bancorp, Inc. for money borrowed, whether any such indebtedness exists as of the date of the Indenture or is created, incurred, assumed or guaranteed after such date:

•

any debt (a) for money borrowed by Triumph Bancorp, Inc., or (b) evidenced by a bond, note, debenture, or similar instrument (including purchase money obligations) given in connection with the acquisition of any business, property or assets, whether by purchase, merger, consolidation or otherwise, but shall not include any account payable or other obligation created or assumed in the ordinary course of business in connection with the obtaining of materials or services, or (c) which is a direct or indirect obligation which arises as a result of banker’s acceptances or bank letters of credit issued to secure obligations of Triumph Bancorp, Inc., or to secure the payment of revenue bonds issued for the benefit of Triumph Bancorp, Inc. whether contingent or otherwise;

•	the obligation of Triumph Bancorp, Inc. as lessee under any lease of property which is reflected on Triumph Bancorp, Inc.’s balance sheet as a capitalized lease;
•	obligations to general and trade creditors;
•	an obligation arising from direct credit substitutes;
•	any obligation associated with derivative products such as interest and foreign exchange rate contracts, commodity contracts and similar arrangements;
•

all obligations of the type referred to in the foregoing bullet points above of other persons or entities for the payment of which Triumph is responsible or liable as obligor, guarantor or otherwise, whether or not classified as a liability on a balance sheet prepared in accordance with accounting principles generally accepted in the United States; and

•	any deferral, amendment, renewal, extension, supplement or refunding of any liability of the kind described in any of the foregoing bullet points.

With respect to the Notes, Senior Debt excludes:

•

any such indebtedness, obligation or liability referred to above as to which, in the instrument creating or evidencing the same or pursuant to which the same is outstanding, it is provided that such indebtedness, obligation or liability is not superior in right of payment to the Notes, or ranks pari passu with the Notes;

•

any such indebtedness, obligation or liability which is subordinated to indebtedness of Triumph Bancorp, Inc. to substantially the same extent as or to a greater extent than the Notes are subordinated;

•	any indebtedness to a subsidiary of Triumph Bancorp, Inc.; and
•	the Notes.

Notwithstanding the foregoing, and for the avoidance of doubt, if the Federal Reserve (or other competent regulatory agency or authority) promulgates any rule or issues any interpretation that defines general creditor(s), the main purpose of which is to establish criteria for determining whether the subordinated debt of a financial or bank holding company is to be included in its capital, then the term “general creditors” as used in the definition of “Senior Debt” in the Indenture will have the meaning as described in that rule or interpretation.

In certain circumstances relating to our liquidation, dissolution, receivership, reorganization, insolvency or similar proceeding, (i) the holders of Senior Debt will first be entitled to receive payment in full in cash of the principal of and interest (including interest accruing after the commencement of any such proceeding) to the date of payment on the Senior Debt before the holders of the Notes will be entitled to receive any payment of principal of or interest on the Notes and (ii) until the Senior Debt is paid in full in cash, any distributions that the holders of the Notes would be entitled but for the provisions described in this section shall be made to holders of Senior Debt as their interests may appear, except that holders of the Notes may receive securities that are subordinated to Senior Debt to at least the same extent as the Notes. In addition, we may not make any payment of principal of or interest on the Notes and may not acquire any Notes for cash or property other than capital stock of the Company in the event (a) a default on Senior Debt occurs and is continuing that permits the holders of such Senior Debt to accelerate the maturity of the Senior Debt and (b) the default is the subject of judicial proceedings or we receive notice of the default from an authorized person under the Indenture.

Because of the subordination provisions and the obligation to pay Senior Debt described above, in the event of our insolvency, holders of the Notes may recover less ratably than holders of Senior Debt and certain of our other creditors. With respect to the assets of our subsidiaries, our creditors (including holders of the Notes) are structurally subordinated to the prior claims of creditors of such subsidiary, except to the extent that we may be a creditor with recognized claims against such subsidiary.

Subject to the terms of the Indenture, if the Trustee or any holder of any of the Notes receives any payment or distribution of our assets in contravention of the subordination provisions applicable to the Notes before all Senior Debt is paid in full in cash, property or securities, including by way of set-off or any such payment or distribution that may be payable or deliverable by reason of the payment of any other of our indebtedness being subordinated to the payment of the Notes, then such payment or distribution will be held in trust for the benefit of holders of Senior Debt or their representatives to the extent necessary to make payment in full in cash or payment satisfactory to the holders of Senior Debt of all unpaid Senior Debt.

Events of Default; Acceleration of Payment; Limitation on Suits

The Notes and Indenture provide for only limited events upon which the principal of the Notes may be accelerated. These events are:

•

We, pursuant to or within the meaning of any Bankruptcy Law (as defined below): (i) commence a voluntary case, (ii) consent to the entry of an order for relief against us in an involuntary case, (iii) consent to the appointment of a Custodian for us or for all or substantially all of our property, or (iv) make a general assignment for the benefit of our creditors; or

•

a court of competent jurisdiction enters an order or decree under any such Bankruptcy Law that: (i) is for relief against us in an involuntary case, (ii) appoints a Custodian for us or for all or substantially all of our property or for our principal banking subsidiary (which, as of the date hereof, is TBK Bank), or (iii) orders our liquidation, and the order or decree remains unstayed and in effect for 90 days;

“Bankruptcy Law” means Title 11, U.S. Code or any similar Federal or state law for the relief of debtors and the term “Custodian” means any receiver, trustee, assignee, liquidator or other similar official under any Bankruptcy Law.

If any of the foregoing occurs and is continuing, the principal, premium, make-whole amount, accrued and unpaid interest and Additional Amounts in respect of the Notes shall automatically, and without any declaration or other action on the part of the Trustee or any Holder, become immediately due and payable.

The Notes and Indenture provide for a limited number of other events of default, which do not permit acceleration of the payment of principal on the Notes, including:

•

Default in the payment of any interest upon, or any Additional Amounts payable in respect of, the Notes, when such interest, Additional Amounts or coupon becomes due and payable, and continuance of such default for a period of 30 days;

•	Default in the payment of the principal of (or premium or make-whole amount, if any, on) on the Notes when it becomes due and payable at its maturity; or
•

Default in the performance, or breach, of any covenant or warranty in the Indenture applicable to us, and continuance of such default or breach for a period of 90 days after there has been given, by registered or certified mail, to us by the Trustee or to us and the Trustee by the holders of at least 25% in aggregate principal amount of the outstanding Notes a written notice specifying such default or breach and requiring it to be remedied and stating that such notice is a “Notice of Default” under the Indenture.

There is no right of acceleration in the case of a default in the payment of principal of or interest or Additional Amounts on the Notes or in our nonperformance of any other obligation under the Notes or the Indenture. If we default in our obligation to pay any interest on the Notes when due and payable and such default continues for a period of 30 days, or if we default in our obligation to pay the principal amount due upon maturity, or if we breach any covenant or agreement contained in the Indenture and such breach continues for a period of 90 days after the date on which written notice specifying such failure and requiring us to remedy the same shall have been given to us, then the Trustee may, subject to certain limitations and conditions, seek to enforce its rights and the rights of the holders of Notes of the performance of any covenant or agreement in the Indenture.

The Indenture provides that, subject to the duty of the Trustee upon the occurrence of an Event of Default to act with the required standard of care, the Trustee will be under no obligation to exercise any of its rights or powers under the Indenture at the request or direction of any of the holders of Notes unless such holders shall have offered to the Trustee security or indemnity satisfactory to it against the costs, expenses and liabilities which may be incurred by it in complying with such request or direction. Subject to certain provisions, the holders of a majority in principal amount of the outstanding Notes will have the right to direct the time, method, and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on the Trustee with respect to the Notes.

No holder of Notes will have any right to institute any proceeding, judicial or otherwise, with respect to the Indenture, or for the appointment of a receiver or trustee, or for any other remedy under the Indenture, unless:

•	such holder has previously given written notice to the Trustee of a continuing event of default with respect to the Notes;
•

the holders of not less than 25% in aggregate principal amount of the outstanding Notes have made written request to the Trustee to institute proceedings in respect of such event of default in its own name as Trustee under the Indenture;

•	such holder or holders have offered to the Trustee security and indemnity satisfactory to the Trustee against the costs, expenses and liabilities to be incurred in compliance with such request;
•	the Trustee for 60 days after its receipt of such notice, request and offer of security and indemnity has failed to institute any such proceeding; and
•	no direction inconsistent with such written request has been given to the Trustee during such 60-day period by the holders of a majority in principal amount of the outstanding Notes.

In any event, the Indenture provides that no one or more of such holders shall have any right in any manner whatever by virtue of, or by availing of, any provision of the Indenture to affect, disturb or prejudice the rights of any other of such holders, or to obtain or to seek to obtain priority or preference over any other of such holders or to enforce any right under the Indenture, except in the manner provided in the Indenture and for the equal and ratable benefit of all holders of Notes.

Redemption

We may redeem the Notes, in each case, in whole or in part from time to time, at our option prior to the maturity date, beginning with the interest payment date on November 27, 2024, but not prior thereto, and on any interest payment date thereafter subject to obtaining the prior approval of the Federal Reserve to the extent such approval is required under the rules of the Federal Reserve. The Notes may not otherwise be redeemed prior to the maturity date, except that we may also, at our option, redeem the Notes before the maturity date in whole but not in part from time to time, upon the occurrence of a Tier 2 Capital Event or a Tax Event, or if the Company is required to register as an investment company pursuant to the Investment Company Act of 1940, as amended. Any such redemption will be at a redemption price equal to 100% of the principal amount of the Notes to be redeemed plus accrued and unpaid interest to, but excluding, the date of redemption fixed by us upon the occurrence of:

•

a “Tier 2 Capital Event,” defined in the Indenture to mean the receipt by us of an opinion of independent bank regulatory counsel to the effect that, as a result of (a) any amendment to, or change (including any announced prospective change) in, the laws or any regulations thereunder of the United States or any rules, guidelines or policies of an applicable regulatory authority for Triumph or (b) any official administrative pronouncement or judicial decision interpreting or applying such laws or regulations, which amendment or change is effective or which pronouncement or decision is announced on or after the date of original issuance of the Notes, the Notes do not constitute, or within 90 days of the date of such opinion will not constitute, Tier 2 capital (or its then equivalent if we were subject to such capital requirement) for purposes of capital adequacy guidelines of the Board of Governors of the Federal Reserve (or any successor regulatory authority with jurisdiction over bank holding companies), as then in effect and applicable to us that would preclude the Notes from being included as Tier 2 capital;
•

a “Tax Event,” defined in the Indenture to mean the receipt by us of an opinion of independent tax counsel to the effect that, as a result of (a) an amendment to, or change (including any announced prospective change) in, the laws or any regulations of the United States or any political subdivision or taxing authority, or (b) of any official administrative pronouncement or judicial decision interpreting or applying such laws or regulations, which change or amendment becomes effective or which pronouncement or decision is announced on or after the date of the issuance of the Notes, there is more than an insubstantial risk that the interest payable on the Notes is not, or within 90 days of receipt of such opinion of tax counsel, will not be, deductible by us, in whole or in part, for U.S. federal income tax purposes; or

•	Triumph becoming required to register as an investment company pursuant to the Investment Company Act of 1940, as amended.

Any redemption, call or repurchase of the Notes following one of these events would require prior approval of the Federal Reserve.

In the event of any redemption of the Notes, we will deliver or cause to be delivered a notice of redemption (which notice may be conditional in our discretion on one or more conditions precedent, and the redemption date may be delayed until such time as any or all of such conditions have been satisfied or revoked by us if we determine that such conditions will not be satisfied) to each holder of Notes not less than 30 nor more than 60 days prior to the redemption date.

Any partial redemption will be made in accordance with DTC’s applicable procedures among all of the holders of the Notes. If any Note is to be redeemed in part only, the notice of redemption relating to such Note shall state the portion of the principal amount thereof to be redeemed. A replacement Note in principal amount equal to the unredeemed portion thereof will be issued in the name of the holder thereof upon cancellation of the original Note. The Notes are not subject to redemption or prepayment at the option of the holders.

Modification and Waiver

The Indenture provides that we and the Trustee may modify or amend the Indenture with, or, in certain cases, without the consent of the holders of a majority in principal amount of outstanding Notes; provided, that any modification or amendment may not, without the consent of the holder of each outstanding Note affected thereby:

•	change the stated maturity date of the principal of (or premium or make-whole amount, if any, on), or any installment of principal or interest on, the Notes;
•

reduce the principal amount thereof or the rate or amount of interest thereon or any Additional Amounts payable in respect thereof, or any premium payable or make-whole amount payable upon the redemption thereof;

•	change any obligation of Triumph to pay Additional Amounts other than as contemplated and permitted by Indenture;
•

reduce the amount of the principal of an Original Issue Discount Security (as defined in the Indenture) or make-whole amount, if any, that would be due and payable upon a declaration of acceleration of the maturity date thereof pursuant to the Indenture or the amount thereof provable in bankruptcy pursuant to the Indenture;

•

change any place of payment where, or the currency or currencies, currency unit or units or composite currency or currencies in which, the principal of the Notes or any premium or make-whole amount or any Additional Amounts payable in respect thereof or the interest thereon is payable;

•	impair the right to institute suit for the enforcement of any payment on or after the stated maturity date of the Notes;

•

reduce the percentage in principal amount of the outstanding Notes, the consent of whose holders is required for any supplemental indenture, or the consent of whose holders is required for any waiver with respect thereto (or compliance with certain provisions of the Indenture or certain defaults thereunder and their consequences) provided for in the Indenture;

•	make any change that adversely affects the right to convert or exchange the Notes or decrease the conversion or exchange rate or increase the conversion or exchange price of the Notes.

For the avoidance of doubt, we and the Benchmark Agent are expressly authorized to make certain determinations, decisions and elections under the terms of the Indenture and the Notes, including with respect to the use of any Benchmark Replacement for any floating interest period and the provisions set forth under “—Effect of Benchmark Transition Event” , and any such determination, decision or election that may be made by us, or by the Benchmark Agent under the terms of the Indenture and the Notes, among other effects, shall become effective without consent from the holders of the Notes or the Trustee. See “—Determinations and Decisions.”

In addition, the holders of not less than a majority in principal amount of the outstanding Notes may, on behalf of all holders of Notes, waive compliance by us with certain terms, conditions and provisions of the Indenture, as well as any past default and/or the consequences of default, other than any default in the payment of principal or interest or Additional Amounts or any breach in respect of a covenant or provision that cannot be modified or amended without the consent of the holder of each outstanding Note.

In addition, we and the Trustee may modify and amend the Indenture without the consent of any holders of Notes for any of the following purposes:

•

to evidence the succession of another person to Triumph as obligor under the Indenture, and the assumption by any such successor of the covenants of Triumph contained in the Indenture and in the Notes;

•	to add to the covenants of Triumph for the benefit of the holders of the Notes or to surrender any right or power conferred upon Triumph in the Indenture;
•

to add any additional events of default for the benefit of the holders of the Notes; provided, however, that in respect of any such additional events of default such supplemental indenture may provide for a particular period of grace after default (which period may be shorter or longer than that allowed in the case of other defaults) or may provide for an immediate enforcement upon such default or may limit the remedies available to the Trustee upon such default or may limit the right of the holders of a majority in aggregate principal amount of the Notes which such additional events of default apply to waive such default;

•

to add to or change any of the provisions of the Indenture to provide that Bearer Securities (as defined in the Indenture) may be registrable as to principal, to change or eliminate any restrictions on the payment of principal of or any premium, make-whole amount or interest on Bearer Securities, to permit Bearer Securities to be issued in exchange for Registered Securities (as defined in the Indenture), to permit Bearer Securities to be issued in exchange for Bearer Securities of other authorized denominations or to permit or facilitate the issuance of the Notes in uncertificated form, provided that any such action shall not adversely affect the interests of the holders of the Notes in any material respect as determined in good faith by our board of directors;

•	to secure the Notes;
•

to establish the form or terms of notes of any series and any related coupons as permitted by the Indenture, including the provisions and procedures relating to notes convertible into or exchangeable for other notes or property of the company;

•

to evidence and provide for the acceptance of appointment hereunder by a successor Trustee and to add to or change any of the provisions of the Indenture as shall be necessary to provide for or facilitate the administration of the trusts thereunder by more than one Trustee;

•

to cure any ambiguity, to correct or supplement any provision in the Indenture which may be defective or inconsistent with any other provision therein, or to make any other provisions with respect to matters or questions arising under the Indenture that shall not be inconsistent with the provisions of the Indenture or to make any other changes, provided that in each case, such provisions shall not adversely affect the interests of the holders of the Notes in any material respect as determined in good faith by our board of directors;

•	to close the Indenture with respect to the authentication and delivery of additional series of the Notes;
•	to qualify, or maintain qualification of, the Indenture under the Trust Indenture Act of 1939, as amended;
•

to supplement any of the provisions of the Indenture to such extent as shall be necessary to permit or facilitate the defeasance and discharge of the Notes pursuant to the terms of the Indenture; provided in each case that any such action shall not adversely affect the interests of the holders of the Notes in any material respect; or

•	to conform the terms of the Indenture and the Notes to the description of the notes contained herein.

The Trustee shall be entitled to receive an officer’s certificate and opinion of counsel stating that the execution of such supplemental indenture is authorized or permitted by the Indenture and that all conditions precedent to the execution of such supplemental indenture have been complied with.

Legal Defeasance and Covenant Defeasance

We may choose to either discharge our obligations under the Indenture and the Notes in a legal defeasance or to release ourselves from certain or all of our covenant restrictions under the Indenture and the Notes in a covenant defeasance. We may do so after we irrevocably deposit with the Trustee for the benefit of the holders of the Notes sufficient cash and/or U.S. government securities to pay the principal of (and premium, if any) and interest and any other sums due on the stated maturity date or a redemption date of the Notes. If we choose the legal defeasance option, the holders of the Notes will not be entitled to the benefits of the Indenture except for certain limited rights, including registration of transfer and exchange of Notes, replacement of lost, stolen or mutilated Notes and the right to receive payments of the principal of (and premium, if any) and interest on such Notes when such payments are due.

We may discharge our obligations under the Indenture pursuant to a legal defeasance or release ourselves from covenant restrictions pursuant to a covenant defeasance only if we meet certain requirements. Among other things, we must deliver to the Trustee an opinion of our legal counsel to the effect that holders of the Notes will not recognize income, gain or loss for federal income tax purposes as a result of such defeasance and will be subject to federal income tax on the same amount, in the same manner and at the same times, as would have been the case if such deposit and defeasance had not occurred. In the case of legal defeasance only, this opinion must be based on either a ruling received from or published by the Internal Revenue Service (the “IRS”) or a change in the applicable federal income tax law. We may not have a default under the Indenture or the Notes on the date of deposit and, under certain circumstances, 91 days after such deposit. The discharge may not cause the Trustee to have a conflicting interest for purposes of the Trust Indenture Act and may not result in our becoming an investment company in violation of the Investment Company Act of 1940, as amended. The discharge may not violate any of our agreements to which we are a party or by which we are bound.

Any defeasance of the Notes pursuant to the Indenture shall be subject to our obtaining the prior approval of the Federal Reserve and any additional requirements that the Federal Reserve may impose with respect to defeasance of the Notes. Notwithstanding the foregoing, if, due to a change in law, regulation or policy subsequent to the issue date of the Notes the Federal Reserve does not require that defeasance of instruments be subject to Federal Reserve approval in order for the instrument to be accorded Tier 2 capital treatment, then no such approval of the Federal Reserve will be required for such defeasance.

Satisfaction and Discharge

We may discharge our obligations under the Indenture and the Notes if: (a) all outstanding Notes have been delivered for cancellation; (b) all outstanding Notes (i) have become due and payable, (ii) will become due and payable at their stated maturity within one year, or (iii) if redeemable at our option, are to be called for redemption within one year under arrangements satisfactory to the Trustee for the giving of notice of redemption by the Trustee in our name and at our expense; and we, in the case of the immediately preceding clauses (i), (ii) and (iii), have irrevocably deposited or caused to be deposited with the Trustee an amount sufficient to pay and discharge the principal of (and premium or make-whole amount, if any) and interest on, and any Additional Amounts with respect to, all outstanding Notes and any other sums due on the stated maturity date or a redemption date, to the date of such deposit (in the case of Notes that have become due and payable) or the stated maturity date or redemption date, as the case may be.

Consolidation, Merger and Sale of Assets

The Indenture provides that we may consolidate with, or sell, lease or convey all or substantially all of our assets to, or merge with or into any other person, provided that in any such case:

•

either (a) we are the continuing entity or (b) if we consolidate with or merge with or into another person or sell, lease or convey all or substantially all of our assets to any other person, the person formed by such consolidation or into which we merge, or the person that acquires our assets, is a person organized and existing under the laws of the United States or a state thereof or the District of Columbia, expressly assumes the due and punctual payment of the principal of (and premium or make-whole amount, if any) and interest (including all Additional Amounts, if any) on the Notes and the due and punctual performance and observance of all of the covenants and conditions of the Indenture to be performed by us, by supplemental indenture satisfactory to the Trustee and executed and delivered to the Trustee by such person;

•	immediately after giving effect to such transaction, no Event of Default shall have occurred and be continuing; and
•

we have complied with our obligations to deliver certain documentation to the Trustee, including an officers’ certificate and opinion of counsel each stating that such consolidation, sale, lease, conveyance or merger complies with the Indenture.

Further Issues

If no Event of Default has occurred and is continuing with respect to the Notes, we may, from time to time, without notice to or the consent of the holders of the Notes, create and issue further notes ranking equally with the Notes and with identical terms in all respects (or in all respects except for the offering price, the payment of interest accruing prior to the issue date of such further notes or except for the first payment of interest following the issue date of such further notes) in order that such further notes may be consolidated and form a single series with the Notes and have the same terms as to status, redemption or otherwise as the Notes; provided however, that a separate CUSIP number will be issued for any such additional notes unless such additional notes are fungible with the Notes for U.S. federal income tax purposes, subject to the procedures of the DTC.

The Trustee may conclusively rely upon certificates, opinions or other documents furnished to it under the Indenture and shall have no responsibility to confirm or investigate the accuracy of mathematical calculations or other facts stated therein. The Trustee shall have no responsibility for monitoring Triumph’s compliance with any of its covenants under the Indenture.

Paying Agent

We may appoint one or more financial institutions to act as our paying agents, at whose designated offices the Notes in non-Global form may be surrendered for payment at their maturity. We call each of those offices a paying agent. We may add, replace or terminate paying agents from time to time. We may also choose to act as our own paying agent. Initially, we have appointed the Trustee, at its office at Wells Fargo Bank, National Association, 150 East 42nd Street, 40th Floor, New York, New York 10017, Attention: Corporate Trust Services—Administrator, Triumph Bancorp, Inc., as the paying agent for the Notes. We must notify you of changes in the paying agents.

Governing Law

The Indenture provides that the Notes will be governed by, and construed in accordance with, the laws of the State of New York.

Tier 2 Capital

The Notes are intended to qualify as Tier 2 capital under the capital rules established by the Federal Reserve for bank holding companies, as the same may be amended or supplemented from time to time. The rules set forth specific criteria for instruments to qualify as Tier 2 capital. Among other things, the Notes must:

•	be unsecured;
•	have a minimum original maturity of at least five years;
•	be subordinated in right of payment to TBK Bank’s depositors and general creditors and to each of our non-bank subsidiaries’ depositors and general creditors;
•

not contain provisions permitting the holders of the Notes to accelerate payment of principal prior to maturity except in the event of receivership, insolvency, liquidation or similar proceedings of a bank holding company or a major bank subsidiary;

•

only be callable after a minimum of five years following issuance, except upon the occurrence of certain special events, as described above, and, in any case, subject to obtaining the prior approval of the Federal Reserve or other primary federal regulator to the extent such approval is then required under the rules of the Federal Reserve or such other regulator; and

•

unless the Federal Reserve authorizes us to do otherwise in writing, not be redeemed or repurchased unless they are replaced with other Tier 2 capital instruments or unless we can demonstrate to the satisfaction of the Federal Reserve that following redemption, we will continue to hold capital commensurate with our risk.

Clearance and Settlement

The Notes will be represented by one or more global certificates, which we refer to individually as a Global Note and collectively as the Global Notes, deposited with or on behalf of DTC and registered in the name of Cede & Co. or other nominee of DTC. The Notes will be available for purchase in minimum denominations of $1,000 and integral multiples of $1,000 in excess thereof in book-entry form only. So long as DTC or any successor depositary, which we refer to collectively as the Depositary or its nominee is the registered owner of the Global Notes, the Depositary, or such nominee, as the case may be, will be considered to be the sole owner or holder of the Notes for all purposes of the Indenture. Beneficial interests in the Global Notes will be represented through book-entry accounts of financial institutions acting on behalf of beneficial owners as direct and indirect participants in DTC. Investors may not elect to receive a certificate representing their Notes while the Notes are held by a Depositary. Investors may elect to hold interests in the Global Notes through DTC either directly if they are participants in DTC or indirectly through organizations that are participants in DTC.

The laws of some jurisdictions may require that some purchasers of securities take physical delivery of securities in definitive form. These laws may impair the ability to transfer beneficial interests in the Notes, so long as the corresponding securities are represented by Global Notes.

DTC is a limited-purpose trust company organized under the New York Banking Law, a “banking organization” within the meaning of the New York Banking Law, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code and a “clearing agency” registered pursuant to the provisions of Section 17A of the Exchange Act. DTC holds securities that its direct participants deposit with DTC. DTC also facilitates the post-trade settlement among participants of sales and other securities transactions in deposited securities, through electronic computerized book-entry transfers and pledges between participants’ accounts. This eliminates the need for physical movement of securities certificates. Direct participants include securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations. DTC is a wholly owned subsidiary of The Depository Trust & Clearing Corporation, which, in turn, is owned by its principal users, which include banks, broker-dealers, mutual funds and other financial institutions. Access to the DTC system is also available to others, referred to as indirect participants, such as securities brokers and dealers, banks, trust companies and clearing corporations that clear through or maintain a direct or indirect custodial relationship with a direct participant. The rules applicable to DTC and its participants are on file with the SEC.

Purchases of securities under the DTC system must be made by or through direct participants, which will receive a credit for the securities on DTC’s records. The ownership interest of each beneficial owner of securities will be recorded on the direct or indirect participants’ records. Beneficial owners will not receive written confirmation from DTC of their purchase. Beneficial owners are, however, expected to receive written confirmations providing details of the transaction, as well as periodic statements of their holdings, from the direct or indirect participant through which the beneficial owner entered into the transaction. Under a book-entry format, holders may experience some delay in their receipt of payments, as such payments will be forwarded by the depositary to Cede & Co., as nominee for DTC. DTC will forward the payments to its participants, who will then forward them to indirect participants or holders. Beneficial owners of securities other than DTC or its nominees will not be recognized by the relevant registrar, transfer agent, paying agent or trustee as registered holders of the securities entitled to the benefits of the Indenture. Beneficial owners that are not participants will be permitted to exercise their rights only indirectly through and according to the procedures of participants and, if applicable, indirect participants.

To facilitate subsequent transfers, all securities deposited by direct participants with DTC are registered in the name of DTC’s partnership nominee, Cede & Co., or such other name as may be requested by an authorized representative of DTC. The deposit of securities with DTC and their registration in the name of Cede & Co. or such other DTC nominee do not effect any change in beneficial ownership. DTC has no knowledge of the actual beneficial owners of the securities; DTC’s records reflect only the identity of the direct participants to whose accounts the securities are credited, which may or may not be the beneficial owners. The direct and indirect participants will remain responsible for keeping account of their holdings on behalf of their customers.

Conveyance of redemption notices and other communications by DTC to direct participants, by direct participants to indirect participants, and by direct and indirect participants to beneficial owners will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time. If less than all of the securities of any class are being redeemed, DTC will determine the amount of the interest of each direct participant to be redeemed in accordance with its then current procedures.

Neither DTC nor Cede & Co. (nor any other DTC nominee) will consent or vote with respect to any securities unless authorized by a direct participant in accordance with DTC’s procedures. Under its usual procedures, DTC mails an omnibus proxy to the issuer as soon as possible after the record date. The omnibus proxy assigns Cede & Co.’s consenting or voting rights to those direct participants to whose accounts securities are credited on the record date (identified in a listing attached to the omnibus proxy).

DTC may discontinue providing its services as securities depositary with respect to the Notes at any time by giving reasonable notice to the issuer or its agent. Under these circumstances, in the event that a successor securities depositary is not obtained, certificates for the Notes are required to be printed and delivered. We may decide to discontinue the use of the system of book-entry-only transfers through DTC (or a successor securities depositary). In that event, certificates for the Notes will be printed and delivered to DTC.

As long as DTC or its nominee is the registered owner of the Global Notes, DTC or its nominee, as the case may be, will be considered the sole owner and holder of the Global Notes and all securities represented by these certificates for all purposes under the instruments governing the rights and obligations of holders of such securities. Except in the limited circumstances referred to above, owners of beneficial interests in Global Notes:

•	will not be entitled to have such global security certificates or the securities represented by these certificates registered in their names;
•	will not receive or be entitled to receive physical delivery of securities certificates in exchange for beneficial interests in global security certificates; and
•

will not be considered to be owners or holders of the global security certificates or any securities represented by these certificates for any purpose under the instruments governing the rights and obligations of holders of such securities.

All payments of principal and interest on the securities represented by the Global Notes and all transfers and deliveries of such securities will be made to DTC or its nominee, as the case may be, as the registered holder of the securities. DTC’s practice is to credit direct participants’ accounts upon DTC’s receipt of funds and corresponding detail information from the issuer or its agent, on the payable date in accordance with their respective holdings shown on DTC’s records. Payments by participants to beneficial owners will be governed by standing instructions and customary practices, as is the case with securities held for the accounts of customers in bearer form or registered in “street name,” and will be the responsibility of that participant and not of DTC, the depositary, the issuer, the Trustee or any of their agents, subject to any statutory or regulatory requirements as may be in effect from time to time. Payment of principal and interest on the securities represented by the Global Notes to Cede & Co. (or such other nominee as may be requested by an authorized representative of DTC) is the responsibility of the issuer or its agent, disbursement of such payments to direct participants will be the responsibility of DTC, and disbursement of such payments to the beneficial owners will be the responsibility of direct and indirect participants.

Ownership of beneficial interests in the Global Notes will be limited to participants or persons that may hold beneficial interests through institutions that have accounts with DTC or its nominee. Ownership of beneficial interests in Global Notes will be shown only on, and the transfer of those ownership interests will be effected only through, records maintained by DTC or its nominee, with respect to participants’ interests, or any participant, with respect to interests of persons held by the participant on their behalf. Payments, transfers, deliveries, exchanges, redemptions and other matters relating to beneficial interests in Global Notes may be subject to various policies and procedures adopted by DTC from time to time. None of Triumph, the Trustee or any agent for any of them will have any responsibility or liability for any aspect of DTC’s or any direct or indirect participant’s records relating to, or for payments made on account of, beneficial interests in Global Notes, or for maintaining, supervising or reviewing any of DTC’s records or any direct or indirect participant’s records relating to these beneficial ownership interests.

Although DTC has agreed to the foregoing procedures in order to facilitate transfer of interests in the Global Notes among participants, DTC is under no obligation to perform or continue to perform these procedures, and these procedures may be discontinued at any time. Neither Triumph nor the Trustee will have any responsibility for the performance by DTC or its direct participants or indirect participants under the rules and procedures governing DTC.

Because DTC can act only on behalf of direct participants, who in turn act only on behalf of direct or indirect participants, and certain banks, trust companies and other persons approved by it, the ability of a beneficial owner of securities to pledge them to persons or entities that do not participate in the DTC system may be limited due to the unavailability of physical certificates for the securities.

DTC has advised us that it will take any action permitted to be taken by a registered holder of any securities under the Indenture, only at the direction of one or more participants to whose accounts with DTC the relevant securities are credited.

The information in this section concerning DTC and its book-entry system has been obtained from sources that we believe to be accurate, but neither we nor the underwriters assume any responsibility for the accuracy or completeness thereof.

Trustee

Wells Fargo Bank, National Association, will act as Trustee under the Indenture. From time to time, we, and one or more of our subsidiaries, may maintain deposit accounts and conduct other banking transactions, including lending transactions, with the Trustee in the ordinary course of business. Additionally, we maintain banking relationships with the Trustee and its affiliates in the ordinary course of business.

Upon the occurrence of (i) an event which, after notice or lapse of time or both, would become an event of default under the Notes or (ii) a default under another indenture under which the Trustee serves as trustee, the Trustee may be deemed to have a conflicting interest. Under such circumstances, the Trustee must eliminate the conflict or resign. In that event, we would be required to appoint a successor trustee.

Notices

Any notices required to be given to the holders of the Notes will be given in accordance with the Indenture by mail or electronic means. Notwithstanding any other provision of the Indenture or any Note, where the Indenture or any Note provides for notice of any event or any other communication (including any notice of redemption or repurchase) to a holder of a Note (whether by mail or otherwise), such notice shall be sufficiently given if given to DTC (or its designee) pursuant to the applicable procedures from DTC or its designee, including by electronic mail in accordance with accepted practices at DTC.

CERTAIN UNITED STATES FEDERAL INCOME TAX CONSEQUENCES

The following is a summary of certain United States federal income tax consequences of the acquisition, ownership and disposition of the Notes by U.S. Holders (as defined below) and Non-U.S. Holders (as defined below), but does not purport to be a complete analysis of all potential tax considerations. This summary is based upon the United States Internal Revenue Code of 1986, as amended (which we refer to as the “Code”), the Treasury Regulations promulgated under the Code (which we refer to as the “Regulations”), and administrative and judicial interpretations of the Code and the Regulations, all as of the date hereof and all of which are subject to change, possibly on a retroactive basis. This summary is limited to the tax consequences with respect to Notes that are purchased by an initial holder at their original issue price for cash and that are held as capital assets within the meaning of Section 1221 of the Code (generally, property held for investment). This summary does not address the tax consequences to subsequent purchasers of the Notes. We intend, and by acquiring any Notes each beneficial holder of a Note will agree, to treat the Notes as indebtedness for United States federal income tax purposes, and this summary assumes such treatment. This summary does not purport to deal with all aspects of United States federal income taxation that might be relevant to particular holders in light of their circumstances or status, nor does it address specific tax consequences that may be relevant to particular holders (including, for example, financial institutions, broker-dealers, traders in securities that elect mark-to-market treatment, insurance companies, qualified insurance plans, qualified retirement plans and individual retirement accounts, governmental entities, controlled foreign corporations, passive foreign investment companies, regulated investment companies, real estate investment trusts, grantor trusts, partnerships or other pass-through entities, United States expatriates, tax-exempt organizations, U.S. Holders that have a functional currency other than the United States dollar, persons who hold Notes as part of a straddle, hedge, conversion or other integrated financial transaction, or persons required to accelerate the recognition of any item of gross income with respect to the notes as a result of such income being recognized on an applicable financial statement). In addition, this summary does not address tax consequences arising under the unearned income Medicare contribution tax pursuant to the Health Care and Education Reconciliation Act of 2010, nor does it address United States federal alternative minimum, estate and gift tax consequences or consequences under the tax laws of any state, local or foreign jurisdiction or any considerations with respect to any withholding required pursuant to the Foreign Account Tax Compliance Act of 2010 (including the Treasury regulations promulgated thereunder and intergovernmental agreements entered in connection therewith). We have not sought, and will not seek, any ruling from the Internal Revenue Service (the “IRS”) with respect to the statements made and the conclusions reached in this summary, and we cannot assure you that the IRS will agree with such statements and conclusions.

If a partnership holds Notes, the tax treatment of a partner in the partnership generally will depend upon the status of the partner and the activities of the partnership. If you are a partner in a partnership holding Notes, you should consult your tax advisor.

THIS SUMMARY IS FOR GENERAL INFORMATION ONLY. PROSPECTIVE PURCHASERS OF THE NOTES ARE URGED TO CONSULT THEIR OWN TAX ADVISORS CONCERNING THE UNITED STATES FEDERAL INCOME TAXATION AND OTHER TAX CONSEQUENCES TO THEM OF ACQUIRING, OWNING AND DISPOSING OF THE NOTES, AS WELL AS THE APPLICATION OF STATE, LOCAL AND FOREIGN INCOME AND OTHER TAX LAWS.

For purposes of this summary, a “U.S. Holder” is a beneficial owner of Notes that is, for United States federal income tax purposes, (i) a citizen or individual resident of the United States; (ii) a corporation or other entity taxable as a corporation created or organized under the laws of the United States, any state thereof, or the District of Columbia; (iii) an estate, the income of which is subject to United States federal income tax regardless of its source; or (iv) a trust, if a court within the United States is able to exercise primary supervision over the trust’s administration and one or more United States persons have the authority to control all of its substantial decisions or if a valid election to be treated as a United States person is in effect with respect to such trust. A “Non-U.S. Holder” is a beneficial owner of Notes that is neither a U.S. Holder nor a partnership for United States federal income tax purposes.

United States Federal Income Taxation of U.S. Holders

Payments of stated interest. It is expected and this discussion assumes that either the issue price of the Notes will equal the stated redemption price of the Notes or the Notes will be issued with no more than a de minimis amount of original issue discount. Accordingly, stated interest on a Note will generally be taxable to a U.S. Holder as ordinary income at the time such interest is received or accrued, depending on the holder’s regular method of accounting for United States federal income tax purposes.

Disposition of the Notes. Upon the sale, exchange or other taxable disposition of a Note, a U.S. Holder will generally recognize taxable gain or loss equal to the difference between (i) the sum of all cash plus the fair market value of all other property received on such disposition (except to the extent such cash or other property is attributable to accrued but unpaid interest, which is treated as interest as described above) and (ii) such holder’s adjusted tax basis in the Note. A U.S. Holder’s adjusted tax basis in a Note generally will equal the cost of the Note to such holder. Any gain or loss recognized on the disposition of a Note generally will be capital gain or loss, and will be long-term capital gain or loss if, at the time of such disposition, the U.S. Holder’s holding period for the Note is more than one year. Long-term capital gain of non-corporate U.S. Holders is generally taxed at preferential rates. The deductibility of capital losses is subject to limitations.

Backup withholding and information reporting. For each calendar year in which the Notes are outstanding, we generally are required to provide the IRS with certain information, including the beneficial owner’s name, address and taxpayer identification number, the aggregate amount of interest paid to that beneficial owner during the calendar year and the amount of tax withheld, if any. This obligation, however, does not apply with respect to payments to certain types of U.S. Holders, including tax-exempt organizations, provided that they establish entitlement to an exemption.

In the event that a U.S. Holder subject to the reporting requirements described above fails to provide its correct taxpayer identification number in the manner required by applicable law, or underreports its tax liability, we, our agent or paying agents, or a broker may be required to “backup” withhold at the applicable statutory rate (currently 24%) on each payment on the Notes and on the proceeds from a sale of the Notes. The backup withholding obligation, however, does not apply with respect to payments to certain types of U.S. Holders, including tax-exempt organizations, provided that they establish entitlement to an exemption.

Backup withholding is not an additional tax and may generally be refunded or credited against the U.S. Holder’s United States federal income tax liability, provided that the required information is timely furnished to the IRS.

U.S. Holders should consult their own tax advisors regarding their qualifications for an exemption from backup withholding, and the procedure for establishing such exemption, if applicable.

United States Federal Income Taxation of Non-U.S. Holders

Payments of interest. Subject to the discussion of backup withholding and FATCA below, payments of interest on the Notes to a Non-U.S. Holder will generally not be subject to United States federal withholding tax under the “portfolio interest exemption,” provided that:

•

such payments are not effectively connected with the conduct of a United States trade or business, or in the case of an income tax treaty resident, a United States permanent establishment (or, in the case of an individual, a fixed base) maintained by the Non-U.S. Holder in the United States;

•	the Non-U.S. Holder does not actually or constructively own 10% or more of the total combined voting power of all classes of our stock entitled to vote;
•	the Non-U.S. Holder is not a controlled foreign corporation that, for United States federal income tax purposes, is related (within the meaning of Section 864(d)(4) of the Code) to us;
•	the Non-U.S. Holder is not a bank described in Section 881(c)(3)(A) of the Code; and

•

either (a) the beneficial owner of the Notes certifies on IRS Form W-8BEN or W-8BEN-E (or a suitable substitute form or successor form), under penalties of perjury, that it is not a “U.S. person” (as defined in the Code) and provides its name and address or (b) a securities clearing organization, bank or other financial institution that holds customers’ securities in the ordinary course of its trade or business and holds the Notes on behalf of the beneficial owner and certifies to us or our agent, under penalties of perjury, that a properly executed IRS Form W-8BEN or W-8BEN-E (or a suitable substitute form or successor form) has been received from the beneficial owner by it or by any such financial institution between it and the beneficial owner and furnishes us with a copy thereof.

If a Non-U.S. Holder cannot satisfy the requirements of the “portfolio interest exemption,” payments of interest made to such Non-U.S. Holder will be subject to a 30% United States federal withholding tax unless the beneficial owner of the Note provides a properly executed:

•

IRS Form W-8BEN or W-8BEN-E (or a suitable substitute form successor form) claiming, under penalties of perjury, an exemption from, or reduction in, withholding tax under an applicable income tax treaty, or

•

IRS Form W-8ECI (or successor form) stating that interest paid on the Note is not subject to withholding tax because it is effectively connected with a United States trade or business or, if certain treaties apply, it is attributable to a permanent establishment or fixed base maintained in the United States of the beneficial owner (in which case such interest will be subject to regular graduated United States tax rates as described below).

Non-U.S. Holders should consult their own tax advisors about the specific methods for satisfying these requirements. A claim for exemption will not be valid if the person receiving the applicable form has actual knowledge or reason to know that the statements on the form are false.

If interest on the Note is effectively connected with a United States trade or business of the beneficial owner (and, if required by an applicable income tax treaty, attributable to a United States permanent establishment or fixed base), the Non-U.S. Holder, although exempt from the withholding tax described above, will be subject to United States federal income tax on such interest on a net income basis in the same manner as if it were a U.S. Holder. In addition, if such Non-U.S. Holder is a foreign corporation, it may be subject to a branch profits tax equal to 30% (unless reduced by an applicable income tax treaty) in respect of such interest.

Disposition of the Notes. Subject to the discussion of backup withholding and FATCA below, no withholding of United States federal income tax will generally be required with respect to any gain or income realized by a Non-U.S. Holder upon the sale, exchange or other disposition of a Note (except to the extent such income is attributable to accrued but unpaid interest, which will be treated as interest as described above under “—Payments of interest”).

Except with respect to accrued and unpaid interest, a Non-U.S. Holder will not be subject to United States federal income tax on gain realized on the sale, exchange or other disposition of a Note unless the Non-U.S. Holder is an individual who is present in the United States for a period or periods aggregating 183 or more days in the taxable year of the disposition and certain other conditions are met, or such gain or income is effectively connected with a United States trade or business (and, if required by an applicable treaty, is attributable to a United States permanent establishment or fixed base). Accrued and unpaid interest realized on a sale, exchange or other disposition of a Note will be treated as discussed above under “—Payments of interest.”

Backup withholding and information reporting. United States backup withholding will not apply to payments of interest on a Note or proceeds from the sale or other disposition of a Note payable to a Non-U.S. Holder if the certification described in “—Payments of interest” is duly provided by such Non-U.S. Holder or the Non-U.S. Holder otherwise establishes an exemption, provided that the payor does not have actual knowledge that the holder is a United States person or that the conditions of any claimed exemption are not satisfied. Certain information reporting still may apply to interest payments even if an exemption from backup withholding is established. Copies of any information returns reporting interest payments and any withholding also may be made available to the tax authorities in the country in which a Non-U.S. Holder resides under the provisions of an applicable income tax treaty.

Backup withholding is not an additional tax. Any amounts withheld under the backup withholding tax rules from a payment to a Non-U.S. Holder will be allowed as a refund or a credit against such Non-U.S. Holder’s United States federal income tax liability, provided that the requisite procedures are followed.

Non-U.S. Holders should consult their own tax advisors regarding their particular circumstances and the availability of and procedure for establishing an exemption from backup withholding.

FATCA

Under Sections 1471 through 1474 of the Code and the applicable Treasury regulations (including recently proposed Treasury regulations) and administrative guidance thereunder, commonly referred to as FATCA, United States federal withholding tax at a rate of 30% is imposed on United States-source interest paid to (i) a “foreign financial institution” (as defined for this purpose) unless such institution is exempt from FATCA withholding pursuant to an applicable intergovernmental agreement between the jurisdiction in which it is located and the United States, enters into an agreement with the United States government to collect and provide to the United States tax authorities information regarding United States account holders of such institution (which would include certain equity and debt holders of such institution, as well as certain account holders that are foreign entities with United States owners) or meets other exemptions or (ii) a foreign entity that is not a financial institution, unless such entity is exempt from FATCA withholding pursuant to an applicable intergovernmental agreement between the jurisdiction in which it is located and the United States, provides the withholding agent with a certification identifying any substantial United States owners of the entity (as defined for this purpose) or meets other exemptions. However, proposed Treasury regulations have been issued that, when finalized, will provide for the repeal of the 30% withholding tax that would have applied to payments of gross proceeds from the sale, exchange or other disposition of the Notes after December 31, 2018. In the preamble to the proposed regulations, the government provided that taxpayers may rely upon this repeal until the issuance of final regulations.

If FATCA withholding is imposed, a Non-U.S. Holder that is not a foreign financial institution may under certain circumstances be eligible for a refund or credit of any amounts withheld by filing certain information with the IRS. Prospective investors should consult their own tax advisors regarding the effects of FATCA on their investment in the Notes.

THE FOREGOING SUMMARY DOES NOT DISCUSS ALL ASPECTS OF U.S. FEDERAL INCOME TAXATION THAT MAY BE RELEVANT TO INVESTORS IN LIGHT OF THEIR PARTICULAR CIRCUMSTANCES AND INCOME TAX SITUATION. INVESTORS SHOULD CONSULT THEIR OWN TAX ADVISORS AS TO THE SPECIFIC TAX CONSEQUENCES THAT WOULD RESULT FROM THEIR PURCHASE, OWNERSHIP AND DISPOSITION OF THE NOTES, INCLUDING THE APPLICATION AND EFFECT OF STATE, LOCAL AND OTHER TAX LAWS AND THE POSSIBLE EFFECTS OF CHANGES IN FEDERAL OR OTHER TAX LAWS.

CERTAIN BENEFIT PLAN AND ERISA CONSIDERATIONS

The following is a summary of certain considerations associated with the acquisition and holding of the Notes by an employee benefit plan (as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended (we refer to this Act as “ERISA”)) that is subject to Title I of ERISA, a plan or other arrangement subject to Section 4975 of the Code, including an individual retirement account (we refer to an account of this type as an “IRA”), a plan subject to provisions under applicable federal, state, local, non-U.S. or other laws or regulations that are similar to the provisions of Title I of ERISA or Section 4975 of the Code (we refer to these similar laws as “Similar Laws”) and any entity whose underlying assets include “plan assets” by reason of any such employee benefit or retirement plan’s investment in such entity (each of which we refer to as a “Plan”).

The following discussion is general in nature and is not intended to be a complete discussion of the applicable laws and regulations pertaining to an investment in the Notes by a Plan. The following discussion is not intended to be legal advice and is based on applicable law and regulations in effect as of the date of this prospectus supplement; we do not undertake any obligation to update this summary as a result of changes in applicable law or regulations. Fiduciaries of Plans should consult with their own legal counsel before purchasing the Notes. References herein to the acquisition, holding or disposition of Notes also refer to the acquisition, holding or disposition of any beneficial interest in the Notes.

General Fiduciary Matters. ERISA and the Code impose certain duties on persons who are fiduciaries of a Plan subject to Title I of ERISA or Section 4975 of the Code (an “ERISA Plan”) and prohibit certain transactions involving the assets of an ERISA Plan with its fiduciaries or other interested parties. Plans that are governmental plans (as defined in Section 3(32) of ERISA), certain church plans (as defined in Section 3(33) of ERISA or Section 4975(g)(3) of the Code) and non-U.S. plans (as described in Section 4(b)(4) of ERISA) are not subject to the requirements of ERISA or Section 4975 of the Code (but may be subject to similar prohibitions under Similar Laws).

In considering the acquisition, holding and, to the extent relevant, disposition of Notes with a portion of the assets of a Plan, a fiduciary should determine whether the investment is in accordance with the documents and instruments governing the Plan and the applicable provisions of ERISA, the Code or any Similar Law relating to a fiduciary’s duties to the Plan including, without limitation, the prudence, diversification, delegation of control and prohibited transaction provisions of ERISA, the Code and any other applicable Similar Laws.

Prohibited Transaction Issues. Section 406 of ERISA prohibits ERISA Plans from engaging in specified transactions involving plan assets with persons or entities who are “parties in interest,” within the meaning of Section 3(14) of ERISA, and Section 4975 of the Code imposes an excise tax on certain “disqualified persons,” within the meaning of Section 4975 of the Code, who engage in similar transactions, in each case unless an exemption is available. A party in interest or disqualified person who engages in a non-exempt prohibited transaction may be subject to excise taxes and other penalties and liabilities under ERISA and the Code. In addition, a fiduciary of an ERISA Plan that engages in such a non-exempt prohibited transaction may be subject to penalties and liabilities under ERISA and the Code. In the case of an IRA, the occurrence of a prohibited transaction could cause the IRA to lose its tax-exempt status.

Triumph, the underwriter, and certain of our or their affiliates may be parties in interest or disqualified persons with respect to ERISA Plans and, accordingly, the acquisition, holding or disposition of Notes by an ERISA Plan with respect to which Triumph or the underwriter (or certain of our or their affiliates) is considered a party in interest or a disqualified person may constitute or result in a prohibited transaction under Section 406 of ERISA and/or Section 4975 of the Code, unless the Notes are acquired, held and disposed of in accordance with an applicable statutory, class or individual prohibited transaction exemption. In this regard, the U.S. Department of Labor has issued prohibited transaction class exemptions, or “PTCEs,” that may apply to the acquisition and holding of the Notes. These class exemptions include, without limitation, PTCE 84-14 respecting transactions determined by independent qualified professional asset managers, PTCE 90-1 respecting insurance company pooled separate accounts, PTCE 91-38 respecting bank collective investment funds, PTCE 95-60 respecting life insurance company general accounts and PTCE 96-23 respecting transactions determined by in-house asset managers. In addition, Section 408(b)(17) of ERISA and Section 4975(d)(20) of the Code each provides a limited exemption, commonly referred to as the “service provider exemption,” from the prohibited transaction provisions of ERISA and Section 4975 of the Code for the purchase and sale of the notes and related lending transactions with a party in interest and/or a disqualified person (other than a fiduciary or an affiliate that, directly or indirectly, has or exercises any discretionary authority or control or renders any investment advice with respect to the assets of any ERISA Plan involved in the transaction) solely by reason of providing services to the Plan or by relationship to a service provider, provided that the ERISA Plan pays no more than adequate consideration in connection with the transaction. There can be no assurance that all of the conditions of any such exemptions will be satisfied at the time that the Notes are acquired by a purchaser, or thereafter, if the facts relied upon for utilizing a prohibited transaction exemption change.

Because of the foregoing, any person investing “plan assets” of any Plan should consult its own legal counsel to determine whether the acquisition, holding and disposition of Notes will constitute a prohibited transaction under ERISA or Section 4975 of the Code or similar violation of any applicable Similar Laws and whether exemptive relief is available.

Representation. Each acquirer or holder of a Note, including each fiduciary who causes an entity to acquire or hold a Note, will be deemed to have represented and warranted, throughout the period that such acquirer or holder holds such Note, that either (i) it is not a Plan, is not acting on behalf of a Plan, and no portion of the assets used to acquire or hold the Notes constitutes assets of any Plan, or (ii) the acquisition, holding and disposition of a Note will not constitute (a) a non-exempt prohibited transaction under Section 406 of ERISA or Section 4975 of the Code or similar violation under any applicable Similar Laws for which there is no applicable statutory, regulatory or administrative exemption, or (b) a breach of fiduciary or other duty or applicable law.

The foregoing discussion is general in nature and is not intended to be all-inclusive. Due to the complexity of these rules and the penalties that may be imposed upon persons involved in non-exempt prohibited transactions, it is particularly important that fiduciaries or other persons considering purchasing Notes on behalf of, or with the assets of, any Plan, consult with their counsel regarding the potential applicability of ERISA, Section 4975 of the Code and any Similar Laws to such investment and whether an exemption would be applicable to the purchase and holding of the Notes. The acquisition, holding and, to the extent relevant, disposition of Notes by or to any Plan is in no respect a representation by us or any of our affiliates or representatives that such an investment meets all relevant legal requirements with respect to investments by such Plans generally or any particular plan, or that such an investment is appropriate for Plans generally or any particular Plan. Each purchaser or holder of a Note will have exclusive responsibility for ensuring that its purchase, holding and subsequent disposition of the Note does not violate ERISA, the Code or any Similar Law.

UNDERWRITING

We have entered into an underwriting agreement, dated November 21, 2019, or the underwriting agreement, with Keefe, Bruyette & Woods, Inc., or the underwriter, with respect to the Notes. Subject to certain conditions, the underwriter has agreed to purchase the aggregate principal amount of Notes set forth next to its name in the following table.

Underwriter	Principal Amount of Notes
Keefe, Bruyette & Woods, Inc.	$39,500,000

Total	$39,500,000

The underwriting agreement provides that the obligations of the underwriter to purchase the Notes offered hereby are subject to certain conditions precedent and that the underwriter will purchase all of the Notes if any of the Notes are purchased.

Notes sold by the underwriter to the public will be offered at the public offering price set forth on the cover of this prospectus supplement. The underwriter may offer the Notes to selected dealers at the public offering price set forth on the cover of this prospectus supplement less a concession not in excess of 1.50% of the principal amount per note. After the initial offering, the underwriter may change the offering price and the other selling terms. The offering of the Notes by the underwriter is subject to receipt and acceptance and subject to the underwriter’s right to reject any order in whole or in part.

Underwriting Discount and Expenses

The following table summarizes the compensation to be paid by us to the underwriter. The underwriting discount is the difference between the public offering price and the amount the underwriter pay us to purchase the Notes from us.

Per Note	1.50%

Total	$592,500

In addition, we estimate that our total expenses for this offering, including our reimbursement of the underwriter for a portion of its out of pocket expenses incurred in connection with this offering, including legal fees and expenses, marketing, syndication and travel expenses, and excluding underwriting discounts and commissions, will be approximately $550,000. In accordance with Financial Industry Regulatory Authority Rule 5110, the underwriter’s reimbursed expenses are deemed underwriting compensation for this offering.

Indemnification

We have agreed to indemnify the underwriter, and persons who control the underwriter, against certain liabilities, including liabilities under the Securities Act of 1933, as amended, and to contribute to payments that the underwriter may be required to make in respect of these liabilities.

No Public Trading Market

There is currently no public trading market for the Notes. In addition, we have not applied and do not intend to apply to list the Notes on any national securities exchange or to have the Notes quoted on an automated dealer quotation system. The underwriter has advised us that they intend to make a market in the Notes. However, the underwriter is not obligated to do so and may discontinue any market-making in the Notes at any time in its sole discretion and without prior notice. Therefore, we cannot assure you that a liquid trading market for the Notes will develop or continue, that you will be able to sell your Notes at a particular time, or that the price that you receive when you sell will be favorable.

Stabilization

In connection with this offering of the Notes, the underwriter may engage in overallotment, stabilizing transactions and syndicate covering transactions. Overallotment involves sales in excess of the offering size, which create a short position for the underwriter. Stabilizing transactions involve bids to purchase the Notes in the open market for the purpose of pegging, fixing or maintaining the price of the Notes. Syndicate covering transactions involve purchases of the Notes in the open market after the distribution has been completed in order to cover short positions. Stabilizing transactions and syndicate covering transactions may cause the price of the Notes to be higher than it would otherwise be in the absence of those transactions. If the underwriter engages in stabilizing or syndicate covering transactions, they may discontinue such activities at any time without notice.

Neither we nor the underwriter make any representation or prediction as to the direction or magnitude of any effect that the transactions described above may have on the price of the Notes. In addition, neither we nor the underwriter make any representation that the underwriter will engage in these transactions or that these transactions, once commenced, will not be discontinued without notice.

Electronic Distribution

This prospectus supplement and the accompanying prospectus may be made available in electronic format on websites or through other online services maintained by the underwriter or its affiliates.

Other than the prospectus supplement and the accompanying prospectus in electronic format, information on such websites and any information contained in any other website maintained by the underwriter or its affiliates is not part of this prospectus supplement or our registration statement of which the related prospectus forms a part, has not been approved or endorsed by us or the underwriter in its capacity as underwriter and should not be relied on by investors.

Our Relationships with the Underwriter

The underwriter and its affiliates have engaged, or may in the future engage, in investment banking transactions and other commercial dealings in the ordinary course of business with us or our affiliates. The underwriter has received, or may in the future receive, customary fees and commissions for these transactions.

In addition, in the ordinary course of its business activities, the underwriter and its affiliates may make or hold a broad array of investments and actively trade indebtedness and equity securities (or related derivative securities) and financial instruments (including bank loans) for its own accounts and for the accounts of its customers. Such investments and securities activities may involve securities and/or instruments of ours or our affiliates. The underwriter and its affiliates may also make investment recommendations and/or publish or express independent research views in respect of such securities or financial instruments and may hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.

Other Matters

Other than in the United States, no action has been taken by us or the underwriter that would permit a public offering of the Notes offered by this prospectus supplement in any jurisdiction in which action for that purpose is required. The Notes offered by this prospectus supplement may not be offered or sold, directly or indirectly, nor may this prospectus supplement, the accompanying prospectus or any other offering material or advertisements in connection with the offer and sale of any such securities be distributed or published in any jurisdiction, except under circumstances that will result in compliance with the applicable rules and regulations of that jurisdiction. We and the underwriter require that the persons into whose possession this prospectus supplement comes inform themselves about, and observe any restrictions relating to, the offering and the distribution of this prospectus supplement. This prospectus supplement does not constitute an offer to sell or a solicitation of an offer to buy any securities offered by this prospectus supplement in any jurisdiction in which such an offer or a solicitation is unlawful.

We expect that delivery of the Notes will be made against payment therefor on or about November 27, 2019, which will be the fourth business day following the date hereof (such settlement being referred to as “T+4”). Under Rule 15c6-1 of the Exchange Act, trades in the secondary market generally are required to settle in two business days, unless the parties to any such trade expressly agree otherwise. Accordingly, purchasers who wish to trade the Notes prior to the delivery of the Notes hereunder will be required, by virtue of the fact that the Notes initially settle in T+4, to specify an alternate settlement arrangement at the time of any such trade to prevent a failed settlement. Purchasers of the Notes who wish to trade the Notes prior to their date of delivery hereunder should consult their advisors.

LEGAL MATTERS

The validity of the Notes we are offering will be passed upon for us by Wachtell, Lipton, Rosen & Katz, New York, New York. Additionally, certain legal matters relating to Texas law will be passed upon for us by Adam D. Nelson, who is our General Counsel, or another of our lawyers. Certain legal matters will be passed upon for the underwriters by Norton Rose Fulbright US LLP, Dallas, Texas.

EXPERTS

The consolidated financial statements of Triumph Bancorp, Inc. as of December 31, 2018 and 2017, and for each of the three years in the period ended December 31, 2018, have been audited by Crowe LLP, an independent registered public accounting firm, as set forth in their report appearing in our Annual Report on Form 10-K for the year ended December 31, 2018, and incorporated in this prospectus by reference. Such consolidated financial statements have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

PROSPECTUS

$250,000,000

TRIUMPH BANCORP, INC.

Debt Securities

Common Stock

Preferred Stock

Depositary Shares

Purchase Contracts

Warrants

Rights

Units

We may offer and sell from time to time, in one or more series, our debt securities, which may consist of notes, debentures, or other evidences of indebtedness, shares of our common stock or preferred stock, depositary shares, purchase contracts, warrants, rights and units comprised of two or more of these securities in any combination. The debt securities and preferred stock may be convertible into or exchangeable for other securities of ours. This prospectus provides you with a general description of these securities. Each time we offer any securities pursuant to this prospectus, we will provide you with a prospectus supplement, and, if necessary, a pricing supplement, that will describe the specific amounts, prices and terms of the securities being offered. These supplements may also add, update or change information contained in this prospectus. To understand the terms of the securities offered, before deciding to invest you should carefully read this prospectus with the applicable supplements, which together provide the specific terms of the securities we are offering.

The aggregate of the offering prices of the securities covered by this prospectus will not exceed $250,000,000.

Our voting common stock is listed on the NASDAQ Global Select Market under the symbol “TBK.” We expect that any common stock sold pursuant to a prospectus supplement will be listed on such exchange, subject to official notice of issuance. Any prospectus supplement will contain information, where applicable, as to any other listing on the NASDAQ Global Select Market or any other securities exchange of the other securities covered by the prospectus supplement.

The securities may be sold directly to investors, through agents designated from time to time or to or through underwriters or dealers. See “Plan of Distribution” on page 38 of this prospectus. If any agents or underwriters are involved in the sale of any securities in respect of which this prospectus is being delivered, the names of such agents or underwriters and any applicable commissions or discounts will be set forth in the applicable prospectus supplement. The net proceeds we expect to receive from such sale also will be set forth in the applicable prospectus supplement.

Investing in our securities involves risks. See the section entitled “Risk Factors” contained on page 8 of this prospectus and in the applicable prospectus supplement, and in the reports we file with the Securities and Exchange Commission that are incorporated by reference into this prospectus before deciding to invest in any of these securities.

These securities are not deposits or obligations of a bank or savings association and are not insured or guaranteed by the Federal Deposit Insurance Corporation or any other governmental agency.

This prospectus may be used to offer and sell securities only if accompanied by the prospectus supplement for those securities.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined that this prospectus or the accompanying prospectus supplement is accurate or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is March 30, 2018

IMPORTANT NOTICE ABOUT INFORMATION PRESENTED IN THIS PROSPECTUS AND THE ACCOMPANYING PROSPECTUS SUPPLEMENT

We may provide information to you about the securities we are offering in three separate documents that progressively provide more detail:

•	this prospectus, which provides general information, some of which may not apply to your securities;

•	the accompanying prospectus supplement, which describes the terms of the securities, some of which may not apply to your securities; and

•	if necessary, a pricing supplement, which describes the specific terms of your securities.

If the terms of your securities vary among the pricing supplement, the prospectus supplement and the accompanying prospectus, you should rely on the information in the following order of priority:

•	the pricing supplement, if any;

•	the prospectus supplement; and

•	this prospectus.

We include cross-references in this prospectus and the accompanying prospectus supplement to captions in these materials where you can find further related discussions. The following table of contents and the table of contents included in the accompanying prospectus supplement provide the pages on which these captions are located.

Unless indicated in the applicable prospectus supplement, we have not taken any action that would permit us to publicly sell these securities in any jurisdiction outside the United States. If you are an investor outside the United States, you should inform yourself about and comply with any restrictions as to the offering of the securities and the distribution of this prospectus.

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ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission (the “SEC”) using a “shelf” registration process. Under this shelf registration process, we may from time to time offer and sell the securities described in this prospectus in one or more offerings, up to a total dollar amount for all offerings of $250,000,000 in the aggregate, denominated in U.S. dollars or the equivalent in foreign currencies, currency units or composite currencies.

This prospectus provides you with a general description of the securities covered by it. Each time we offer these securities, we will provide a prospectus supplement that will contain specific information about the terms of the offer and include a discussion of any risk factors or other special considerations that apply to the securities. The prospectus supplement may also add, update or change information contained in this prospectus. You should read this prospectus, the applicable prospectus supplement and any pricing supplement together with the additional information described under the heading “Where You Can Find More Information.” If there is any inconsistency between the information in this prospectus and any prospectus supplement, you should rely on the information in the prospectus supplement.

All references in this prospectus to “we,” “us,” “our” or similar references mean Triumph Bancorp, Inc. and its consolidated subsidiaries, unless otherwise expressly stated or the context otherwise requires.

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the SEC a registration statement under the Securities Act of 1933, as amended (the “Securities Act”), that registers the offer and sale of the securities that we may offer under this prospectus. The registration statement, including the attached exhibits and schedules included or incorporated by reference in the registration statement, contains additional relevant information about us. The rules and regulations of the SEC allow us to omit certain information included in the registration statement from this prospectus. In addition, we file reports, proxy statements and other information with the SEC under the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

You may read and copy this information at the Public Reference Room of the SEC, located at 100 F Street, N.E., Room 1580, Washington, D.C. 20549. You may also obtain copies of this information by mail from the Public Reference Room at prescribed rates. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330.

The SEC also maintains an Internet world wide web site that contains reports, proxy statements and other information about issuers like us who file electronically with the SEC. The address of that site is:

http://www.sec.gov

The SEC allows us to “incorporate by reference” information into this prospectus. This means that we can disclose important information to you by referring you to another document that we file separately with the SEC. The information incorporated by reference is considered to be a part of this prospectus, except for any information that is superseded by information that is included directly in this document or in a more recent incorporated document.

This prospectus incorporates by reference the documents listed below that we have previously filed with the SEC (excluding any portion of these documents that has been furnished to and deemed not to be filed with the SEC).

Report(s)	Period(s) of Report(s) or Date(s) Filed
• Annual Report on Form 10-K filed on February 13, 2018	For the year ended December 31, 2017
• Definitive Proxy Statement filed on March 24, 2017	For Triumph’s 2017 Annual Meeting of Stockholders

This prospectus also incorporates by reference the description of our common stock set forth in the Registration Statement on Form 424B4 filed on November 7, 2014, and any amendment or report filed with the SEC for the purpose of updating such description. In addition, we incorporate by reference all future documents that we file with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of filing the initial registration statement of which this prospectus forms a part and prior to the effectiveness of such registration statement and after the date of this prospectus until the completion of the offering of the securities covered by this prospectus or until we terminate this offering. These documents include periodic reports, such as annual reports on Form 10-K, quarterly reports on Form 10-Q and current reports on Form 8-K (other than current reports furnished under Items 2.02 or 7.01 of Form 8-K), as well as proxy statements.

The information incorporated by reference contains information about us and our business, financial condition and results of operations and is an important part of this prospectus.

You can obtain any of the documents incorporated by reference in this document through us, or from the SEC through the SEC’s web site at www.sec.gov. Documents incorporated by reference are available from us without charge, excluding any exhibits to those documents, unless the exhibit is specifically incorporated by reference in those documents. You can obtain documents incorporated by reference in this prospectus by requesting them in writing or by telephone from us at the following address:

Triumph Bancorp, Inc.

Attention: Investor Relations

12700 Park Central Drive, Suite 1700

Dallas, Texas 72511

(214) 365-6900

In addition, we maintain a corporate website, www.triumphbancorp.com. We make available, through our website (by clicking “Investor Relations”), our annual reports on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K, and any amendments to those reports filed or furnished pursuant to Section 13(a) or 15(d) of the Exchange Act as soon as reasonably practicable after we electronically file such material with, or furnish it to, the SEC. This reference to our website is for the convenience of investors as required by the SEC and shall not be deemed to incorporate any information on the website into this registration statement.

We have not authorized anyone to give any information or make any representation about us that is different from, or in addition to, those contained in this prospectus or in any of the materials that we have incorporated into this prospectus. If anyone does give you information of this sort, you should not rely on it. If you are in a jurisdiction where offers to sell, or solicitations of offers to purchase, the securities offered by this document are unlawful, or if you are a person to whom it is unlawful to direct these types of activities, then the offer presented in this document does not extend to you. The information contained in this document speaks only as of the date of this document unless the information specifically indicates that another date applies.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus, the applicable prospectus supplements and the other documents we incorporate by reference in this prospectus, may contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the U.S. Private Securities Litigation Reform Act of 1995. These forward-looking statements reflect our current views with respect to, among other things, future events and our financial performance. These statements are often, but not always, made through the use of words or phrases such as “may,” “should,” “could,” “predict,” “potential,” “believe,” “will likely result,” “expect,” “continue,” “will,” “anticipate,” “seek,” “estimate,” “intend,” “plan,” “projection,” “would” and “outlook,” or the negative version of those words or other comparable of a future or forward-looking nature. These forward-looking statements are not historical facts and are based on current expectations, estimates and projections about our industry, management’s beliefs and certain assumptions made by management, many of which, by their nature, are inherently uncertain and beyond our control. Accordingly, we caution you that any such forward-looking statements are not guarantees of future performance and are subject to risks, assumptions and uncertainties that are difficult to predict. Although we believe that the expectations reflected in these forward-looking statements are reasonable as of the date made, actual results may prove to be materially different from the results expressed or implied by the forward-looking statements.

There are or will be important factors that could cause our actual results to differ materially from those indicated in these forward-looking statements, including, but not limited to, the following:

•	our limited operating history as an integrated company and our recent acquisitions;

•	business and economic conditions generally and in the bank and non-bank financial services industries, nationally and within our local market areas;

•	our ability to mitigate our risk exposures;

•	our ability to maintain our historical earnings trends;

•	risks related to the integration of acquired businesses (including our acquisition of nine branches from Independent Bank in Colorado and Valley Bancorp, Inc.) and any future acquisitions;

•	changes in management personnel;

•	interest rate risk;

•	concentration of our factoring services in the transportation industry;

•	credit risk associated with our loan portfolio;

•	lack of seasoning in our loan portfolio;

•	deteriorating asset quality and higher loan charge-offs;

•	time and effort necessary to resolve nonperforming assets;

•	inaccuracy of the assumptions and estimates we make in establishing reserves for probable loan losses and other estimates;

•	lack of liquidity;

•	fluctuations in the fair value and liquidity of the securities we hold for sale;

•	impairment of investment securities, goodwill, other intangible assets or deferred tax assets;

•	risks related to our acting as the asset manager for one or more collateralized loan obligations;

•	our risk management strategies;

•	environmental liability associated with our lending activities;

•	increased competition in the bank and non-bank financial services industries, nationally, regionally or locally, which may adversely affect pricing and terms;

•	the accuracy of our financial statements and related disclosures;

•	material weaknesses in our internal control over financial reporting;

•	system failures or failures to prevent breaches of our network security;

•	the institution and outcome of litigation and other legal proceedings against us or to which we become subject;

•	changes in carry-forwards of net operating losses;

•	changes in federal tax law or policy;

•

the impact of recent and future legislative and regulatory changes, including changes in banking, securities and tax laws and regulations, such as the Dodd-Frank Act and their application by our regulators;

•	governmental monetary and fiscal policies;

•	changes in the scope and cost of FDIC, insurance and other coverages;

•	failure to receive regulatory approval for future acquisitions; and

•	increases in our capital requirements.

The foregoing factors should not be construed as exhaustive. If one or more events related to these or other risks or uncertainties materialize, or if our underlying assumptions prove to be incorrect, actual results may differ materially from what we anticipate. Accordingly, you should not place undue reliance on any such forward-looking statements. Any forward-looking statement speaks only as of the date on which it is made and we do not undertake any obligation to publicly update or review any forward-looking statement, whether as a result of new information, future developments or otherwise. New factors emerge from time to time and it is not possible for us to predict which will arise. In addition, we cannot assess the impact of each factor on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements.

PROSPECTUS SUMMARY

This summary provides a general description of the securities we may offer. This summary is not complete and does not contain all of the information that may be important to you. For a more complete understanding of us and the terms of the securities we will offer, you should read carefully this entire prospectus, including the “Risk Factors” section, the applicable prospectus supplement for the securities and the other documents we refer to and incorporate by reference. In particular, we incorporate important business and financial information into this prospectus by reference.

The Securities We May Offer

We may use this prospectus to offer securities in an aggregate amount of up to $250,000,000 in one or more offerings. A prospectus supplement, which we will provide each time we offer securities, will describe the amounts, prices and detailed terms of the securities and may describe risks associated with an investment in the securities in addition to those described in the “Risk Factors” section of this prospectus. We will also include in the prospectus supplement, where applicable, information about material United States federal income tax considerations relating to the securities. Terms used in this prospectus will have the meanings described in this prospectus unless otherwise specified.

We may sell the securities to or through underwriters, dealers or agents or directly to purchasers. We, as well as any agents acting on our behalf, reserve the sole right to accept or to reject in whole or in part any proposed purchase of our securities. Each prospectus supplement will set forth the names of any underwriters, dealers or agents involved in the sale of our securities described in that prospectus supplement and any applicable fee, commission or discount arrangements with them.

Debt Securities

Our debt securities may be senior or subordinated in priority of payment. We will provide a prospectus supplement that describes the ranking, whether senior or subordinated, the specific designation, the aggregate principal amount, the purchase price, the maturity, the redemption terms, the interest rate or manner of calculating the interest rate, the time of payment of interest, if any, the terms for any conversion or exchange, including the terms relating to the adjustment of any conversion or exchange mechanism, the listing, if any, on a securities exchange and any other specific terms of the debt securities.

Common Stock

We may sell our common stock, par value $0.01 per share. In a prospectus supplement, we will describe the aggregate number of shares offered and the offering price or prices of the shares.

Preferred Stock; Depositary Shares

We may sell shares of our preferred stock in one or more series. In a prospectus supplement, we will describe the specific designation, the aggregate number of shares offered, the dividend rate or manner of calculating the dividend rate, the dividend periods or manner of calculating the dividend periods, the ranking of the shares of the series with respect to dividends, liquidation and dissolution, the stated value of the shares of the series, the voting rights of the shares of the series, if any, whether and on what terms the shares of the series will be convertible or exchangeable, whether and on what terms we can redeem the shares of the series, whether we will offer depositary shares representing shares of the series and if so, the fraction or multiple of a share of preferred stock represented by each depositary share, whether we will list the preferred stock or depositary shares on a securities exchange and any other specific terms of the series of preferred stock.

Purchase Contracts

We may issue purchase contracts, including purchase contracts issued as part of a unit with one or more other securities, for the purchase or sale of our debt securities, preferred stock, depositary shares or common stock. The price of our debt securities or price per share of common stock, preferred stock or depositary shares may be fixed at the time the purchase contracts are issued or may be determined by reference to a specific formula contained in the purchase contracts. We may issue purchase contracts in such amounts and in as many distinct series as we wish.

Warrants

We may sell warrants to purchase our debt securities, shares of preferred stock or shares of our common stock. In a prospectus supplement, we will inform you of the exercise price and other specific terms of the warrants, including whether our or your obligations, if any, under any warrants may be satisfied by delivering or purchasing the underlying securities or their cash value.

Rights

We may distribute rights to the holders of our common stock or other securities to purchase a specified number of shares of our common stock or other securities that the holder owns as of record date set by our board of directors. In a prospectus supplement, we will inform you of the exercise price and other specific terms of the rights.

Units

We may sell any combination of one or more of the other securities described in this prospectus, together as units. In a prospectus supplement, we will describe the particular combination of securities constituting any units and any other specific terms of the units.

RISK FACTORS

Investing in our securities involves risk. Before making an investment decision, you should carefully consider the risks described under “Risk Factors” in the applicable prospectus supplement and in our most recent Annual Report on Form 10-K, and in our updates to those Risk Factors in our Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, together with all of the other information appearing in this prospectus or incorporated by reference into this prospectus and any applicable prospectus supplement, in light of your particular investment objectives and financial circumstances. In addition to those risk factors, there may be additional risks and uncertainties of which management is not aware or on which management is not focused or that management deems immaterial. Our business, financial condition or results or operations could be materially adversely affected by any of these risks. The trading price of our securities could decline due to any of these risks, and you may lose all or part of your investment.

TRIUMPH BANCORP, INC.

We are a financial holding company headquartered in Dallas, Texas and registered under the Bank Holding Company Act of 1956, as amended. Through our wholly owned bank subsidiary, TBK Bank, SSB, (the “Bank”) we offer traditional banking services as well as commercial finance products to businesses that require specialized financial solutions. Our community banking operations include a full suite of lending and deposit products and services focused on our local market areas. These activities generate a stable source of core deposits and a diverse asset base to support our overall operations. Our commercial finance products include factoring, asset-based lending, equipment lending, and premium finance products offered on a nationwide basis. These product offerings supplement the asset generation capacity in our community banking markets and enhance the overall yield of our loan portfolio, enabling us to earn attractive risk-adjusted net interest margins. We believe our integrated business model distinguishes us from other banks and non-bank financial services companies in the markets in which we operate.

As of December 31, 2017, we had consolidated total assets of $3.499 billion, total loans held for investment of $2.811 billion, total deposits of $2.621 billion and total stockholders’ equity of $391.7 million.

Our voting common stock is listed on the NASDAQ Global Select Market under the symbol “TBK.” Our principal executive offices are located at 12700 Park Central Drive, Suite 1700, Dallas, Texas 75251. Our telephone number is (214) 365-6900.

Additional information about us and our subsidiaries is included in documents incorporated by reference in this prospectus. See “Where You Can Find More Information” on page 2 of this prospectus.

RATIO OF EARNINGS TO FIXED CHARGES AND RATIO OF EARNINGS TO COMBINED FIXED CHARGES AND PREFERRED STOCK DIVIDENDS

Our historical ratio of earnings to fixed charges and historical ratio of earnings to combined fixed charges and preferred stock dividend requirements for the periods indicated are set forth in the table below. The ratio of earnings to fixed charges is computed by dividing earnings by fixed charges. The ratio of earnings to combined fixed charges and preferred stock dividends is computed by dividing earnings by the sum of fixed charges and preferred stock dividends. For purposes of computing these ratios, earnings consist of income before income taxes plus interest expense, and fixed charges consist of interest expense and the interest portion of our rental expense. Preferred stock dividend requirements represent the amount of pre-tax income required to pay dividends on preferred shares.

Year Ended December 31,
	2017	2016	2015	2014	2013
Ratio of Earnings to Fixed Charges
Excluding interest on deposits	7.76x	10.02x	20.82x	5.95x	9.30x
Including interest on deposits	3.80x	3.58x	5.21x	3.57x	3.72x
Ratio of earnings to combined fixed charges and preferred stock dividends:
Excluding interest on deposits	6.87x	7.20x	13.53x	4.89x	6.27x
Including interest on deposits	3.60x	3.22x	4.68x	3.21x	3.21x

USE OF PROCEEDS

We do not currently know the number or types of securities that ultimately will be sold pursuant to this prospectus or the prices at which such securities will be sold. Unless otherwise specified in a prospectus supplement relating to a specific issue of securities accompanying this prospectus, we intend to use the net proceeds from the sale of the securities for general corporate purposes. Our general corporate purposes may include, without limitation, financing acquisitions for bank and non-bank financial services companies that we believe are complementary to our business and consistent with our growth strategy, repurchasing our securities, extending credit to, or funding investments in, our subsidiaries and repaying, reducing or refinancing indebtedness.

The precise amounts and the timing of our use of the net proceeds will depend upon market conditions, our subsidiaries’ funding requirements, the availability of other funds and other factors. Until we use the net proceeds in the manner described above, we may temporarily use them to make short-term investments. We expect that we will, on a recurrent basis, engage in additional financings as the need arises to finance our corporate strategies, to fund our subsidiaries, to finance acquisitions or otherwise.

DESCRIPTION OF DEBT SECURITIES

We may issue senior debt securities or subordinated debt securities. Senior debt securities will be issued under an indenture, referred to as the “senior indenture,” between us and a senior indenture trustee to be named in the applicable prospectus supplement. Subordinated debt securities will be issued under a separate indenture, referred to as the “subordinated indenture,” between us and a subordinated indenture trustee to be named in the applicable prospectus supplement. The senior indenture and the subordinated indenture are sometimes collectively referred to in this prospectus as the “indentures.” The indentures will be subject to and governed by the Trust Indenture Act of 1939. A copy of the form of each of these indentures is included as an exhibit to the registration statement of which this prospectus is a part.

The following briefly describes the general terms and provisions of the debt securities which may be offered and the indentures governing them. The particular terms of the debt securities offered, and the extent, if any, to which these general provisions may apply to the debt securities so offered, will be described in more detail in the applicable prospectus supplement relating to those securities. The following descriptions of the indentures are not complete and are subject to, and are qualified in their entirety by reference to, all the provisions of the respective indentures.

General

The indentures permit us to issue the debt securities from time to time, without limitation as to aggregate principal amount, and in one or more series. The indentures also do not limit or otherwise restrict the amount of other indebtedness which we may incur or other securities which we or our subsidiaries may issue, including indebtedness which may rank senior to the debt securities. Nothing in the subordinated indenture prohibits the issuance of securities representing subordinated indebtedness that is senior or junior to the subordinated debt securities.

Unless we give you different information in the prospectus supplement, the senior debt securities will be unsubordinated obligations and will rank equally with all of our other unsecured and unsubordinated indebtedness. Payments on the subordinated debt securities will be subordinated to the prior payment in full of all of our senior debt, as described under “Description of Debt Securities—Subordination” and in the applicable prospectus supplement.

We may issue debt securities if the conditions contained in the applicable indenture are satisfied. These conditions include the adoption of resolutions by our board of directors that establish the terms of the debt securities being issued. Any resolution approving the issuance of any issue of debt securities will include the terms of that issue of debt securities, which may include:

•	the title and series designation;

•	the aggregate principal amount and the limit, if any, on the aggregate principal amount or initial issue price of the debt securities which may be issued under the applicable indenture;

•	the principal amount payable, whether at maturity or upon earlier acceleration;

•

whether the principal amount payable will be determined with reference to an index, formula or other method which may be based on one or more currencies, currency units, composite currencies, commodities, equity indices or other indices;

•	whether the debt securities will be issued as original issue discount securities (as defined below);

•	the date or dates on which the principal of the debt securities is payable;

•	any fixed or variable interest rate or rates per annum or the method or formula for determining an interest rate;

•	the date from which any interest will accrue;

•	any interest payment dates;

•	whether the debt securities are senior or subordinated, and if subordinated, the terms of the subordination;

•	the price or prices at which the debt securities will be issued, which may be expressed as a percentage of the aggregate principal amount of those debt securities;

•	the stated maturity date;

•	whether the debt securities are to be issued in global form;

•	any sinking fund requirements;

•	any provisions for redemption, the redemption price and any remarketing arrangements;

•	the denominations of the securities or series of securities;

•	whether the debt securities are denominated or payable in United States dollars or a foreign currency or units of two or more foreign currencies;

•	any restrictions on the offer, sale and delivery of the debt securities;

•	the place or places where payments or deliveries on the debt securities will be made and may be presented for registration of transfer or exchange;

•	whether any of the debt securities will be subject to defeasance in advance of the date for redemption or the stated maturity date;

•

the terms, if any, upon which the debt securities are convertible into other securities of ours or another issuer and the terms and conditions upon which any conversion will be effected, including the initial conversion price or rate, the conversion period and any other provisions in addition to or instead of those described in this prospectus;

•	a description of any documents or certificates that must be received prior to the issuance of any definitive securities;

•

whether and under what circumstances additional amounts will be paid to non-U.S. citizens in connection with any tax, assessment or governmental charge and whether securities may be redeemed in lieu of paying such additional fees;

•	the identity of each security registrar or paying agent (if other than trustee);

•	any provisions granting special rights to securities holders upon the occurrence of specified events;

•	any deletions from, modifications of, or additions to any default events or covenants set forth in the form of indenture;

•	the portion of the principal amount payable upon the declaration of acceleration of the maturity of any securities;

•	the date any bearer securities of or within the series and any temporary global security representing outstanding securities shall be dated, if other than date of original issuance; and

•	any other terms of the debt securities which are not inconsistent with the provisions of the applicable indenture.

The debt securities may be issued as “original issue discount securities” which bear no interest or interest at a rate which at the time of issuance is below market rates and which will be sold at a substantial discount below their principal amount. If the maturity of any original issue discount security is accelerated, the amount payable to the holder of the security will be determined by the applicable prospectus supplement, the terms of the security and the relevant indenture, but may be an amount less than the amount payable at the maturity of the principal of that original issue discount security. Special federal income tax and other considerations relating to original issue discount securities will be described in the applicable prospectus supplement.

Under the indentures, the terms of the debt securities of any series may differ and we may, without the consent of the holders of the debt securities of any series, reopen a previous series of debt securities and issue additional debt securities of that series or establish additional terms of that series.

Please see the prospectus supplement or pricing supplement you have received or will receive for the terms of the specific debt securities we are offering.

You should be aware that special United States Federal income tax, accounting and other considerations may apply to the debt securities. The prospectus supplement relating to an issue of debt securities will describe these considerations.

Ranking of Debt Securities; Holding Company Structure

Senior Debt Securities. Payment of the principal of, premium, if any, and interest on senior debt securities will rank on a parity with all of our other unsecured and unsubordinated debt.

Subordinated Debt Securities. Payment of the principal of, premium, if any, and interest on subordinated debt securities will be junior in right of payment to the prior payment in full of all of our senior debt, including senior debt securities. We will state in the applicable prospectus supplement relating to any subordinated debt securities the subordination terms of the securities as well as the aggregate amount of outstanding debt, as of the most recent practicable date, that by its terms would be senior to those subordinated debt securities. We will also state in that prospectus supplement limitations, if any, on the issuance of additional senior debt.

Holding Company Structure. The debt securities will be our exclusive obligations. We are a holding company and substantially all of our consolidated assets are held by our subsidiaries. Accordingly, our cash flows and our ability to service our debt, including the debt securities, are dependent upon the results of operations of our subsidiaries and the distribution of funds by our subsidiaries to us. Various statutory and regulatory restrictions, however, limit directly or indirectly the amount of dividends our subsidiaries can pay, and also restrict certain subsidiaries from making investments in or loans to us.

Because we are a holding company, the debt securities will be effectively subordinated to all existing and future liabilities, including indebtedness, customer deposits, trade payables, guarantees and lease obligations, of our subsidiaries. Therefore, our rights and the rights of our creditors, including the holders of the debt securities, to participate in the assets of any subsidiary upon that subsidiary’s liquidation or reorganization will be subject to the prior claims of the subsidiary’s creditors and, if applicable, its depositors, except to the extent that we may ourselves be a creditor with recognized claims against the subsidiary, in which case our claims would still be effectively subordinate to any security interest in, or mortgages or other liens on, the assets of the subsidiary and would be subordinate to any indebtedness of the subsidiary senior to that held by us. If a receiver or conservator were appointed for the Bank, the Federal Deposit Insurance Act recognizes a priority in favor of the holders of withdrawable deposits (including the Federal Deposit Insurance Corporation as subrogee or transferee) over general creditors. Claims for customer deposits would have a priority over any claims that we may ourselves have as a creditor of the Bank. Unless otherwise specified in the applicable prospectus supplement, the indentures will not limit the amount of indebtedness or other liabilities that we and our subsidiaries may incur.

Registration and Transfer

Holders may present debt securities in registered form for transfer or exchange for other debt securities of the same series at the offices of the applicable indenture trustee according to the terms of the applicable indenture and the debt securities.

Unless otherwise indicated in the applicable prospectus supplement, the debt securities will be issued in fully registered form, and in denominations of $1,000 and any integral multiple thereof.

No service charge will be required for any transfer or exchange of the debt securities but we generally may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection with any transfer or exchange.

Payment and Place of Payment

We will pay or deliver principal and any premium and interest in the manner, at the places and subject to the restrictions set forth in the applicable indenture, the debt securities and the applicable prospectus supplement. However, at our option, we may pay any interest by check mailed or wire transfer to the holders of registered debt securities.

Global Securities

Each indenture provides that we may issue debt securities in global form. If any series of debt securities is issued in global form, the prospectus supplement will describe any circumstances under which beneficial owners of interests in any of those global debt securities may exchange their interests for debt securities of that series and of like tenor and principal amount in any authorized form and denomination. See “Description of Global Securities.”

Redemption and Repurchase

The debt securities of any series may be redeemable at our option, may be subject to mandatory redemption pursuant to a sinking fund or otherwise, or may be subject to repurchase by us at the option of the holders, in each case upon the terms, at the times and at the prices set forth in the applicable prospectus supplement and pricing supplement, if any.

Conversion or Exchange Rights

If debt securities may be convertible into or exchangeable for shares of our equity securities or other securities, the terms and conditions of conversion or exchange will be stated in the applicable prospectus supplement. The terms will include, among others, the following:

•	the conversion or exchange price;

•	the conversion or exchange period;

•	provisions regarding the convertibility or exchangeability of the debt securities, including who may convert or exchange;

•	events requiring adjustment to the conversion or exchange price;

•	provisions affecting conversion or exchange in the event of our redemption of the debt securities; and

•	any anti-dilution provisions, if applicable.

Absence of Limitation on Indebtedness and Liens; Absence of Event Risk Protection

Unless otherwise stated in the prospectus supplement relating to a series of debt securities, the indentures will not limit the amount of indebtedness, guarantees or other liabilities that we and our subsidiaries may incur and will not prohibit us or our subsidiaries from creating or assuming liens on our properties, including the capital stock of our subsidiaries. Unless otherwise provided in the related prospectus supplement, the indentures will not require us to maintain any financial ratios or specified levels of net worth, revenues, income, cash flow or liquidity, and will not contain provisions which would give holders of the debt securities the right to require us to repurchase their debt securities in the event we undergo a takeover, recapitalization or similar restructuring or change in control.

Events of Default

Unless otherwise indicated in the applicable prospectus supplement, the following are events of default under the senior indenture with respect to the senior debt securities and under the subordinated indenture with respect to the subordinated debt securities:

•	default in the payment of any principal or premium or make-whole amount, if any, on the debt securities when due;

•	default in the payment of any interest or additional amounts on the debt securities, or of any coupon pertaining thereto, when due, which continues for 30 days;

•	default in the deposit of any sinking fund payment on the debt securities when due;

•

default in the performance or breach of any other obligation contained in the applicable indenture for the benefit of that series of debt securities (other than defaults or breaches otherwise specifically addressed), which continues for 90 days after written notice of the default or breach;

•	specified events in bankruptcy or insolvency; and

•	any other event of default provided with respect to the debt securities of any series.

Unless otherwise indicated in the applicable prospectus supplement, if an event of default occurs and is continuing for any series of senior debt securities, unless the principal amount of all senior debt securities of that particular series has already become due and payable, the indenture trustee or the holders of not less than 25% in aggregate principal amount or, under certain circumstances, issue price of the outstanding senior debt securities of that series may declare all amounts, or any lesser amount provided for in the senior debt securities of that series, to be immediately due and payable.

Unless otherwise indicated in the applicable prospectus supplement, if an event of default described under the fifth bullet point above shall have occurred and be continuing, unless the principal amount of all the subordinated debt securities of a particular series has already become due and payable, the indenture trustee or the holders of not less than 25% in aggregate principal amount or, under certain circumstances, issue price of the subordinated debt securities of that series may declare all amounts or any lesser amount provided for in the subordinated debt securities of that series to be immediately due and payable.

At any time after the applicable indenture trustee or the holders have accelerated a series of debt securities, but before the applicable indenture trustee has obtained a judgment or decree for payment of money due, the holders of a majority in aggregate principal amount of outstanding debt securities of that series may rescind and annul that acceleration and its consequences, provided that all payments and/or deliveries due, other than those due as a result of acceleration, have been made and all events of default have been remedied or waived.

The holders of a majority in principal amount or aggregate issue price of the outstanding debt securities of any series may waive any default with respect to that series, except a default:

•	in the payment of any amounts due and payable or deliverable under the debt securities of that series; or

•	in an obligation contained in, or a provision of, an indenture which cannot be modified under the terms of that indenture without the consent of each holder of each series of debt securities affected.

The holders of a majority in principal amount of the outstanding debt securities of a series may direct the time, method and place of conducting any proceeding for any remedy available to the applicable indenture trustee or exercising any trust or power conferred on the indenture trustee with respect to debt securities of that series, provided that any direction is not in conflict with any rule of law or the applicable indenture and the trustee may take other actions, other than those that might lead to personal liability, not inconsistent with the direction. Subject to the provisions of the applicable indenture relating to the duties of the indenture trustee, before proceeding to exercise any right or power under the indenture at the direction of the holders, the indenture trustee is entitled to receive from those holders security or indemnity reasonably satisfactory to it against the costs, expenses and liabilities which it might incur in complying with any direction.

A holder of any debt security of any series will have the right to institute a proceeding with respect to the applicable indenture or for any remedy under the indenture, if:

•	that holder previously gives to the indenture trustee written notice of a continuing event of default with respect to debt securities of that series;

•

the holders of not less than 25% in principal amount of the outstanding securities of that series have made written request and offered the indenture trustee indemnity satisfactory to the indenture trustee to institute that proceeding as indenture trustee;

•	the indenture trustee has not received from the holders of a majority in principal amount of the outstanding debt securities of that series a direction inconsistent with the request; and

•	the indenture trustee fails to institute the proceeding within 60 days.

However, the holder of any debt security or coupon has the right to receive payment of the principal of (and premium or make-whole amount, if any) and interest on, and any additional amounts in respect of, such debt security or payment of such coupon on the respective due dates (or, in the case of redemption, on the redemption date) and to institute suit for the enforcement of any such payment.

We are required to furnish to the indenture trustees annually a statement as to the performance of our obligations under the indentures and as to any default in that performance of which we are aware.

Modification and Waiver

Unless otherwise indicated in the applicable prospectus supplement, Triumph Bancorp, Inc. and the applicable indenture trustee may amend and modify each indenture or debt securities under that indenture with the consent of holders of at least a majority in principal amount of each series of all outstanding debt securities then outstanding under the indenture affected. However, without the consent of each holder of any debt security issued under the applicable indenture, we may not amend or modify that indenture to:

•	change the stated maturity date of the principal of (or premium or make-whole amount, if any, on), or any installment of principal or interest on, any debt security issued under that indenture;

•

reduce the principal amount of or any make-whole amount, the rate of interest on or any additional amounts payable in respect thereof, or any premium payable upon the redemption of any debt security issued under that indenture;

•	reduce the amount of principal of an original issue discount security or make-whole amount, if any, issued under that indenture payable upon acceleration of its maturity or provable in bankruptcy;

•	change the place or currency of payment of principal or any premium or any make-whole amount or interest on any debt security issued under that indenture;

•	impair the right to institute suit for the enforcement of any payment or delivery on or with respect to any debt security issued under that indenture;

•

reduce the percentage in principal amount of debt securities of any series issued under that indenture, the consent of whose holders is required to modify or amend the indenture or to waive compliance with certain provisions of the indenture; or

•	make any change that adversely affects the right to convert or exchange any security or decrease the conversion/exchange rate or increase the conversion/exchange price.

The holders of at least a majority in principal amount of the outstanding debt securities of any series issued under that indenture may, with respect to that series, waive past defaults under the indenture, except as described under “—Events of Default.”

Unless otherwise indicated in the applicable prospectus supplement, we and the applicable indenture trustee may also amend and modify each indenture without the consent of any holder for any of the following purposes:

•	to evidence the succession of another person to Triumph Bancorp, Inc.;

•	to add to our covenants for the benefit of the holders of all or any series of debt securities;

•	to add events of default for the benefit of the holders of all or any series of debt securities;

•	to add or change any provisions of the indentures to facilitate the issuance of bearer securities;

•

to change or eliminate any of the provisions of the applicable indenture in respect of any series of debt securities, so long as any such change or elimination will become effective only in respect of any series of securities when there is no outstanding security of that series which is entitled to the benefit of that provision;

•	to establish the form or terms of debt securities of any series;

•	to evidence and provide for the acceptance of appointment by a successor indenture trustee;

•

to cure any ambiguity, to correct or supplement any provision in the applicable indenture, or to make any other provisions with respect to matters or questions arising under that indenture, so long as the interests of holders of debt securities of any series are not adversely affected in any material respect by the actions taken to cure, correct or supplement a provision in an indenture;

•	to secure securities;

•

to close the indenture with respect to the authentication and delivery of additional series of securities or to qualify or maintain qualifications of the applicable indenture under the Trust Indenture Act; or

•

to supplement any of the provisions of an indenture as is necessary to permit or facilitate the defeasance or discharge of any series of securities under specified provisions of the indenture, provided that any such action shall not adversely affect the interests of the holders of securities of such series or any other series of securities under the indenture in any material respect.

Voting

The indentures contain provisions for convening meetings of the holders of debt securities of a series. A meeting will be permitted to be called at any time by the applicable trustee, and also, upon request, by us or the holders of at least 25% in principal amount of the outstanding debt securities of such series, in any such case upon notice given as provided in such indenture. Except for any consent that must be given by the holder of each debt security affected by the modifications and amendments of an indenture described above, any resolution presented at a meeting or adjourned meeting duly reconvened at which a quorum is present may be adopted by the affirmative vote of the holders of a majority of the aggregate principal amount of the outstanding debt securities of that series represented at such meeting.

Notwithstanding the preceding paragraph, except as referred to above, any resolution relating to a request, demand, authorization, direction, notice, consent, waiver or other action that may be made, given or taken by the holders of a specified percentage, which is less than a majority, of the aggregate principal amount of the outstanding debt securities of a series may be adopted at a meeting or adjourned meeting duly reconvened at which a quorum is present by the affirmative vote of such specified percentage.

Any resolution passed or decision taken at any properly held meeting of holders of debt securities of any series will be binding on all holders of such series. The quorum at any meeting called to adopt a resolution, and at any reconvened meeting, will be persons holding or representing a majority in principal amount of the outstanding debt securities of a series. However, if any action is to be taken relating to a consent or waiver which may be given by the holders of at least a specified percentage in principal amount of the outstanding debt securities of a series, the persons holding such percentage will constitute a quorum.

Notwithstanding the foregoing provisions, the indentures provide that if any action is to be taken at a meeting with respect to any request, demand, authorization, direction, notice, consent, waiver or other action that such indenture expressly provides may be made, given or taken by the holders of a specified percentage in principal amount of all outstanding debt securities affected by such action, or of the holders of such series and one or more additional series:

•	there shall be no minimum quorum requirement for such meeting; and

•

the principal amount of the outstanding debt securities of such series that vote in favor of such request, demand, authorization, direction, notice, consent, waiver or other action shall be taken into account in determining whether such request, demand, authorization, direction, notice, consent, waiver or other action has been made, given or taken under such indenture.

Consolidation, Merger and Sale of Assets

Unless otherwise indicated in the applicable prospectus supplement, we may consolidate or merge with or into any other person, and we may sell, lease or convey all or substantially all of our assets to any person, provided that the resulting entity, if other than Triumph Bancorp, Inc., is an entity organized and existing under the laws of the United States of America or any U.S. state or the District of Colombia and assumes all of our obligations to:

(1)	pay or deliver the principal and any premium or make-whole amount, if any, and any interest on, the debt securities;

(2)	perform and observe all of our other obligations under the indentures and supplemental indentures; and

(3)	we are not, or any successor entity, as the case may be, is not, immediately after any consolidation or merger, in default under the indenture.

The indentures do not provide for any right of acceleration in the event of a consolidation, merger, sale of all or substantially all of the assets, recapitalization or change in our stock ownership. In addition, the indentures do not contain any provision which would protect the holders of debt securities against a sudden and dramatic decline in credit quality resulting from takeovers, recapitalizations or similar restructurings.

International Offering

If specified in the applicable prospectus supplement, we may issue debt securities outside the United States. Those debt securities will be described in the applicable prospectus supplement. In connection with any offering outside the United States, we will designate paying agents, registrars or other agents with respect to the debt securities, as specified in the applicable prospectus supplement.

We will describe in the applicable prospectus supplement whether our debt securities issued outside the United States: (1) may be subject to certain selling restrictions; (2) may be listed on one or more foreign stock exchanges; and (3) may have special United States tax and other considerations applicable to an offering outside the United States.

Defeasance

We may terminate or “defease” our obligations under the applicable indenture with respect to the debt securities of any series by taking the following steps:

(1)

depositing irrevocably with the indenture trustee an amount, which through the payment of interest, principal or premium, if any, will provide an amount sufficient to pay the entire amount of the debt securities:

•	in the case of debt securities denominated in U.S. dollars, U.S. dollars or U.S. government obligations;

•

in the case of debt securities denominated in a foreign currency, of money in that foreign currency or foreign government obligations of the foreign government or governments issuing that foreign currency; or

•	a combination of money and U.S. government obligations or foreign government obligations, as applicable;

(2)	delivering:

•	an opinion of independent counsel that the holders of the debt securities of that series will have no federal income tax consequences as a result of that deposit and termination;

•	an opinion of independent counsel that registration is not required under the Investment Company Act of 1940;

•	an opinion of counsel as to certain other matters;

•	officers’ certificates and opinion of counsel certifying as to compliance with the indenture and other matters; and

(3)	paying all other amounts due under the indenture.

Further, the defeasance cannot cause an event of default under the indenture or any other material agreement or instrument and no event of default under the indenture can exist at the time the defeasance occurs.

Subordination

The subordinated debt securities will be subordinated in right of payment to all “senior debt,” as defined in the subordinated indenture. In certain circumstances relating to our liquidation, dissolution, receivership, reorganization, insolvency or similar proceedings:

•

the holders of all senior debt will first be entitled to receive payment in full before the holders of the subordinated debt securities will be entitled to receive any payment on the subordinated debt securities; and

•

until the senior debt is paid in full, any distributions that the holders of subordinated debt would be entitled shall be made to holders of senior debt, except that holders of subordinated debt may receive securities that are subordinated to senior debt to at least the same extent as the senior debt.

In addition, we may make no payment on the subordinated debt securities in the event:

•	there is an event of default with respect to any senior debt which permits the holders of that senior debt to accelerate the maturity of the senior debt; and

•	the default is the subject of judicial proceedings or we receive notice of the default from an authorized person under the subordinated indenture.

By reason of this subordination in favor of the holders of senior debt, in the event of an insolvency our creditors who are not holders of senior debt or the subordinated debt securities may recover less, proportionately, than holders of senior debt and may recover more proportionately, than holders of the subordinated debt securities. Unless otherwise specified in the prospectus supplement relating to the particular series of subordinated debt securities, “senior debt” is defined in the subordinated indenture as the principal, premium, if any, unpaid interest (including interest accruing on or after the filing of any petition in bankruptcy or for reorganization relating to Triumph Bancorp, Inc. whether or not a claim for post-filing interest is allowed in such proceeding), fees, charges, expenses, reimbursement and indemnification obligations, and all other amounts payable under or in respect of the following indebtedness of Triumph Bancorp, Inc. for money borrowed, whether any such indebtedness exists as of the date of the indenture or is created, incurred, assumed or guaranteed after such date:

(i)

any debt (a) for money borrowed by Triumph Bancorp, Inc., or (b) evidenced by a bond, note, debenture, or similar instrument (including purchase money obligations) given in connection with the acquisition of any business, property or assets, whether by purchase, merger, consolidation or otherwise, but shall not include any account payable or other obligation created or assumed in the ordinary course of business in connection with the obtaining of materials or services, or (c) which is a direct or indirect obligation which arises as a result of banker’s acceptances or bank letters of credit issued to secure obligations of Triumph Bancorp, Inc., or to secure the payment of revenue bonds issued for the benefit of Triumph Bancorp, Inc. whether contingent or otherwise;

(ii)	any debt of others described in the preceding clause (i) which Triumph Bancorp, Inc. has guaranteed or for which it is otherwise liable;

(iii)	the obligation of Triumph Bancorp, Inc. as lessee under any lease of property which is reflected on Triumph Bancorp, Inc.’s balance sheet as a capitalized lease; and

(iv)	any deferral, amendment, renewal, extension, supplement or refunding of any liability of the kind described in any of the preceding clauses (i), (ii) and (iii).

“Senior debt” does not include (1) any such indebtedness, obligation or liability referred to in clauses (i) through (iv) above as to which, in the instrument creating or evidencing the same or pursuant to which the same is outstanding, it is provided that such indebtedness, obligation or liability is not superior in right of payment to the subordinated debt securities, or ranks pari passu with the subordinated debt securities, (2) any such indebtedness, obligation or liability which is subordinated to indebtedness of Triumph Bancorp, Inc. to substantially the same extent as or to a greater extent than the subordinated debt securities are subordinated, (3) any indebtedness to a subsidiary of Triumph Bancorp, Inc. and (4) the subordinated debt securities.

The subordinated indenture does not limit or prohibit the incurrence of additional senior debt, which may include indebtedness that is senior to the subordinated debt securities, but subordinate to our other obligations. Any prospectus supplement relating to a particular series of subordinated debt securities will set forth the aggregate amount of our indebtedness senior to the subordinated debt securities as of a recent practicable date.

The prospectus supplement may further describe the provisions, if any, which may apply to the subordination of the subordinated debt securities of a particular series.

Restrictive Covenants

The subordinated indenture does not contain any significant restrictive covenants. The prospectus supplement relating to a series of subordinated debt securities may describe certain restrictive covenants, if any, to which we may be bound under the subordinated indenture.

Governing Law

Unless indicated otherwise in the applicable prospectus supplement, the indentures and the debt securities will be governed by, and construed in accordance with, the laws of the State of New York.

DESCRIPTION OF COMMON STOCK AND PREFERRED STOCK

Our authorized capital stock consists of 50,000,000 shares of common stock, par value of $0.01 per share and 1,000,000 shares of preferred stock, par value of $0.01 per share, of which 50,000 shares have been designated as Series A Non-Cumulative Non-Voting Preferred Stock (the “Series A Preferred Stock”) and 115,000 shares have been designated as Series B Non-Cumulative Non-Voting Preferred Stock (the “Series B Preferred Stock”). As of February 27, 2018, there were 20,825,937 shares of common stock issued and outstanding. As of December 31, 2017, there were 45,500 shares of Series A Preferred Stock issued and outstanding and 51,076 shares of Series B Preferred Stock issued and outstanding. Our charter authorizes our board of director to issue all authorized but unissued shares of common stock without any further stockholder action.

In this section we describe certain features and rights of our capital stock. The following discussion summarizes some of the important rights of our stockholders. This discussion does not purport to be a complete description of these rights and may not contain all of the information regarding our capital stock that is important to you. These rights can be determined in full only by reference to federal and state banking laws and regulations, the Texas Business Organizations Code (the “TBOC”) and our certificate of formation (our “charter”) and bylaws, which are incorporated by reference as exhibits to the registration statement of which this prospectus forms a part.

Common Stock

We may issue, either separately or together with other securities, shares of common stock. Upon our receipt of the full specified purchase price, the common stock issued will be fully paid and nonassessable. A prospectus supplement relating to an offering of common stock, or other securities convertible or exchangeable for, or exercisable into, common stock, will describe the relevant offering terms, including the number of shares offered, the initial offering price, and market price and dividend information, as well as, if applicable, information on other related securities.

Each holder of common stock is entitled to the following rights:

Voting Rights. Each holder of common stock is entitled to one vote for each share held on all matters on which our stockholders are entitled to vote. Directors are elected by a plurality vote standard and no stockholder has the right to cumulative voting with respect to the election of directors.

With respect to any matter other than the election of directors or a matter for which the affirmative vote of the holders of a specified portion of the shares entitled to vote is required by Texas law or our charter, the act of the stockholders will be the affirmative vote of the holders of a majority of the shares entitled to vote on, and voted for or against, the matter at a meeting of stockholders at which a quorum is present.

Dividend Rights. Subject to the prior rights of holders of any then outstanding shares of our preferred stock, each share of common stock has equal rights to participate in dividends when, as and if declared by our board of directors out of funds legally available therefor.

Liquidation Rights. Subject to the prior rights of our creditors and the satisfaction of any liquidation preference granted to the holders of any then-outstanding shares of our preferred stock, in the event of our liquidation, the holders of our common stock will be entitled to share ratably in any assets remaining after payment of all debts and other liabilities.

Other. Our stockholders have no subscription, sinking fund, conversion or preemptive rights.

Preferred Stock

The following summary contains a description of the general terms of the preferred stock that we may issue. The specific terms of any series of preferred stock will be described in the prospectus supplement relating to that series of preferred stock. The terms of any series of preferred stock may differ from the terms described below. Certain provisions of the preferred stock described below and in any prospectus supplement are not complete. You should refer to the articles supplementary to our charter with respect to the establishment of a series of preferred stock which will be filed with the SEC in connection with the offering of such series of preferred stock.

Upon authorization of our board of directors, we may issue shares of one or more series of our preferred stock from time to time. Our board of directors may, without any action by holders of common stock or, except as may be otherwise provided in the terms of any series of preferred stock of which there are shares outstanding, adopt resolutions to designate and establish a new series of preferred stock. Upon establishing such a series of preferred stock, the board will determine the number of shares of preferred stock of that series that may be issued and the rights and preferences of that series of preferred stock.

Any preferred stock that we issue under this prospectus will have the voting, dividend, liquidation, redemption and conversion rights described below, unless otherwise provided in the prospectus supplement related to a particular series of preferred stock. You should read the prospectus supplement relating to the particular series of preferred stock for specific terms of the series. The rights of any series of preferred stock may include, among others:

•	general or special voting rights;

•	preferential liquidation or preemptive rights;

•	preferential cumulative or noncumulative dividend rights;

•	redemption or put rights;

•	conversion or exchange rights; or

•	any additional dividend, liquidation, redemption or sinking fund provisions and other rights, preferences, privileges, limitations and restrictions of such preferred stock.

When issued, the preferred stock will be fully paid and nonassessable. Unless otherwise specified in the prospectus supplement relating to a series of preferred stock, in the event of a liquidation, each series of preferred stock will rank on a parity as to dividends and distributions with the Series A Preferred Stock and the Series B Preferred Stock, as described under “—Series A Preferred Stock and Series B Preferred Stock.” You should read the prospectus supplement relating to the particular series of the preferred stock being offered for specific terms. Any of these actions could have an anti-takeover effect and discourage a transaction that some or a majority of our stockholders might believe to be in their best interests or in which our stockholders might receive a premium for their stock over our then market price.

Voting Rights. Unless otherwise described in the applicable prospectus supplement, holders of the preferred stock will have no voting rights except as may otherwise be required by Texas law or in our charter.

Dividends. Holders of the preferred stock of each series will be entitled to receive, when, as and if declared by our board of directors, cash dividends at such rates and on such dates described, if any, in the applicable prospectus supplement. Different series of preferred stock may be entitled to dividends at different rates or based on different methods of calculation. The dividend rate may be fixed or variable or both. Dividends will be payable to the holders of record as they appear on our stock books on record dates fixed by our board of directors, as specified in the applicable prospectus supplement.

Dividends on any series of the preferred stock may be cumulative or noncumulative, as described in the applicable prospectus supplement. If our board of directors does not declare a dividend payable on a dividend payment date on any series of noncumulative preferred stock, then the holders of that noncumulative preferred stock will have no right to receive a dividend for that dividend payment date, and we will have no obligation to pay the dividend accrued for that period, whether or not dividends on that series are declared payable on any future dividend payment dates. Such dividends shall accrue on a daily basis and shall be payable quarterly in arrears on or before March 31, June 30, September 30 or December 31 of each year.

If dividends are paid to holders of such preferred stock, the preferred stock will share dividends pro rata with the parity securities. Any dividends that are not paid with respect to a dividend period will not cumulate but will be waived and not payable by the Company.

Rights Upon Liquidation. Unless otherwise set forth in the applicable prospectus supplement, in the event of any voluntary or involuntary liquidation, dissolution or winding up of our business, the holders of each series of preferred stock will be entitled to receive, before any payment or distribution of assets is made to holders of junior securities, liquidating distributions in the amount described in the applicable prospectus supplement relating to that series of the preferred stock, plus an amount equal to accrued and unpaid dividends and, if the series of the preferred stock is cumulative, for all dividend periods prior to that point in time. In addition, if the amounts payable with respect to the preferred stock of any series and any other parity securities are not paid in full, the holders of the preferred stock of that series and of the parity securities will share proportionately in the distribution of our assets in proportion to the full liquidation preferences to which they are entitled. After the holders of preferred stock and the parity securities are paid in full, they will have no right or claim to any of our remaining assets.

Redemption. We may provide that a series of the preferred stock may be redeemable, in whole or in part, at our option or at the option of the holder of the stock. In addition, a series of preferred stock may be subject to mandatory redemption pursuant to a sinking fund or otherwise. The redemption provisions that may apply to a series of preferred stock, including the redemption dates and the redemption prices for that series, will be described in the prospectus supplement. The applicable prospectus supplement will state the terms, if any, regarding partial redemption, future payment of dividends, termination rights, treatment in the event of arrears and the ability of the Company to acquire any shares.

Conversion or Exchange Rights. The prospectus supplement relating to a series of preferred stock will state the terms, if any, on which shares of that series are convertible or exchangeable into shares of our common stock, debt securities or another series of our preferred stock. These provisions may allow or require the number of our shares of common stock or other securities to be received by holders of shares of preferred stock to be adjusted upon the occurrence of events described in the applicable prospectus supplement, including: the issuance of a stock dividend to common stockholders or a combination, subdivision or reclassification of common stock; the issuance of rights, warrants or options to all common and/or preferred stockholders entitling them to purchase common stock for an aggregate purchase price per share less than the current market price per share of common stock; and any other events described in the prospectus supplement. Unless the prospectus supplement relating to a series of preferred stock so provides, our preferred stock will have no preemptive rights.

Series A Preferred Stock and Series B Preferred Stock

The description of the Series A Preferred Stock and Series B Preferred Stock contained in this section is qualified in its entirety by the actual terms of the Series A Preferred Stock and Series B Preferred Stock, as are stated in our charter. See “Where You Can Find More Information.”

General. The Series A Preferred Stock constitutes a single series of our preferred stock, consisting of 50,000 shares, par value $0.01 per share, of which 45,500 were issued and outstanding as of December 31, 2017. The Series B Preferred Stock constitutes a single series of our preferred stock, consisting of 115,000 shares, par value $0.01 per share, of which 51,076 were issued and outstanding as of December 31, 2017. All issued and outstanding shares of Series A Preferred Stock and Series B Preferred Stock are duly authorized, validly issued, fully paid and nonassessable. All authorized but unissued shares of preferred stock will be available for issuance by our board of directors without any further stockholder action.

Voting Rights. The holders of the Series A Preferred Stock and Series B Preferred Stock are not entitled to vote or consent on any matter submitted to our stockholders for a vote or consent, except to the extent separate voting of the Series A or Series B Preferred Stock is required by Section 21.364(d) through (g) of the TBOC and, under certain circumstances, with respect to any amendment to the statement of designation that materially and adversely affects the rights of such stockholders.

Dividend Rights. Each holder of the outstanding shares of Series A Preferred Stock is entitled to receive, when and if authorized by our board of directors, out of funds legally available for the payment of dividends, noncumulative preferential cash dividends accruing at the Prime Rate (as defined in the statement of designations for the Series A Preferred Stock) plus 2%, subject to a minimum rate of 8% per annum, on the amount of $100 per share of Series A Preferred Stock owned by such holder.

Each holder of the outstanding shares of Series B Preferred Stock is entitled to receive, when and if authorized by our board of directors, out of funds legally available for the payment of dividends, noncumulative preferential cash dividends accruing at a rate of 8% per annum, on the amount of $100 per share of Series B Preferred Stock owned by such holder.

Such dividends shall accrue on a daily basis and shall be payable quarterly in arrears on or before March 31, June 30, September 30 or December 31 of each year. Dividends are paid to the holders pro rata based on the number of shares of Series A or Series B Preferred Stock then outstanding and owned by each such holder. Any dividends that are not paid with respect to a dividend period will not cumulate but will be waived and not payable by the Company.

Subject to regulatory approval, the holders of the Series A Preferred Stock have the right to receive a special, one-time dividend with respect to their respective shares of Series A Preferred Stock within 30 days after the occurrence of any of the following events: (i) the sale of all of the limited liability company interests of TBK Bank, SSB (successor to Triumph Commercial Finance, LLC) in Advance Business Capital, LLC d/b/a Triumph Business Capital, (ii) a merger of Advance Business Capital, LLC d/b/a Triumph Business Capital resulting in TBK Bank, SSB (successor to Triumph Commercial Finance, LLC) no longer owning any limited liability company interests in Advance Business Capital LLC d/b/a Triumph Business Capital or (iii) the sale of all or substantially all of the assets of Advance Business Capital LLC d/b/a Triumph Business Capital, subject to certain organizational restructuring exceptions.

Conversion. The Series A Preferred Stock and Series B Preferred Stock have the following conversion rights:

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Subject to the terms and conditions set forth in the respective statement of designation for the Series A Preferred Stock and Series B Preferred Stock, the holders of shares of Series A Preferred Stock or Series B Preferred Stock shall have the right, at her/his option at any time, to convert all or any portion of such shares of Series A Preferred Stock or Series B Preferred Stock into shares of common stock at a rate of 6.94008 shares of common stock for every one share of Series A Preferred Stock or Series B Preferred Stock being converted, as such rate may be adjusted from time to time.

•

Upon receipt of a redemption notice for the Series A Preferred Stock or Series B Preferred Stock from the Company, the holders of shares of Series A Preferred Stock or Series B Preferred Stock shall have the right, subject to the terms and conditions of the respective Series A Preferred Stock or Series B Preferred Stock statement of designation, to convert all or any portion of such shares of Series A Preferred Stock or Series B Preferred Stock into shares of common stock at a rate of 6.94008 shares of common stock for every one share of Series A Preferred Stock or Series B Preferred Stock being converted, as such rate may be adjusted from time to time.

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If any capital reorganization or reclassification of our common stock shall be effected while shares of the Series A Preferred Stock or Series B Preferred Stock are outstanding in such a way that holders of common stock shall be entitled to receive stock, securities or assets with respect to or in exchange for common stock, then, as a condition of such reorganization or reclassification, lawful and adequate provisions shall be made whereby each holder of shares of Series A Preferred Stock or Series B

Preferred Stock shall thereupon have the right to receive, upon the terms and conditions specified in the respective Series A Preferred Stock or Series B Preferred Stock statement of designation and in lieu of the shares of common stock immediately theretofore receivable upon the conversion of such share or shares of Series A Preferred Stock or Series B Preferred Stock, such shares of stock, securities or assets as may be issued or payable with respect to or in exchange for a number of outstanding shares of such common stock equal to the number of shares of such common stock immediately theretofore receivable upon such conversion had such reorganization or reclassification not taken place and in any such case appropriate provisions shall be made with respect to the rights and interests of such holder to the end that the provisions hereof (including without limitation provisions for adjustments of the Series A Preferred Stock or Series B conversion rate) shall thereafter be applicable, as nearly as may be, in relation to any shares of stock, securities or assets thereafter deliverable upon the exercise of such conversion rights.

Liquidation Rights. In the event of a liquidation of our business, the Series A Preferred Stock and Series B Preferred Stock have a liquidation preference equal to the sum of $100 per share and the unpaid accrued dividend per share for the then current dividend period, in the event of liquidation.

Right of First Refusal. The Company has a 30-day right of first refusal to purchase any Series A Preferred Stock or Series B Preferred Stock for which a stockholder receives a bona fide offer to purchase. In addition, any proposed transfer of Series A Preferred Stock or Series B Preferred Stock must be approved in advance by the Company unless the transfer occurs by reason of the death of the holder and each transferee is a member of such holder’s immediate family.

Redemption. The Company has the right, subject to obtaining regulatory approval, to redeem Series A Preferred Stock and Series B Preferred Stock after October 15, 2018, at a cash price of $100 per share, plus accrued unpaid dividends to the date fixed for redemption with respect to the dividend period in which the redemption occurs.

No Unregistered Resales. The Series A Preferred Stock and Series B Preferred Stock have not been registered under the Securities Act or any state securities laws. Stockholders may not make any sale, assignment or other transfer of Series A Preferred Stock or Series B Preferred Stock except pursuant to an offering of such securities duly registered under the Securities Act and registered or qualified under applicable state securities laws, or under such other circumstances as in the opinion of counsel for (or counsel satisfactory to) the Company shall not at the time require registration under the Securities Act or under such state laws.

Anti-takeover Effects

Texas law and certain provisions of our charter and bylaws may be deemed to have anti-takeover effects and may delay, prevent, discourage or make more difficult unsolicited tender offers or takeover attempts that a stockholder may consider to be in the stockholder’s best interest, including those attempts that might result in a premium over the market price for the shares of common stock held by stockholders. These provisions, summarized below, are intended to encourage persons seeking to acquire control of us to first negotiate with our board of directors. These provisions may also have the effect of making it more difficult for third parties to cause the replacement of our current management.

No Action by Written Consent Without Unanimous Consent. Under our charter and bylaws, any action required or permitted to be taken at an annual or special meeting of stockholders may be taken by written consent in lieu of a meeting of stockholders only with the unanimous written consent of our stockholders;

Business Combinations. We are subject to the provisions of Title 2, Chapter 21, Subchapter M of the TBOC, or the Texas Business Combination Law, which provides that, subject to certain exceptions, a Texas corporation such as us may not engage in certain business combinations, including mergers, consolidations and asset sales, with a person, or an affiliate or associate of such person, who is an “Affiliated Stockholder” (generally defined as the holder of 20% or more of the corporation’s voting shares) for a period of three years from the date such person became an Affiliated Stockholder unless: (1) the business combination or purchase or acquisition of shares made by the Affiliated Stockholder was approved by the board of directors of the corporation before the Affiliated Stockholder became an Affiliated Stockholder or (2) the business combination was approved by the affirmative vote of the holders of at least two-thirds of the outstanding voting shares of the corporation not beneficially owned by the Affiliated Stockholder, at a meeting of stockholders called for that purpose (and not by written consent), not less than six months after the Affiliated Stockholder became an Affiliated Stockholder. Neither our charter nor our bylaws contain any provision expressly providing that we will not be subject to the Texas Business Combination Law. This law may have the effect of inhibiting a non-negotiated merger or other business combination involving us, even if such event would be beneficial to our stockholders;

Authorized Capital Stock. We have authorized but unissued shares of preferred stock and common stock and our board of directors may authorize the issuance of one or more series of preferred stock without stockholder approval. These shares could be used by our board of directors to make it more difficult or to discourage an attempt to obtain control of us through a merger, tender offer, proxy contest or otherwise;

Special Meetings of Stockholders. Our charter and bylaws provide that a special meeting of stockholders may be called only by our board of directors or the chairman of the board or upon the written request of the holders of not less than 50% of the voting power represented by all the shares issued, outstanding and entitled to be voted at the proposed special meeting;

Board Vacancies. Our charter and bylaws enable the board of directors to increase, between annual meetings, the number of persons serving as directors and to fill the vacancies created as a result of the increase by a majority vote of the directors then in office;

Bylaw Amendments. Provisions in our charter and bylaws allow our board of directors to amend or repeal the bylaws by a majority vote of the directors present at a meeting;

Charter Amendments. Texas law requires that stockholders representing two-thirds of the outstanding shares of common stock approve all amendments to our charter and approve mergers and similar transactions;

Advance Notice. The requirement that any stockholders that wish to bring business before our annual meeting of stockholders or nominate candidates for election as directors at our annual meeting of stockholders must provide advance notice of their intent in writing;

Removal of Directors. The vote of no less than the majority of stockholders will be required for stockholders to remove from office a member of our board of directors with cause; and

Board of Directors. Our charter and bylaws provide that our board of directors is classified into three classes of directors, with the members of one class to be elected each year. Our charter and bylaws also provide for noncumulative voting and a plurality voting standard in the election for directors.

DESCRIPTION OF DEPOSITARY SHARES

We may offer depositary shares, which will be evidenced by depositary receipts, representing fractional interests in shares of preferred stock of any series. In connection with the issuance of any depositary shares, we will enter into a deposit agreement with a bank or trust company, as depositary, which will be named in the applicable prospectus supplement. The following briefly summarizes the material provisions of the deposit agreement and of the depositary shares and depositary receipts, other than pricing and related terms disclosed for a particular issuance in an accompanying prospectus supplement. This description is not complete and is subject to, and qualified in its entirety by reference to, all provisions of the deposit agreement, depositary shares and depositary receipts. You should read the particular terms of any depositary shares and any depositary receipts that we offer and any deposit agreement relating to a particular series of preferred stock described in more detail in a prospectus supplement. The prospectus supplement will also state whether any of the generalized provisions summarized below do not apply to the depositary shares or depositary receipts being offered.

General

We may, at our option, elect to offer fractional shares of preferred stock, rather than full shares of preferred stock. In such event, we will issue receipts for depositary shares, each of which will represent a fraction of a share of a particular series of preferred stock. For a description of our preferred stock, see “Description of Our Common Stock and Preferred Stock—Description of Preferred Stock.”

The shares of any series of preferred stock represented by depositary shares will be deposited under a deposit agreement between us and the depositary we select. Each owner of a depositary share will be entitled to all the rights and preferences of the underlying preferred stock, including any dividend, voting, redemption, conversion and liquidation rights described in the particular prospectus supplement, in proportion to the applicable fraction of a share of preferred stock represented by such depositary share.

The depositary shares will be evidenced by depositary receipts issued pursuant to the deposit agreement. Depositary receipts will be distributed to those persons purchasing the fractional shares of preferred stock in accordance with the terms of the applicable prospectus supplement.

Dividends and Other Distributions

The preferred stock depositary will distribute all cash dividends or other cash distributions, if any, received in respect of the deposited preferred stock to the record holders of depositary shares relating to the preferred stock in proportion to the number of depositary shares owned by such holders on the relevant record date.

In the case of a distribution other than in cash, the preferred stock depositary will distribute any property received by it other than cash to the record holders of depositary shares entitled to receive it in proportion to the number of depositary shares owned by such holder. If the preferred stock depositary determines that it is not feasible to make such a distribution, it may, with our approval, sell the property and distribute the net proceeds from the sale to the holders of the depositary shares.

The amounts distributed in any such distribution, whether in cash or otherwise, will be reduced by any amount required to be withheld by us or the preferred stock depositary on account of taxes.

Withdrawal of Preferred Stock

Unless otherwise indicated in the applicable prospectus supplement and unless the related depositary shares have been called for redemption, when a holder surrenders depositary receipts at the office of the preferred stock depositary maintained for that purpose, and pays any necessary taxes, charges or other fees, the holder will be entitled to receive the number of whole shares of the related series of preferred stock, and any money or other property, if any, represented by the holder’s depositary shares. Once a holder exchanges depositary shares for whole shares of preferred stock, that holder generally cannot “re-deposit” these shares of preferred stock with the preferred stock depositary, or exchange them for depositary shares. If a holder delivers depositary receipts that represent a number of depositary shares other than a whole number of shares of preferred stock for redemption or exchange, the preferred stock depositary will issue a new depositary receipt to the holder that evidences the remainder of depositary shares at the same time that the preferred stock is withdrawn.

Redemption, Conversion and Exchange of Preferred Stock

If a series of preferred stock represented by depositary shares is to be redeemed, the depositary shares will be redeemed from the proceeds received by the preferred stock depositary resulting from the redemption, in whole or in part, of that series of preferred stock. The depositary shares will be redeemed by the preferred stock depositary at a price per depositary share equal to the applicable fraction of the redemption price per share payable in respect of the shares of preferred stock redeemed.

Whenever we redeem shares of preferred stock held by the preferred stock depositary, the preferred stock depositary will redeem, as of the same date, the number of depositary shares representing shares of preferred stock redeemed. If fewer than all the depositary shares are to be redeemed, the depositary shares to be redeemed will be selected by the preferred stock depositary by lot or ratably or by any other equitable method, in each case as we may determine.

If a series of preferred stock represented by depositary shares is to be converted or exchanged, the holder of depositary receipts representing the shares of preferred stock being converted or exchanged will have the right or obligation to convert or exchange the depositary shares evidenced by the depositary receipts.

After the redemption, conversion or exchange date, the depositary shares called for redemption, conversion or exchange will no longer be outstanding. When the depositary shares are no longer outstanding, all rights of the holders will end, except the right to receive money, securities or other property payable upon redemption, conversion or exchange.

Voting Deposited Preferred Stock

Upon receipt of notice of any meeting at which the holders of any series of deposited preferred stock are entitled to vote, the preferred stock depositary will mail the information contained in the notice of meeting to the record holders of the depositary receipts evidencing the depositary shares relating to that series of preferred stock. Each record holder of the depositary receipts on the record date will be entitled to instruct the preferred stock depositary to vote the amount of the preferred stock represented by the holder’s depositary shares. The preferred stock depositary will try, if practical, to vote the amount of such series of preferred stock represented by such depositary shares in accordance with such instructions.

We will agree to take all reasonable actions that the preferred stock depositary determines are necessary to enable the preferred stock depositary to vote as instructed. The preferred stock depositary will abstain from voting shares of any series of preferred stock held by it for which it does not receive specific instructions from the holders of depositary shares representing those preferred shares.

Amendment and Termination of the Deposit Agreement

The form of depositary receipt evidencing the depositary shares and any provision of the deposit agreement may at any time be amended by agreement between us and the preferred stock depositary. However, any amendment that materially and adversely alters any existing right of the holders of depositary receipts will not be effective unless the amendment has been approved by the holders of depositary receipts representing at least a majority of the depositary shares then outstanding. Additionally, in the case of amendments relating to or affecting rights to receive dividends or distributions or voting or redemption rights, approval is also required by the holders of depositary receipts representing not less than a specified percentage or all of the depositary shares of such series or class then outstanding, as provided in the applicable prospectus supplement. Every holder of an outstanding depositary receipt at the time any such amendment becomes effective will be deemed, by continuing to hold the depositary receipt, to consent and agree to the amendment and to be bound by the deposit agreement, as amended.

We may direct the preferred stock depositary to terminate the deposit agreement at any time by mailing notice of termination to the record holders of the depositary receipts then outstanding at least 30 days prior to the date fixed for termination. Upon termination, the preferred stock depositary will deliver to each holder of depositary receipts, upon surrender of those receipts, such number of whole shares of the series of preferred stock represented by the depositary shares together with cash in lieu of any fractional shares, to the extent we have deposited cash for payment in lieu of fractional shares with the preferred stock depositary. In addition, the deposit agreement will automatically terminate if:

•	all of the outstanding shares of the preferred stock deposited with the preferred stock depositary have been withdrawn, redeemed, converted or exchanged; or

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there has been a final distribution in respect of the deposited preferred stock in connection with our liquidation, dissolution or winding up and the distribution has been made to the holders of the related depositary shares evidenced by depositary receipts.

Charges of Preferred Stock Depositary; Taxes and Other Governmental Charges

We will pay all transfer and other taxes and governmental charges arising solely from the existence of the depositary arrangements. We also will pay charges of the preferred stock depositary in connection with the initial deposit of preferred stock and any redemption of preferred stock. Holders of depositary receipts will pay other transfer and other taxes and governmental charges and such other charges, including a fee for the withdrawal of shares of preferred stock upon surrender of depositary receipts, as are expressly provided in the deposit agreement to be for their accounts.

Prospective purchasers of depositary shares should be aware that special tax, accounting and other issues may be applicable to instruments such as depositary shares.

Resignation and Removal of Depositary

The preferred stock depositary may resign at any time by delivering to us notice of its intent to do so, and we may at any time remove the preferred stock depositary, any such resignation or removal to take effect upon the appointment of a successor preferred stock depositary meeting the requirements specified in the deposit agreement and its acceptance of such appointment.

Miscellaneous

The preferred stock depositary will forward all reports and communications from us which are delivered to the preferred stock depositary and which we are required to furnish to the holders of the deposited preferred stock.

Neither we nor the preferred stock depositary will be liable if we are or the preferred stock depositary is prevented or delayed by law or any circumstances beyond our or its control in performing our or its obligations under the deposit agreement. Our obligations and the obligations of the preferred stock depositary under the deposit agreement will be limited to performance in good faith of the duties under the deposit agreement, and we and the preferred stock depositary will not be obligated to prosecute or defend any legal proceeding in respect of any depositary shares, depositary receipts or shares of preferred stock unless satisfactory indemnity is furnished. We and the preferred stock depositary may rely upon written advice of counsel or accountants, or upon information provided by holders of depositary receipts or other persons believed to be competent and on documents believed to be genuine.

DESCRIPTION OF PURCHASE CONTRACTS

We may issue purchase contracts, including purchase contracts issued as part of a unit with one or more other securities, for the purchase or sale of our debt securities, preferred stock, depositary shares or common stock.

The price of our debt securities or the price per share of our common stock, preferred stock or depositary shares may be fixed at the time the purchase contracts are issued or may be determined by reference to a specific formula contained in the purchase contracts. We may issue purchase contracts in such amounts and in as many distinct series as we wish.

The applicable prospectus supplement may contain, where applicable, the following information about the purchase contracts issued under it:

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whether the purchase contracts obligate the holder to purchase or sell, or both purchase and sell, our debt securities, common stock, preferred stock or depositary shares, and the nature and amount of each of those securities, or method of determining those amounts;

•	whether the purchase contracts are to be prepaid or not;

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whether the consideration per share of common stock or preferred stock or per depositary share may be fixed at the time the stock purchase contracts are issued or may be determined by a specific reference to a formula set forth in the stock purchase contracts;

•	whether the purchase contracts are to be settled by delivery, or by reference or linkage to the value, performance or level of our common stock or preferred stock;

•	any acceleration, cancellation, termination or other provisions relating to the settlement of the purchase contracts;

•	United States federal income tax considerations relevant to the purchase contracts; and

•	whether the purchase contracts will be issued in fully registered or global form.

The applicable prospectus supplement will describe the terms of any purchase contracts. The preceding description and any description of purchase contracts in the applicable prospectus supplement does not purport to be complete and is subject to and is qualified in its entirety by reference to the purchase contract agreement and, if applicable, collateral arrangements and depositary arrangements relating to such purchase contracts.

DESCRIPTION OF WARRANTS

We may issue warrants for the purchase of our debt securities, or shares of our common stock or preferred stock or depositary shares. Warrants may be issued independently or together with any of our debt securities, shares of common stock or preferred stock or depositary shares offered by any prospectus supplement and may be attached to or separate from the debt securities, shares of common stock or preferred stock or depositary shares. The warrants will be issued under warrant agreements to be entered into between Triumph Bancorp, Inc. and a warrant agent, as is named in the prospectus supplement relating to the particular issue of warrants. The warrant agent will act solely as an agent of Triumph Bancorp, Inc. in connection with the warrants and will not assume any obligation or relationship of agency or trust for or with any holders of warrants or beneficial owners of warrants.

The following outlines some of the anticipated general terms and conditions of the warrants. Further terms of the warrants and the applicable warrant agreement will be stated in the applicable prospectus supplement. The following description and any description of the warrants in a prospectus supplement may not be complete and is subject to and qualified in its entirety by reference to the terms and provisions of the applicable warrant agreement.

General

If warrants are offered, the prospectus supplement will describe the terms of the warrants, including the following:

•	the title of the warrants;

•	the price or prices at which the warrants will be issued;

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the designation, aggregate principal amount and terms of the debt securities purchasable upon exercise of any debt warrants and the price at which such debt securities may be purchased upon such exercise;

•	the price or prices at which the warrants may be exercised to purchase the securities underlying them;

•	the number of shares purchasable upon exercise of any common stock warrants and the price at which such shares of common stock may be purchased upon such exercise;

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the designation, number of shares and terms of the preferred stock purchasable upon exercise of any preferred stock warrants and the price at which such shares of preferred stock may be purchased upon such exercise;

•	if applicable, the date on and after which the warrants and the related debt securities, common stock or preferred stock will be separately transferable;

•	if applicable, the minimum or maximum amount of the warrants that may be exercised at any one time;

•	the date on which the right to exercise the warrants shall commence and the date on which such right shall expire;

•	whether the warrants will be issued in registered or bearer form;

•	a discussion of certain federal income tax, accounting and other special considerations, procedures and limitations relating to the warrants; and

•	any other terms of the warrants, including terms, procedures and limitations relating to the exchange and exercise of the warrants.

If in registered form, warrants may be presented for registration of transfer, and may be exercised at the corporate trust office of the warrant agent or any other office indicated in the prospectus supplement. Before the exercise of their warrants, holders of warrants will not have any of the rights of holders of the securities purchasable upon such exercise.

Exercise of Warrants

Each warrant will entitle the holder to purchase such principal amount of debt securities or such number of shares of common stock or preferred stock or depositary shares at such exercise price as shall in each case be set forth in, or can be calculated according to information contained in, the prospectus supplement relating to the warrant. Warrants may be exercised at such times as are set forth in the prospectus supplement relating to such warrants. After the close of business on the expiration date of the warrants, or such later date to which such expiration date may be extended by Triumph Bancorp, Inc., unexercised warrants will become void.

Subject to any restrictions and additional requirements that may be set forth in the prospectus supplement, warrants may be exercised by delivery to the warrant agent of the certificate evidencing such warrants properly completed and duly executed and of payment as provided in the prospectus supplement of the amount required to purchase the debt securities or shares of common stock or preferred stock or depositary shares purchasable upon such exercise. The exercise price will be the price applicable on the date of payment in full, as set forth in the prospectus supplement relating to the warrants. Upon receipt of such payment and the certificate representing the warrants to be exercised, properly completed and duly executed at the corporate trust office of the warrant agent or any other office indicated in the prospectus supplement, we will, as soon as practicable, issue and deliver the debt securities or shares of common stock or preferred stock or depositary shares purchasable upon such exercise. If fewer than all of the warrants represented by such certificate are exercised, a new certificate will be issued for the remaining amount of warrants.

Additional Provisions

The exercise price payable and the number of shares of common stock or preferred stock purchasable upon the exercise of each stock warrant will be subject to adjustment in certain events, including:

•	the issuance of the stock dividend to holders of common stock or preferred stock, respectively;

•	a combination, subdivision or reclassification of common stock or preferred stock, respectively; or

•	any other event described in the applicable prospectus supplement.

In lieu of adjusting the number of shares of common stock or preferred stock purchasable upon exercise of each stock warrant, we may elect to adjust the number of stock warrants. We may, at our option, reduce the exercise price at any time. No fractional shares will be issued upon exercise of stock warrants, but we will pay the cash value of any fractional shares otherwise issuable. Notwithstanding the foregoing, in case of any consolidation, merger, or sale or conveyance of the property of Triumph Bancorp, Inc. as an entirety or substantially as an entirety, the holder of each outstanding stock warrant will have the right upon the exercise thereof to the kind and amount of shares of stock and other securities and property, including cash, receivable by a holder of the number of shares of common stock or preferred stock into which such stock warrants were exercisable immediately prior thereto.

DESCRIPTION OF RIGHTS

This section describes the general terms of the rights to purchase common stock or other securities that we may offer using this prospectus. Further terms of the rights will be stated in the applicable prospectus supplement. The following description and any description of the rights in a prospectus supplement may not be complete and is subject to and qualified in its entirety by reference to the terms of any agreement relating to the rights.

We may issue rights to purchase shares of our common stock or our preferred stock, depositary shares, senior debt securities, senior subordinated debt securities, subordinated debt securities, or any combination thereof. The rights may be issued independently or together with any other securities and may be attached or separate from the other securities. Each series of rights will be issued under a separate rights agreement to be entered into between a rights agent and us. The rights agent will act solely as our agent in connection with the rights and will not assume any obligation or relationship of agency for or with the holders or beneficial owners of rights

Rights may be issued independently or together with any other security and may or may not be transferable. As part of the rights offering, we may enter into a standby underwriting or other arrangement under which the underwriters or any other person would purchase any securities that are not purchased in such rights offering. The prospectus supplement relating to any rights we offer will describe the specific terms of the offering and the rights, including:

•	the title of the rights;

•	the record date for determining security holders entitled to the rights distribution;

•	the number of rights issued and the number of shares of common stock or other securities that may be purchased upon exercise of the rights;

•	the rights agent;

•	the designation and terms of the underlying securities purchasable upon exercise of the rights and the number of such underlying securities initially issuable upon exercise of the rights;

•	if applicable, the designation and terms of the other securities with which the rights are issued and the number of such rights securities issued with each such underlying right;

•	the date, if any, on and after which the rights will be separately transferable;

•	if applicable, the minimum or maximum number of rights that may be exercised at any one time; the exercise price of the rights;

•	the steps required to exercise the rights;

•	the conditions to the completion of the offering, if any;

•	the withdrawal, termination and cancellation rights, if any;

•	the date on which the rights will become effective and the date on which the rights will expire;

•	whether the rights will include oversubscription rights, so that the holder may purchase more securities if other holders do not purchase their full allotments;

•

whether we intend to sell the shares of common stock or other securities that are not purchased in the offering to an underwriter or other purchaser under a contractual standby commitment or other arrangement;

•	our ability to withdraw or terminate the rights offering prior to the expiration date of the rights;

•	any material U.S. Federal income tax consequences; or

•	any other terms of the rights, including terms, procedures and limitations relating to the distribution, exchange and exercise of the rights.

Each right will entitle the holder of rights to purchase for cash the principal amount of shares of common stock, preferred stock or other securities at the exercise price provided in the applicable prospectus supplement. Unless otherwise provided in the applicable prospectus supplement, rights may be exercised at any time up to the close of business on the expiration date for the rights provided in the applicable prospectus supplement. Rights will be issued in registered form only.

Prior to the exercise of their rights, holders of rights will not have any of the rights of holders of the securities purchasable upon the exercise of the rights, and will not be entitled to, among other things, vote or receive dividend payments or other distributions on the securities purchasable upon exercise.

DESCRIPTION OF UNITS

This section identifies the general terms of the rights to issue units consisting of common stock, preferred stock, debt securities, warrants, rights, stock purchase contracts or any combination of one or more of the other securities described in this prospectus. Further terms of the rights will be stated in the applicable prospectus supplement. The following description and any description of the rights in a prospectus supplement may not be complete and is subject to and qualified in its entirety by reference to the terms of any agreement relating to the rights.

The applicable prospectus supplement or supplements will also describe:

•

the designation and the terms of the units and of any combination of the securities constituting the units, including whether and under what circumstances those securities may be held or traded separately;

•	any additional terms of the agreement governing the units;

•	any additional provisions for the issuance, payment, settlement, transfer or exchange of the units or of the securities constituting the units;

•	any applicable material United States federal income tax consequences; and

•	whether the units will be issued in fully registered form.

The terms and conditions described under “Description of Debt Securities,” “Description of Warrants,” and “Description of Common Stock and Preferred Stock” will apply to each unit that includes such securities and to the securities included in each unit, unless otherwise specified in the applicable prospectus supplement.

We will issue the units under one or more unit agreements to be entered into between us and a bank or trust company, as unit agent. We may issue units in one or more series, which will be described in the applicable prospectus supplement.

DESCRIPTION OF GLOBAL SECURITIES

Unless otherwise indicated in the applicable prospectus supplement, we may issue the securities in the form of one or more fully registered global securities that will be deposited with a depository or its nominee identified in the applicable prospectus supplement and registered in the name of that depository or its nominee. In those cases, one or more registered global securities will be issued in a denomination or aggregate denominations equal to the portion of the aggregate principal or face amount of the securities to be represented by registered global securities. Unless and until it is exchanged in whole for securities in definitive registered form, a registered global security may not be transferred except as a whole by and among the depository for the registered global security, the nominees of the depository or any successors of the depository or those nominees.

If not described below, any specific terms of the depository arrangement with respect to any securities to be represented by a registered global security will be described in the prospectus supplement relating to those securities. We anticipate that the following provisions will apply to all depository arrangements.

Ownership of beneficial interests in a registered global security will be limited to persons, called participants, that have accounts with the depository or persons that may hold interests through participants. Upon the issuance of a registered global security, the depository will credit, on its book-entry registration and transfer system, the participants’ accounts with the respective principal or face amounts of the securities beneficially owned by the participants. Any dealers, underwriters or agents participating in the distribution of the securities will designate the accounts to be credited.

Ownership of beneficial interests in a registered global security will be shown on, and the transfer of ownership interests will be effected only through, records maintained by the depository, with respect to interests of participants, and on the records of participants, with respect to interests of persons holding through participants. The laws of some states may require that some purchasers of securities take physical delivery of these securities in definitive form. These laws may impair your ability to own, transfer or pledge beneficial interests in registered global securities.

So long as the depository, or its nominee, is the registered owner of a registered global security, that depository or its nominee, as the case may be, will be considered the sole owner or holder of the securities represented by the registered global security for all purposes. Except as described below, owners of beneficial interests in a registered global security will not be entitled to have the securities represented by the registered global security registered in their names, will not receive or be entitled to receive physical delivery of the securities in definitive form and will not be considered the owners or holders of the securities. Accordingly, each person owning a beneficial interest in a registered global security must rely on the procedures of the depository for that registered global security and, if that person is not a participant, on the procedures of the participant through which the person owns its interest, to exercise any rights of a holder under the applicable indenture, warrant agreement or unit agreement. We understand that under existing industry practices, if we request any action of holders or if an owner of a beneficial interest in a registered global security desires to give or take any action that a holder is entitled to give or take, the depository for the registered global security would authorize the participants holding the relevant beneficial interests to give or take that action, and the participants would authorize beneficial owners owning through them to give or take that action or would otherwise act upon the instructions of beneficial owners holding through them.

Payments of principal of, and premium, if any, and interest on, debt securities, and any payments to holders with respect to other securities represented by a registered global security registered in the name of a depository or its nominee will be made to the depository or its nominee, as the case may be, as the registered owner of the registered global security. None of Triumph Bancorp, Inc., the trustees, the warrant agents or any preferred stock depositary, as applicable, will have any responsibility or liability for any aspect of the records relating to or the payments made on account of beneficial ownership interests in the registered global security or for maintaining, supervising or reviewing any records relating to those beneficial ownership interests.

We expect that the depository for any of the securities represented by a registered global security, upon receipt of any payment of principal, premium, interest or other distribution of underlying securities or other property to holders on that registered global security, will immediately credit participants’ accounts in amounts proportionate to their respective beneficial interests in that registered global security as shown on the records of the depository. We also expect that payments by participants to owners of beneficial interests in a registered global security held through participants will be governed by standing customer instructions and customary practices, as is now the case with the securities held for the accounts of customers in bearer form or registered in “street name,” and will be the responsibility of those participants.

If the depository for any of these securities represented by a registered global security is at any time unwilling or unable to continue as depository or ceases to be a clearing agency registered under the Exchange Act, and a successor depository registered as a clearing agency under the Exchange Act is not appointed by us within 90 days, we will issue securities in definitive form in exchange for the registered global security that had been held by the depository. In addition, under the terms of the indenture, we may at any time and in our sole discretion decide not to have any of the securities represented by one or more registered global securities. We understand, however, that, under current industry practices, the depository would notify its participants of our request, but will only withdraw beneficial interests from a global security at the request of each participant. We would issue definitive certificates in exchange for any such interests withdrawn. Any securities issued in definitive form in exchange for a registered global security will be registered in the name or names that the depository gives to the applicable trustee, warrant agent, unit agent or other relevant agent of ours or theirs. It is expected that the depository’s instructions will be based upon directions received by the depository from participants with respect to ownership of beneficial interests in the registered global security that had been held by the depository.

PLAN OF DISTRIBUTION

We may sell our securities in any of three ways (or in any combination):

•	through underwriters or dealers;

•	through agents; or

•	directly to purchasers or to a single purchaser.

Each time that we use this prospectus to sell our securities, we will also provide a prospectus supplement that contains the specific terms of the offering. The prospectus supplement will set forth the terms of the offering of such securities, including:

•	the name or names of any underwriters, dealers or agents and the type and amounts of securities underwritten or purchased by each of them; and

•	the public offering price of the securities and the proceeds to us and any discounts, commissions or concessions allowed or reallowed or paid to dealers.

Sales of the securities may be effected from time to time in one or more transactions, including negotiated transactions:

•	at a fixed price or prices, which may be changed;

•	at market prices prevailing at the time of sale;

•	at prices related to prevailing market prices; or

•	at negotiated prices

Any public offering price and any discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time.

If underwriters are used in the sale of any securities, the securities will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. The securities may be either offered to the public through underwriting syndicates represented by managing underwriters, or directly by underwriters. Generally, the underwriters’ obligations to purchase the securities will be subject to certain conditions precedent. The underwriters will be obligated to purchase all of the securities if they purchase any of the securities.

We may sell the securities through agents from time to time. The prospectus supplement will name any agent involved in the offer or sale of our securities and any commissions we pay to them. Generally, any agent will be acting on a best efforts basis for the period of its appointment.

We may authorize underwriters, dealers or agents to solicit offers by certain purchasers to purchase our securities at the public offering price set forth in the prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. The contracts will be subject only to those conditions set forth in the prospectus supplement, and the prospectus supplement will set forth any commissions or discounts we pay for solicitation of these contracts.

In connection with the sale of any of the securities, underwriters or agents may receive compensation from us in the form of underwriting discounts or commissions and may also receive compensation from purchasers of the securities, for whom they may act as agents, in the form of discounts, concessions or commissions. Underwriters may sell the securities to or through dealers, and such dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions from the purchasers for whom they may act as agents. Discounts, concessions and commissions may be changed from time to time. Dealers and agents that participate in the distribution of the securities may be deemed to be underwriters under the Securities Act of, and any discounts, concessions or commissions they receive from us and any profit on the resale of securities they realize may be deemed to be underwriting compensation under applicable federal and state securities laws.

Pursuant to a requirement by the Financial Industry Regulatory Authority (“FINRA”), the maximum commission or discount to be received by any FINRA member or independent broker-dealer may not be greater than 8% of the gross proceeds received by us from the sale of any securities registered pursuant to SEC Rule 415.

Agents and underwriters may be entitled to indemnification by us against certain civil liabilities, including liabilities under the Securities Act of 1933, as amended, or to contribution with respect to payments which the agents or underwriters may be required to make in respect thereof. Agents and underwriters may be customers of, engage in transactions with, or perform services for us in the ordinary course of business.

Unless otherwise specified in the related prospectus supplement, each series of securities will be a new issue with no established trading market, other than our common stock, which is listed on the NASDAQ Global Select Market. We expect that any common stock sold pursuant to a prospectus supplement will be listed on the NASDAQ Global Select Market, subject to official notice of issuance. We may elect to list any series of debt securities or preferred stock on an exchange, but we are not obligated to do so. It is possible that one or more underwriters may make a market in the securities, but such underwriters will not be obligated to do so and may discontinue any market making at any time without notice. No assurance can be given as to the liquidity of, or the trading market for, any offered securities.

We may enter into derivative transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement so indicates in connection with those derivatives, then the third parties may sell securities covered by this prospectus and the applicable prospectus supplement, including in short sale transactions. In that event, the third party may use securities pledged by us or borrowed from us or others to settle those sales or to close out any related open borrowings of stock, and may use securities received from us in settlement of those derivatives to close out any related open borrowings of securities. The third party in such sale transactions will be an underwriter and will be identified in the applicable prospectus supplement (or a post-effective amendment).

Until the distribution of the securities is completed, rules of the SEC may limit the ability of any underwriters and selling group members to bid for and purchase the securities. As an exception to these rules, underwriters are permitted to engage in some transactions that stabilize the price of the securities. Such transactions consist of bids or purchases for the purpose of pegging, fixing or maintaining the price of the securities.

Underwriters may engage in overallotment. If any underwriters create a short position in the securities in an offering in which they sell more securities than are set forth on the cover page of the applicable prospectus supplement, the underwriters may reduce that short position by purchasing the securities in the open market.

The lead underwriters may also impose a penalty bid on other underwriters and selling group members participating in an offering. This means that if the lead underwriters purchase securities in the open market to reduce the underwriters’ short position or to stabilize the price of the securities, they may reclaim the amount of any selling concession from the underwriters and selling group members who sold those securities as part of the offering.

In general, purchases of a security for the purpose of stabilization or to reduce a short position could cause the price of the security to be higher than it might be in the absence of such purchases. The imposition of a penalty bid might also have an effect on the price of a security to the extent that it were to discourage resales of the security before the distribution is completed.

We do not make any representation or prediction as to the direction or magnitude of any effect that the transactions described above might have on the price of the securities. In addition, we do not make any representation that underwriters will engage in such transactions or that such transactions, once commenced, will not be discontinued without notice.

If we offer securities in a subscription rights offering to our existing security holders, we may enter into a standby underwriting agreement with dealers, acting as standby underwriters. We may pay the standby underwriters a commitment fee for the securities they commit to purchase on a standby basis. If we do not enter into a standby underwriting arrangement, we may retain a dealer-manager to manage a subscription rights offering for us.

Underwriters, dealers and agents may engage in transactions with us or perform services for us in the ordinary course of business.

If indicated in the applicable prospectus supplement, we will authorize underwriters or other persons acting as our agents to solicit offers by particular institutions to purchase securities from us at the public offering price set forth in such prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on the date or dates stated in such prospectus supplement. Each delayed delivery contract will be for an amount no less than, and the aggregate amounts of securities sold under delayed delivery contracts shall be not less nor more than, the respective amounts stated in the applicable prospectus supplement. Institutions with which such contracts, when authorized, may be made include commercial and savings banks, insurance companies, pension funds, investment companies, educational and charitable institutions and others, but will in all cases be subject to our approval. The obligations of any purchaser under any such contract will be subject to the conditions that (a) the purchase of the securities shall not at the time of delivery be prohibited under the laws of any jurisdiction in the United States to which the purchaser is subject, and (b) if the securities are being sold to underwriters, we shall have sold to the underwriters the total amount of the securities less the amount thereof covered by the contracts. The underwriters and such other agents will not have any responsibility in respect of the validity or performance of such contracts.

To comply with applicable state securities laws, the securities offered by this prospectus will be sold, if necessary, in such jurisdictions only through registered or licensed brokers or dealers. In addition, securities may not be sold in some states unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.

LEGAL MATTERS

In connection with particular offerings of our securities in the future, and unless otherwise indicated in the applicable prospectus supplement, the validity of the securities offered hereby will be passed upon for us by Wachtell, Lipton, Rosen & Katz, New York, New York, and certain legal matters relating to Texas law will be passed upon for us by Adam D. Nelson, who is our General Counsel, or another of our lawyers. Additional legal matters may be passed on for us, or any underwriters, dealers or agents, by counsel that we will name in the applicable prospectus supplement.

EXPERTS

The consolidated financial statements of Triumph Bancorp, Inc. as of December 31, 2017 and 2016, and for each of the three years in the period ended December 31, 2017, have been audited by Crowe Horwath LLP, an independent registered public accounting firm, as set forth in their report appearing in our Annual Report on Form 10-K for the year ended December 31, 2017, and incorporated in this prospectus by reference. Such consolidated financial statements have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

$39,500,000

4.875% Fixed-to-Floating Rate Subordinated Notes due November 27, 2029

PROSPECTUS SUPPLEMENT

Sole Book-Running Manager

KEEFE, BRUYETTE & WOODS

                                         A Stifel Company

November 21, 2019